Filed pursuant to Rule
424(b)(3)

File No. 333-280403

HarbourVest Private Investments Fund
Class A Shares
Class D Shares
Class I Shares
March 7, 2025, as Supplemented June 9, 2025

HarbourVest Private Investments Fund (the “Fund”) is a newly organized Delaware statutory trust registered under the Investment Company Act of
1940, as amended (the “1940 Act”), as a
non-diversified,
closed-end
management investment company with limited operating history. HarbourVest Registered Advisers L.P. (the “Adviser”), a subsidiary of HarbourVest Partners L.P. (“HarbourVest”), serves as the Fund’s investment adviser and is responsible for making investment decisions for the Fund’s portfolio.
The Fund’s investment objective is to seek to generate capital growth over the long-term. In pursuing its investment objective, the Fund primarily invests directly or indirectly in a broad portfolio of private investments across geographies, sectors, and stages. The Fund gains access to private investments primarily through direct co-investments
and continuation solutions (“Direct Investments”), complemented to a lesser extent by primary partnership investments (“Primary Partnership Investments”) and secondary transactions (“Secondary Investments”). The Fund generally invests in buyout (i.e., acquisitions of interests in, or “buy out” of existing investors in a company, often using a combination of equity and debt (leverage) to fund the purchase) and growth equity (i.e., investments in companies seeking additional capital for growth or expansion), and to a lesser extent, venture capital, special situations, infrastructure and real assets (i.e., investments across renewable energy, telecom, data, transportation, logistics, utilities, social, power, midstream, and related infrastructure sectors) and other private investments globally, whether structured as equity or credit. The actual exposure of the Fund to any strategy will be determined based upon market conditions and available investment opportunities.
To manage the liquidity of its investment portfolio, the Fund also invests a portion of its assets in a portfolio that may include cash, cash equivalents, funds including money market funds or related instruments, broadly syndicated term loans, short-term debt securities, other fixed income investments, and/or other investment companies (including exchange-traded funds) (“Liquid Assets”).
This prospectus (the “Prospectus”) applies to the offering of three separate classes of shares of beneficial interest in the Fund (“Shares”) designated as Class A, Class D and Class I Shares. The Shares are generally offered as of the first business day of each month, with a purchase price based on the net asset value (“NAV”) per Share as of the last business day of the immediately preceding month. No person who is admitted as a shareholder of the Fund (a “Shareholder”) will have the right to require the Fund to redeem its Shares.
Simultaneous with the commencement of the Fund’s operations, a private investment vehicle managed by HarbourVest (the “Predecessor Fund”) with a portfolio of private investments (the “Seed Assets”) was reorganized into the Fund (the “Reorganization”). The Predecessor Fund maintained an investment objective, strategies and investment policies, guidelines and restrictions that were, in all material respects, equivalent to those of the Fund.

	Per Class A Share	Per Class D Share	Per Class I Share	Total
Public Offering Price (1)	Current NAV	Current NAV	Current NAV	Amount invested at NAV
Sales Load (2)	3.50%	None	None

Proceeds to the Fund (2)	Current NAV, less applicable Sales Load	Current NAV	Current NAV	Amount invested at NAV

(1)
Paralel Distributors LLC (the “Distributor”) acts as principal underwriter for the Fund’s Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The Distributor is not obligated to sell any specific number of shares, nor have arrangements been made to place shareholders’ funds in escrow, trust, or similar arrangement. Class A Shares, Class D Shares and

Class I Shares are continuously offered at a price per Share equal to the NAV per Share for such class, plus, in the case of Class A Shares, a maximum sales load of up to 3.50% of the offering price. The NAV of each class within the Fund varies, primarily because each class has different class-specific expenses such as distribution and service fees. Generally, the stated minimum investment by an investor in the Fund is $50,000 with respect to Class A Shares and Class D Shares and $1,000,000 with respect to Class I Shares. The stated minimum investment for Class I Shares may be reduced for certain investors as described under “Purchasing Shares.” The minimum additional investment in the Fund is $10,000. The Fund may, in its sole discretion, accept investments below these minimums. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments are not less than $50,000 and incremental contributions are not less than $10,000.

(2)
Investments in Class A Shares of the Fund are sold subject to a sales load of up to 3.50% of the investment. For some investors, the sales load may be waived or reduced. The full amount of the sales load may be reallowed to brokers or dealers participating in the offering. Your financial intermediary may impose additional charges when you purchase Shares of the Fund. No upfront sales load will be paid with respect to Class D Shares or Class I Shares, however, if you buy Class D Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that financial intermediaries limit such charges to a 3.5% cap on NAV for Class D Shares. Financial intermediaries will not charge such fees on Class I Shares. Your financial intermediary may impose additional charges when you purchase Shares of the Fund. Please consult your financial intermediary for additional information. The Sales Load and Proceeds to the Fund line items in the table assume the maximum sales load on Class A Shares is charged on an amount of gross sales equal to the amount registered hereunder.

The Fund has received an exemptive order from the Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of shares. The Fund offers three separate classes of Shares designated as Class A, Class D and Class I Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.
Investments in the Fund may be made only by eligible investors that are both “accredited investors” as defined in Section 501(a) of Regulation D under the Securities Act of 1933, as amended, and “qualified clients” as defined in Rule
205-3
under the Investment Advisers Act of 1940, as amended.
An investment in the Fund is speculative with a substantial risk of loss and risk associated with the Fund’s potential use of leverage. The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to invest in the Fund. See “Risks of Investing in Private Investments” and “The Fund may be subject to leverage risk” below.

•	The Fund has limited operating history.

•
Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares are subject to limitations on transferability, and liquidity will be provided only through limited repurchase offers. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. The Adviser intends to recommend that, in normal market circumstances, the Fund’s Board conduct quarterly repurchase offers of no more than 5% of the Fund’s NAV. See “Repurchase of Shares” below.

•	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.

•
Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s agreement and declaration of trust. See “Transfer Restrictions” below.

•	The amount of distributions that the Fund may pay, if any, is uncertain.

•
The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as the sale of assets, borrowings, return of capital, offering proceeds or from temporary waivers or expense reimbursements borne by the Adviser or its affiliates that may be subject to reimbursement to the Adviser or its affiliates.

•
An investor will pay a sales load of up to 3.50% for Class A Shares on the amounts it invests. If an investor in Class A Shares pays the maximum aggregate 3.50% for sales load, the investor must experience a total return on its net investment of 3.63% for Class A Shares in order to recover these expenses.

You should rely only on the information contained in this Prospectus and the Fund’s Statement of Additional Information. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this Prospectus, which concisely sets forth information about the Fund, before deciding whether to invest in the Shares and retain it for future reference. A Statement of Additional Information (the “SAI”), dated March 7, 2025, as supplemented June 9, 2025, containing additional information about the Fund, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI, as well as free copies of the Fund’s Annual and Semi-Annual Reports to Shareholders (“Shareholder Reports”), when available, and other information about the Fund by calling 617-662-7100, by writing to the Fund at One Congress Street, Boston, MA 02114 or by visiting www.harbourvest.com. You can get the same information for free from the SEC’s website, https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
As permitted by regulations adopted by the SEC, paper copies of the Fund’s Shareholder Reports (when available) will not be sent by mail, unless you specifically request paper copies of the Shareholder Reports from the Fund or from your financial intermediary, such as a broker-dealer or a bank. Instead, the Shareholder Reports will be made available on the Fund’s website, free of charge, at www.harbourvest.com, and you will be notified by mail each time a Shareholder Report is posted and provided with a website link to access the Shareholder Report. You may elect to receive Shareholder Reports and other communications from the Fund electronically anytime by contacting your financial intermediary.
You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.
The Fund’s Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Paralel Distributors LLC (the “Distributor”) acts as principal underwriter for the Fund’s Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 1700 Broadway, Suite 1850, Denver, CO 80290.

SUMMARY OF OFFERING TERMS
The following information is only a summary and does not contain all of the information that you should consider before investing in HarbourVest Private Investments Fund (the “Fund”). You should carefully read the more detailed information appearing elsewhere in this Prospectus, the Statement of Additional Information and the agreement and declaration of trust of the Fund (the “Declaration of Trust”).

The Fund
The Fund is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified,
closed-end
management investment company with limited operating history. The Fund sells its Shares of beneficial interest (“Shares”) only to eligible investors that are both “accredited investors,” as defined in Section 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and “qualified clients” as defined in Rule
205-3
under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Fund has received an exemptive order from the Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of shares. The Fund offers three separate classes of shares of beneficial interest (“Shares”) designated as Class A Shares, Class D Shares and Class I Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s Declaration of Trust. The Board is comprised of four trustees, a majority of whom are not “interested persons” (as defined in the 1940 Act) of the Fund (“Independent Trustees”). The Board has overall responsibility for the management and supervision of the business operations of the Fund.

The Investment Adviser
HarbourVest Registered Advisers L.P. (the “Adviser”), an investment adviser registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and a subsidiary of HarbourVest, serves as the Fund’s investment adviser.

Investment Objective	The Fund’s investment objective is to seek to generate capital growth over the long-term.

Principal Investment Strategies
In pursuing its investment objective, the Fund primarily invests directly or indirectly in a broad portfolio of private investments across geographies, sectors, and stages. The Fund gains access to private investments primarily through exposure to direct co-investments
and continuation solutions (“Direct Investments”), complemented to a lesser extent by primary partnership investments (“Primary Partnership Investments”) and secondary transactions (“Secondary Investments”). The Fund invests in buyout (i.e., acquisitions of interests in, or “buy out” of existing investors in a company, often using a combination of equity and debt (leverage) to fund the purchase) and growth equity (i.e., investments in companies seeking additional capital for growth or expansion), and to a lesser extent, venture capital, special situations, infrastructure and real assets (i.e., investments across renewable energy, telecom, data, transportation, logistics, utilities, social, power, midstream, and related infrastructure sectors) and other private investments globally, whether structured as equity or credit. The actual exposure of the Fund to any strategy or investment will be determined based upon market conditions and available investment opportunities and may vary over time. When used in this Prospectus, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments.

Direct Investments

The Fund’s Direct Investments include investments in the equity or debt of operating companies, including those held directly or indirectly through special purpose vehicles, co-investment
partnerships or other deal structuring vehicles controlled by the relevant unaffiliated sponsor, including direct co-investments as well as single-asset or highly focused continuation solutions (any such direct or indirect investment deemed to be a direct investment by the Adviser, a “Direct Investment”). The Adviser seeks to invest in established or growing companies that offer a competitive product or service with management teams that have achieved prior success or demonstrate promise. The Adviser seeks to invest alongside managers who have demonstrated success in their investment strategies.

Direct Investments are primarily anticipated to include direct co-investments where a third party lead sponsor is the party primarily responsible for managing the portfolio company and has sought co-investment from third parties for one or more of the following reasons, including (i) bridging a funding gap for acquiring the company, (ii) leading a new round of financing for the company, or (iii) developing deeper relationships with investors by providing direct investment access.

Direct Investments also include private equity continuation solutions transactions where there is continuing ownership and governance from existing sponsor(s) in a newly formed fund that will have exposure to primarily one or two assets. These continuation solutions are transactions that provide existing investors in private funds with the option, but not the obligation, to take liquidity from the sale of one or more portfolio companies through a newly formed investment fund (i.e., a continuation fund) that continues to be managed by the existing general partner of the private fund, or to maintain their exposure to the portfolio company(ies) by rolling their capital into the newly formed continuation fund. Examples include, but are not limited to, single-asset (i.e., investment vehicles intended to hold a single private investment) or highly focused (i.e., investment vehicles where one or two private investments represent at least 85% of projected proceeds, excluding proceeds from future fundings of uncalled capital commitments) continuation vehicles, minority equity recapitalizations (i.e., transactions where a sponsor sells a minority equity stake in a private investment to an investor), and preferred equity recapitalizations (i.e., transactions where a sponsor sells preferred equity in a private investment to an investor).

The Fund believes that HarbourVest, as a leading global private markets manager, is well positioned to utilize its extensive network of long-standing relationships in the private markets community, and to leverage the sourcing, underwriting, structuring, and execution capabilities of HarbourVest’s established global private investments platform, to provide access to Direct Investments alongside established fund managers. The Fund believes HarbourVest offers a differentiated solution in the market to private equity sponsor relationships, utilizing the collective strengths of HarbourVest’s Direct Investment and Secondary Investment platforms to provide a flexible array of transaction structuring solutions to best meet the situation-specific objectives for a sponsor and/or portfolio company. The Fund believes that HarbourVest’s experience, global platform, and proven processes should enable the portfolio to generate compelling returns for investors.

Primary Partnership Investments

The Fund may also invest in newly formed private funds (“Portfolio Funds”) raised by experienced managers that invest in buyout and growth equity, and to a lesser extent, venture capital, special situations, infrastructure and real assets, and other private investments (any such partnership investment or other investment deemed to be a primary partnership investment by the Adviser, a “Primary Partnership Investment”). The Adviser seeks to identify and select Primary Partnership Investments that it believes to be high-quality and managed by experienced fund managers with the potential to generate superior rates of return. The Adviser expects that Primary Partnership Investments in the Fund are likely to enhance HarbourVest’s ability to source other investment opportunities for the Fund.

Secondary Investments

The Fund purchases secondary interests in private investments through various structures, including, but not limited to, existing Portfolio Funds, newly created partnerships to acquire, restructure, recapitalize, spin-out or otherwise reorganize private investments, or other deal structuring vehicles. These secondary interests may be purchased from existing limited partners in the Portfolio Funds or through the Adviser seeking to identify privately held assets and developing innovative liquidity solutions, including, but not limited to,
GP-led
secondaries (i.e., transactions initiated by a private fund’s general partner involving the sale of private investments from an existing limited partnership to a new limited partnership managed by the same general partner, including continuation solutions that are not single-asset or highly focused), structured liquidity solutions (i.e., transactions intended to provide liquidity for private investments, including structuring preferred equity participation across a portfolio of private investments or existing Portfolio Funds), team spin-outs/buy-ins
(i.e., the purchase of a portfolio of private investments alongside the investments’ existing or new management team, respectively), public market transactions and other investments that provide liquidity to privately held investments deemed to be secondary investments by the Adviser and affiliates, predecessors and successors of the Adviser (any such investments, “Secondary Investments”). The Adviser expects the Secondary Investments market to continue to evolve with new and innovative transactions and structures, and the Secondary Investments team intends to leverage HarbourVest’s leadership in the Secondary Investments market to take advantage of such opportunities.

Implementation of Strategy

The Fund opportunistically allocates its assets across a global portfolio of private investments. As part of its principal investment strategies, the Fund invests in underlying funds and portfolio companies organized both within and outside of the United States.

To manage portfolio liquidity, the Fund may have exposure to selective credit investments (“Private Credit Investments”) through privately placed debt securities and other yield-oriented investments, including without limitation, broadly syndicated term loans, privately placed bank loans, other debt instruments and loans to private companies, 144A securities, syndicated and other floating rate senior secured loans issued in private placements by US and foreign corporations, partnerships and other business entities, restricted securities and other fixed income investments issued in transactions exempt from the registration requirements of the Securities Act. The Fund may invest in Private Credit Investments indirectly through investment vehicles, including but not limited to other investment companies such as mutual funds, ETFs and business development companies.

Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in “private investments.” For purposes of this policy, private investments include Direct Investments, Primary

Partnership Investments, Secondary Investments, and Private Credit Investments, as well as listed private equity companies, funds or other vehicles.

To manage the liquidity of its investment portfolio, the Fund may also invest a portion of its assets in a portfolio that includes cash, cash equivalents, funds including money market funds or related instruments, broadly syndicated term loans, short-term debt securities, other fixed income investments, and/or other investment companies (including exchange-traded funds) (“Liquid Assets”). To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, the Fund may sell certain of its assets. The Fund seeks to hold an amount of Liquid Assets and other liquid investments consistent with prudent liquidity management. During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in the asset allocation, the Fund may hold a substantially higher amount of Liquid Assets, including cash and cash equivalents and other liquid investments.

The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act. The Fund has established a credit line to borrow money for a range of purposes, including for the purpose of funding investments, to satisfy tender requests, to support the hedging program of the Fund, to manage timing issues in connection with the inflows of additional capital, to otherwise satisfy Fund liabilities or obligations, or for investment purposes. There is no assurance, however, that the Fund will be able to timely repay any borrowings under such credit line, which may result in the Fund incurring leverage on its portfolio investments from time to time. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. See “Risks-The Fund may be subject to leverage risk.”

The Fund makes investments directly or indirectly through one or more wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a potentially tax-efficient manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund’s investments also will refer to any Subsidiary’s investments.

If the Fund uses one or more Subsidiaries to make investments they will bear their respective organizational and operating fees, costs, expenses and liabilities and, as a result, the Fund will directly or indirectly bear these fees, costs, expenses and liabilities. The Fund and its Subsidiaries have the same investment strategies and will be subject to the same investment restrictions and limitations on a consolidated basis. In addition, the Subsidiaries are consolidated subsidiaries of the Fund and the Fund complies with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with the Subsidiaries. The Adviser serves as investment adviser to the Fund and each Subsidiary. The Subsidiaries comply with the provisions relating to affiliated transactions and custody of the 1940 Act. State Street Bank and Trust Company serves as the custodian to the Subsidiaries. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

The Adviser manages the Fund’s asset allocation and private investment decisions with a view towards managing liquidity and maintaining a high level of investment in private equity. The Fund’s asset allocation and amount of private investments may be based, in part, on anticipated future capital calls and distributions from such investments. The Adviser may also take other anticipated cash flows into account, such as those relating to new subscriptions into the Fund, the repurchase of shares through tenders by Shareholders of the Fund and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser expects to use a combination of qualitative factors and quantitative models, based on historical private investments data, actual portfolio observations and other forecasts by the Adviser. This may result in the Fund making commitments to private investments in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). To the extent that the Fund engages in an “over-commitment” strategy, the risk associated with the Fund defaulting on a commitment to a Portfolio Fund will increase. The Fund may purchase private investments with an intent to sell a portion of the private investment acquired to unaffiliated investors at a premium to the Fund’s purchase price.

The Adviser will not cause the Fund to engage in certain negotiated investments alongside affiliates unless the Fund has received an order from the SEC granting an exemption from Section 17 of the 1940 Act, or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations thereof, as expressed in SEC no-action
letters or other available guidance. The Adviser and the Fund have received an exemptive order from the SEC that permits the Fund to, among other things and subject to the conditions of the order, invest in privately placed investments that involve the negotiation of certain terms of the securities to be purchased (other than price-related terms).

The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.

Principal Risk Factors
The following are certain principal risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund. The Fund’s investment program is speculative and entails substantial risks. The following risks may be directly applicable to the Fund or may be indirectly applicable through the Fund’s private market investments. In considering participation in the Fund, prospective investors should be aware of certain principal risk factors, including the following:

Risks of Investing in Private Investments

Risks of Private Investments Strategies
. The Fund’s investment portfolio includes Direct Investments, Secondary Investments and Primary Partnership Investments. The Portfolio Funds and special purpose vehicles that the Fund invests in will hold securities issued primarily by private companies. Operating results for private companies in a specified period may be difficult to determine. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Less information may be available with respect to private company investments and such investments offer limited liquidity
. Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, there is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest also may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, investments in private companies generally are in restricted securities that are not traded in public markets and subject to substantial holding periods. There can be no assurance that the Fund will be able to realize the value of such investments in a timely manner.

Private investments are subject to general market risks.
Investments made in connection with acquisition transactions are subject to a variety of special risks, including the risk that the acquiring company has paid too much for the acquired business, the risk of unforeseen liabilities, the risks associated with new or unproven management or new business strategies and the risk that the acquired business will not be successfully integrated with existing businesses or produce the expected outcomes.

Competition for access to private investment opportunities is limited.
There can be no assurance that the Adviser will be able to secure interests on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the interests available to the Fund will be as large as the Adviser would desire.

In addition, certain provisions of the 1940 Act prohibit the Fund from engaging in transactions with the Adviser and its affiliates; however, unregistered funds also managed by the Adviser are not prohibited from the same transactions. The 1940 Act also imposes significant limits on investments in certain privately placed securities in aggregated transactions with affiliates of the Fund. The Adviser will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms) unless the Fund has received an order granting an exemption from Section 17 of the 1940 Act or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance. The Adviser, the Fund and certain funds advised by the Adviser have received an exemptive order from the SEC that permits the Fund to, among other things and subject to the conditions of the order, invest in certain privately placed securities in aggregated transactions alongside certain funds advised by the Adviser, where the Adviser negotiates certain terms of the private placement securities to be purchased (in addition to price-related terms). The conditions contained in the exemptive order may limit or restrict the Fund’s ability to participate in such negotiated investments or participate in such negotiated investments to a lesser extent. In addition, other conflicts may be present in a particular investment that may limit or restrict the Fund’s ability to participate, notwithstanding the exemptive order. The exemptive order does not apply to all investments or to all affiliates of the Adviser. As a result, the Fund may be limited or restricted from participating in certain investment opportunities, notwithstanding the exemptive order, including in investments in which affiliates of the Adviser not covered by the exemptive order participate. An inability to receive the desired allocation to potential investments may affect Fund’s ability to achieve the desired investment returns.

The Fund is subject to the risks of its Portfolio Funds.
The Fund’s investments in Portfolio Funds are subject to a number of risks. Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Although the Adviser seeks to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases the Adviser will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund.

Portfolio Fund interests are ordinarily valued based upon valuations provided by the manager or general partner of a Portfolio Fund (a “Portfolio Fund Manager”), which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. The Adviser reviews and performs due diligence on the valuation procedures used by each Portfolio Fund Manager and monitors the returns provided by the Portfolio Funds. However, neither the Adviser nor the Board is able to confirm the accuracy of valuations provided by Portfolio Fund Managers.

The Fund pays asset-based fees, and, in most cases, is subject to performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the Management Fee and Incentive Fee. In addition, performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund’s positive returns even if the Fund’s overall returns are negative. Moreover, a Shareholder in the Fund will indirectly bear a proportionate share of the fees and expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund.

The Fund is subject to the risks associated with its Portfolio Funds’ underlying investments.
The investments made by the Portfolio Funds entail a high degree of risk and in most cases are highly illiquid and difficult to value. The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.

The Fund may have limited Secondary Investment opportunities.
The Fund may make Secondary Investments in Portfolio Funds by acquiring the interests in the Portfolio Funds from existing investors in such Portfolio Funds. In such instances, it is generally not expected that the Fund will have the opportunity to negotiate the terms of the interests being acquired, other than the purchase price, or other special rights or privileges. Moreover, there is no assurance that the Fund will be able to purchase interests at attractive discounts to NAV, or at all. The overall performance of the Fund will depend in large part on the acquisition price paid by the Fund for its Secondary Investments, the structure of such acquisitions and the overall success of the Portfolio Fund.

There is significant competition for Secondary Investments. No assurance can be given that the Fund will be able to identify Secondary Investments that satisfy the Fund’s investment objective or, if the Fund is successful in identifying such Secondary Investments, that the Fund will be permitted to invest, or invest in the amounts desired, in such Secondary Investments.

Regulatory changes may adversely affect private equity funds.
The legal, tax and regulatory environment for private equity funds is evolving, and it is possible that any future changes may have a materially adverse effect on the ability of Portfolio Funds to pursue their investment strategies. Any regulatory changes that adversely affect a Portfolio Fund’s ability to implement its investment strategies could have a material adverse impact on the Portfolio Fund’s performance, and thus on the Fund’s performance.

In-kind
distributions from Portfolio Funds or Direct Investments may be held for an indefinite period.
The Fund may receive in-kind distributions of securities from Portfolio Funds or Direct Investments. There can be no assurance that securities distributed in kind by Portfolio Funds or Direct Investments to the Fund will be readily marketable or saleable. The Fund may be required to, or the Adviser, in its sole investment discretion, may determine to, hold such securities for an indefinite period. Timing of sales is subject to position size considerations, market liquidity, and other factors considered in the sole investment discretion of the Adviser. The Fund may incur additional expense in connection with any disposition of such securities.

There are additional risks associated with Direct Investments.
There can be no assurance that the Fund will be given Direct Investment opportunities, or that any specific Direct Investment offered to the Fund would be appropriate or attractive to the Fund in the Adviser’s judgment. Many entities compete with the Fund in pursuing Direct Investments. Furthermore, many competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund. As a result of this competition and regulatory restrictions, the Fund may not be able to pursue attractive Direct Investment opportunities from time to time. In addition, the Fund’s ability to dispose of Direct Investments may be more limited than the Fund’s ability to dispose of Secondary Investments or Primary Investments.

The Fund’s private investments may be subject to risks associated with a lead investor.
Due diligence will be conducted on private investment opportunities. However, where the Fund invests alongside an unaffiliated lead investor, the Adviser may be more reliant on the lead investor’s diligence. In addition, the Adviser may have little to no opportunities to negotiate the terms of such private investments.

There are risks associated with investments in infrastructure and real assets.
The Fund and Portfolio Funds may invest in infrastructure and real assets investments and such investments will entail certain specific risks, including fluctuations of commodity prices, uncertainty of reserves, exploration and development risks, uncertainty in the developing alternative energy markets and technology, and governmental support and regulations.

The Fund will be subject to additional risks associated with different investments, including its investments in Liquid Assets. For information about those risks, see “Other Investment Risks” and “Other Risks” under the “Risks” section starting on page 57 of the Prospectus.

General Risks of Investing in the Fund

The Fund and the Portfolio Funds are subject to general investment risks.
There is no assurance that the investments held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to Shareholders, or that the Fund will achieve its investment objective. An investment in the Fund is speculative and involves a high degree of risk.

The Fund and the Portfolio Funds are subject to risks associated with market and economic downturns and movements.
Investments made by the Fund may be materially affected by market, economic and political conditions in the United States and in the non-US jurisdictions in which its investments operate, including factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the control of the Adviser and could adversely affect the liquidity and value of the Fund’s investments and reduce the ability of the Fund to make new investments.

The Fund has limited operating history.
The Fund is a newly organized, non-diversified, closed-end management investment company with limited operating history. While members of the Adviser who will be active in managing the Fund’s investments have substantial experience in private market investments, the Fund was recently formed, has limited operating history and has limited other meaningful operating or financial data on which potential investors may evaluate the Fund and its performance.

The Fund is subject to conflicts of interest.
The Adviser and its affiliates will be permitted to market, organize, sponsor, act as general partner or as the primary source for transactions for other pooled investment vehicles and other accounts, which may be offered on a public or private placement basis, and to engage in other investment and business activities. Some of these funds and accounts will have investment strategies that overlap with the investment strategies of the Fund. Such activities may raise conflicts of interest for which the resolution may not be currently determinable. See “Potential Conflicts of Interest” below.

The Board may change the Fund’s investment objective and strategies without Shareholder approval.
The Board has the authority to modify or waive certain of the Fund’s operating policies and strategies without prior notice and without Shareholder approval (except as required by the 1940 Act or other applicable laws). The Fund cannot predict the effects that any changes to its current operating policies and strategies would have on the Fund’s business, operating results and value of its Shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.

The Fund is actively managed and subject to management risk.
The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in private market investments. The Fund’s allocation of its investments across Direct Investments, Secondary Investments and Primary Partnership Investments and other portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Adviser’s analysis and judgment. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.

The Fund’s performance depends on the Adviser and key personnel.
The Fund does not and will not have any internal management capacity or employees and depends on the experience, diligence, skill and network of business contacts of the investment professionals the Adviser currently employs, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage the Fund’s investments. In addition, the Fund cannot assure investors that the Adviser will remain the Fund’s investment adviser. The Fund may not be able to find a suitable replacement within that time, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations. This could have a material adverse effect on the Fund’s financial conditions, results of operations and cash flow.

The Adviser’s due diligence process may entail evaluation of important and complex issues and may require outside consultants.
The Adviser’s due diligence process may not reveal all facts that may be relevant in connection with an investment made by the Fund. In some cases, only limited information is available about a Portfolio Fund or Direct Investment opportunity in which the Adviser is considering an investment. There can be no assurance that the due diligence investigations undertaken by the Adviser will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating a particular investment opportunity, or that the Adviser’s due diligence will result in an investment being successful. In the event of fraud by any Portfolio Fund or Direct Investment vehicle or any of its general partners, managers or affiliates, the Fund may suffer a partial or total loss of capital invested in that investment. There can be no assurances that any such losses will be offset by gains (if any) realized on the Fund’s other investments. An additional concern is the possibility of material misrepresentation or omission on the part of the investment or the seller. Such inaccuracy or incompleteness may adversely affect the value of that investment. The Fund will rely upon the accuracy and completeness of representations made by Portfolio Funds or Direct Investment vehicles and/or their current or former owners in the due diligence process to the extent the Fund deems reasonable when it makes its investments, but cannot guarantee such accuracy or completeness.

Investments in the Fund will be primarily illiquid.
An investment in the Fund, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. Unlike open-end funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares will not be redeemable at a Shareholder’s option. Unlike stocks of listed closed-end funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future.

There can be no assurance that the Fund will conduct repurchase offers in a particular period.
Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their NAV and the Adviser intends to recommend that, in normal market circumstances, the Board conduct quarterly repurchase offers of no more than 5% of the Fund’s NAV, there can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time. The Fund is not obligated to repurchase any Shares and may choose to conduct a quarterly repurchase offer of less than 5% of the Fund’s net assets or not conduct a quarterly repurchase offer in any quarter. Additionally, pursuant to Rule
23c-1(a)(10)
under the 1940 Act, the Fund may also repurchase its outstanding Shares outside of the share repurchase program. As a result, Shares should be considered as having only limited liquidity and at times may be illiquid. Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances.

It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund’s investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. Moreover, one or more feeder vehicles will be formed to facilitate indirect investments in the Fund by certain investors. Requests by these investors to withdraw their interests in a feeder vehicle are expected to result in tenders by the feeder vehicle in a tender offer by the Fund and could contribute to an over-subscription of a particular tender offer. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Fund for purposes of effecting such repurchases. See “Repurchase of Shares.”

The Fund may repurchase Shares through distributions in-kind.
The Fund generally expects to distribute cash to the holder of Shares that are repurchased in satisfaction of such repurchase. See “Repurchases of Shares—Periodic Repurchases.” However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund.

In the event that the Fund makes such a distribution of securities, there can be no assurance that any Shareholder would be able to readily dispose of such securities or dispose of them at the value determined by the Adviser.

The Fund will have access to confidential information.
The Fund will likely have access to or acquire confidential information relating to its investments. The Fund will likely limit the information reported to its investors with respect to such investments.

Shares are not freely transferable.
Transfers of Shares may be made only by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder or with the prior written consent of the Board, which may be withheld in the Board’s sole discretion.

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.

The Fund is classified as non-diversified for purposes of the 1940 Act.
The Fund is classified as a “non-diversified” investment company for purposes of the 1940 Act, which means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund. However, the Fund is subject to the diversification requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund’s investments may be difficult to value.
The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. The Adviser may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value.

A substantial portion of the Fund’s assets consists of Portfolio Funds and Direct Investments for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund at fair value as determined pursuant to policies and procedures approved by the Board.

The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund will invest a significant amount of its assets in private market investments for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments.

The Fund’s NAV is a critical component in several operational matters including computation of the Management Fee, the Incentive Fee and the Distribution and Servicing Fee (defined below), and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses Shareholders will pay, the price a Shareholder will receive in connection with a repurchase offer and the number of Shares an investor will receive upon investing in the Fund.

The Fund cannot guarantee the amount or frequency of distributions.
The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner to comply with the distribution requirements necessary for the Fund to qualify to be treated as a regulated investment company (“RIC”). See “Distributions.” Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Additional subscriptions will dilute the voting interest of existing Shareholders.
The Fund accepts additional subscriptions for Shares, and such subscriptions will dilute the voting interest of existing Shareholders in the Fund. Additional subscriptions will also dilute the indirect interests of existing Shareholders in the Fund investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent Fund investments underperform the prior investments.

The Fund and certain service providers may have access to Shareholders’ personal information.
The Adviser, the auditors, the custodian and the other service providers to the Fund may receive and have access to personal data relating to Shareholders, including information contained in a prospective investor’s subscription documents and arising from a Shareholder’s business relationship with the Fund and/or the Adviser. Such information may be stored, modified, processed or used in any other way, subject to applicable laws, by the Adviser and by the Fund’s other service providers and their agents, delegates, sub-delegates and certain third parties in any country in which such person conducts business. Subject to applicable law, Shareholders may have rights in respect of their personal data, including a right to access and rectification of their personal data and may in some circumstances have a right to object to the processing of their personal data.

The Adviser and its affiliates manage funds and accounts with similar strategies and objectives to the Fund. The Adviser and its affiliates are investment advisers to various clients for whom they make private investments of the same type as the Fund. The Adviser and its affiliates also may agree to act as investment adviser to additional clients that make private investments of the same type as the Fund. In addition, the Adviser will be permitted to organize other pooled investment vehicles with principal investment objectives different from those of the Fund. It is possible that a particular investment opportunity would be a suitable investment for the Fund and such clients or pooled investment vehicles. Such investments will be allocated in accordance with the allocation policies and procedures of the Adviser. See “Potential Conflicts of Interest” below.

The Fund is subject to inflation risk.
Inflation may adversely affect the business, results of operations and financial condition of the portfolio companies in which Portfolio Funds may invest. Recent inflationary pressures have increased the costs of labor, energy and raw materials, have adversely affected consumer spending and economic growth, and may adversely affect portfolio companies’ operations. If portfolio companies are unable to pass increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on their loans, particularly as interest rates rise in response to inflation. In addition, any projected future decreases in portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of those investments could result in future realized or unrealized losses and therefore reduce the Fund’s NAV.

The Fund may not qualify for the intended tax treatment.
The Fund has elected to be treated as, and intends to operate in a manner so as to qualify each taxable year thereafter, as a RIC under the Internal Revenue Code of 1986, as amended (the “Code”). During any period that it qualifies as a RIC, the Fund generally does not expect to be subject to corporate-level US federal income tax on income that it distributes to Shareholders. See “Material US Federal Income Tax Considerations—Taxation as a Regulated Investment Company.”

To qualify and remain qualified as a RIC, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income
and annual distribution requirements. The Fund may have difficulty complying with these requirements. In particular, to the extent that the Fund holds equity investments in entities that are treated as partnerships or other pass-through entities for US federal income tax purposes, it may not have control over, or receive accurate information about, the underlying income and assets of those entities that are taken into account in determining the Fund’s compliance with the aforementioned ongoing requirements.

If the Fund fails to qualify as a RIC it will become subject to corporate-level US federal income tax on all of its net income, and the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distributions to Shareholders, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and Shareholders. See “Material US Federal Income Tax Considerations—Failure to Qualify as a Regulated Investment Company.”

Distributor
Paralel Distributors LLC (the “Distributor”) acts as principal underwriter for the Fund’s Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions, pursuant to a Distribution Agreement among the Fund, the Adviser and the Distributor. The Distributor is compensated for its services to the Fund pursuant to the Distribution Agreement.

The Distributor may retain additional selling agents or other financial intermediaries to place Shares in the Fund. Such selling agents or other financial intermediaries may impose terms and conditions on Shareholder accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus.

Share Classes; Minimum Investments
The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of shares. The Fund offers three separate classes of Shares designated as Class A, Class D and Class I Shares. Each class of Shares has differing characteristics, particularly in terms of the sales charges that Shareholders in that class may bear, and the Distribution and Servicing Fee (defined below) that each class may be charged. The Fund may offer additional classes of Shares in the future.

The minimum initial investment in the Fund by any investor is $50,000 with respect to Class A Shares and Class D Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the dividend reinvestment plan (“DRIP”). Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments are not less than $50,000 and incremental contributions are not less than $10,000.

The stated minimum investment for Class I Shares may be reduced for certain investors as described under “Purchasing Shares.” In addition, the Board reserves the right to accept lesser amounts below these minimums for Trustees of the Fund and employees of HarbourVest Partners, LLC and its affiliates (“HarbourVest Employees”) and vehicles controlled by such employees.

Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares are subject to limitations on transferability, and liquidity will be provided only through limited repurchase offers.

The minimum for initial and additional investments may be waived by the Fund, in the discretion of the Adviser, for certain investors based on consideration of various factors, including the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time, though Shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and additional investments may also be reduced by the Fund in the discretion of each for clients of certain registered investment advisers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.

In addition, the Fund may, in the discretion of the Adviser, aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser, the Fund may also aggregate the accounts of clients of certain registered investment advisers and other financial intermediaries across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class. The aggregation of accounts of clients of registered investment advisers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share class may be based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.

Eligible Investors	Although the Shares are registered under the Securities Act, each prospective investor in the Fund will be required to certify that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act.

Shares are being offered to investors that are US persons for US federal income tax purposes. In addition, the Fund may offer Shares to non-US
persons subject to appropriate diligence by the Adviser and in compliance with applicable law. The qualifications required to invest in the Fund are in subscription documents that must be completed by each prospective investor.

Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus, the SAI and the Declaration of Trust before deciding to invest in the Fund.

The Reorganization
Simultaneous with the commencement of the Fund’s operations (“Inception Date”), a private investment vehicle managed by HarbourVest (the “Predecessor Fund”) with a portfolio of private investments (the “Seed Assets”) reorganized into the Fund (the “Reorganization”). The Predecessor Fund maintained an investment objective, strategies and investment policies, guidelines and restrictions that were, in all material respects, equivalent to those of the Fund.

Purchasing Shares
Shares are offered for purchase as of the first business day of each month, with a purchase price based on the NAV per Share as of the last business day of the immediately preceding month. For purposes of this Prospectus, a “business day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. Fractions of Shares are issued to one one-thousandth of a Share.

Investments in Class A Shares of the Fund are sold subject to a sales load of up to 3.5% of the investment. The sales load for Class A Shares will be deducted out of the Shareholder’s subscription amount and will not constitute part of such Shareholder’s capital contribution to the Fund or part of the assets of the Fund. For some investors, the sales load may be waived or reduced. Any reduction or waiver in sales load will be described in an appendix to this Prospectus. In addition, any sales load waivers or reductions offered through a particular financial intermediary will be implemented and administered solely by that financial intermediary. The full amount of sales load may be reallowed to brokers or dealers participating in the offering. Your financial intermediary may impose additional charges when you purchase Shares of the Fund. Although no upfront sales load will be paid with respect to Class D Shares or Class I Shares, if you buy Class A Shares or Class D Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that financial intermediaries limit such charges to a 3.5% cap on NAV for Class D Shares and a 3.5% cap on NAV for Class A Shares.

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. An investor who misses the acceptance date will have the effectiveness of his, her or its investment in the Fund delayed until the following month.

Pending any closing, funds received from prospective investors will be placed in a non-interest
bearing account with State Street Bank and Trust Company, the Fund’s transfer agent (the “Transfer Agent”). On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become shareholders by being admitted as Shareholders.

A prospective investor must submit a completed subscription document on or prior to the acceptance date set by the Fund and notified to prospective investors. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses.

Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Prospective investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.

Distributions
In order to qualify as a RIC under the Code, the Fund must distribute at least 90% of its “investment company taxable income” (as such term is defined in the Code) to Shareholders annually. See “Taxes, RIC Status” below and “Material US Federal Income Tax Considerations.”

The Fund intends to make distributions in one or more payments on an annual basis in aggregate amounts representing substantially all of the Fund’s net income earned during the year.

The Fund therefore expects that it will be in compliance with the minimum distribution requirement discussed above. However, in any given year there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate, or at all.

The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital
gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or Direct Investments and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled.

Dividend Reinvestment Plan
The Fund operates under the DRIP administered by State Street Bank and Trust Company. Pursuant to the DRIP, the Fund’s income dividends or capital gains or other distributions, net of any applicable US federal withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the DRIP on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to State Street Transfer Agency, 1776 Heritage Drive, North Quincy, MA 02171, Mailstop: JAB321. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by State Street Bank and Trust Company 60 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are reinvested in full and fractional Shares.

No Redemption; Restrictions on Transfer
No Shareholder has the right to require the Fund to redeem Shares. With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic offers by the Fund to repurchase Shares from Shareholders. See “Repurchase of Shares.”

Repurchase of Shares	To provide a limited degree of liquidity to Shareholders, at the sole discretion of the Board, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders.

The Adviser anticipates recommending to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s NAV on a quarterly basis. The Adviser currently expects to recommend to the Board that the Fund conducts its first repurchase offer following the second full quarter of Fund operations (or such earlier or later date as the Board may determine).

Any repurchases of Shares will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders of the Fund pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors. The Fund may repurchase less than the full amount that Shareholders request to be repurchased. All unsatisfied tenders must be resubmitted in the next tender offer.

The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares.

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the Shareholder’s Shares. To the extent a Shareholder seeks to tender all of the Shares they own and the Fund repurchases less than the full amount of Shares that the Shareholder requests to have repurchased, the Shareholder may maintain a balance of Shares of less than $10,000 following such Share repurchase.

A 2.00% early repurchase fee may be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. See “Repurchase of Shares.”

Fees and Expenses
The Fund bears its own operating expenses (including, without limitation, its ongoing offering expenses). A more detailed discussion of the Fund’s expenses can be found below under “Management Fee,” “Incentive Fee,” “Administrator” and “Distribution and Servicing Fee for Class A and Class D Shares.”

The Fund bears certain of its organizational and initial offering costs in connection with this offering. Organizational costs are expensed as incurred. Offering costs are amortized over twelve months on a straight-line basis after the Fund commences investment operations.

Management Fee
In consideration of the investment advisory and other services provided by the Adviser, the Fund pays the Adviser a quarterly management fee at an annual rate of 1.25% based on the Fund’s NAV calculated and accrued monthly as of the last day of each month (the “Management Fee”).

For purposes of determining the Management Fee payable to the Adviser, the Fund’s NAV will be calculated prior to the reduction of any fees and expenses of the Fund for that month, including, without limitation, the Management Fee and Incentive Fee or any distributions by the Fund. The Management Fee is payable in arrears within five business days after the NAV per Share computation for the quarter has been determined. The Management Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in its Investment Management Agreement with the Adviser (the “Investment Management Agreement”).

In addition to the fees and expenses to be paid by the Fund under the Investment Management Agreement and Administration Agreement, the Adviser and its affiliates are entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory
services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund may reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including Travel Expenses (as defined in “Fund Expenses” below). Nothing contained in the Investment Management Agreement and Administration Agreement shall be construed to restrict the Fund’s right to hire its own employees or to contract for services to be performed by third parties.

Incentive Fee	At the end of each calendar quarter of the Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an

Incentive Fee equal to 12.5% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below).

For the purposes of the Incentive Fee and Loss Recovery Account, the term “net profits” shall mean the amount by which (i) the sum of (A) the NAV of the Fund as of the end of such quarter, (B) the aggregate NAV of all Shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions accrued and/or paid in respect of the Fund during such quarter exceeds (ii) the sum of (X) the NAV of the Fund as of the beginning of such quarter and (Y) the aggregate NAV of Shares issued by the Fund during such quarter.

The Fund maintains a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter.

For purposes of the Loss Recovery Account, the term “net losses” shall mean the amount by which (i) the sum of (X) the NAV of the Fund as of the beginning of such quarter and (Y) the aggregate NAV of Shares issued by the Fund during such quarter exceeds (ii) the sum of (A) the NAV of the Fund as of the end of such quarter, (B) the aggregate NAV of all Shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions accrued and/or paid in respect of the Fund during such quarter. Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares.

For purposes of the “net profits” and “net losses” calculation, the NAV shall include unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and Organizational Expenses (as defined in “Fund Expenses” below)).

For the avoidance of doubt, any change in the NAV of the Fund directly as a result of subscriptions, repurchases or distributions during each measurement period are not included for purposes of the “net profits” or “net losses” calculations.

Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such incentive fee accruals are not deducted from NAV.

Distribution and Servicing Fee
Class A and Class D Shares are subject to an ongoing distribution and shareholder servicing fee (the “Distribution and Servicing Fee”) to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own Class A or

Class D Shares of the Fund. Although the Fund is not an open-end investment company, it will comply with the terms of Rule 12b-1 as a condition of the SEC exemptive relief, which would permit the Fund to have, among other things, a multi-class structure and Distribution and Servicing Fees. Accordingly, the Fund has adopted a distribution and servicing plan for its Class A Shares and Class D Shares (the “Distribution and Servicing Plan”) and pays the Distribution and Servicing Fee with respect to its Class A and Class D Shares. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act.

Class A Shares and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.75% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class. For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable.

Class I Shares are not subject to a Distribution and Servicing Fee.

The Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of the Shares. The additional compensation may differ among brokers or dealers in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Administrator
The Fund has retained State Street Bank and Trust Company (the “Administrator”) to provide it with certain administrative services, including fund administration, fund accounting and transfer agency services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain out-of-pocket
expenses.

Transfer Restrictions
A Shareholder may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Shares only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Notice of a proposed transfer of Shares must be accompanied by properly completed transfer information documents in respect of the proposed transferee and must include evidence satisfactory to the Board that the proposed transferee, at the time of the transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Each transferring Shareholder and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Unlisted Closed-End Structure; Limited Liquidity
Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. In addition, Shares are subject to limitations on transferability and liquidity will be provided only through limited repurchase offers described below. An investment in the Fund is suitable only for Shareholders who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. See “General Risks of Investing in the Fund—Closed-End Fund
Structure; Liquidity Limited to Periodic Repurchases of Shares.”

Taxes; RIC Status
The Fund has elected to be treated, and intends to operate in a manner so as to qualify each taxable year thereafter, as a RIC under the Code. During any period that it qualifies as a RIC, the Fund generally does not expect to be subject to corporate-level US federal income tax on income that it distributes to Shareholders. It is anticipated that the Fund will principally recognize capital gains and dividends. To the extent designated by the Fund as being paid with respect to net capital gain or “qualified dividends,” distributions paid to Shareholders in respect of such income generally are expected to be taxable to Shareholders who are US individuals at reduced rates of US federal income tax.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “Material US Federal Income Tax Considerations.”

Prospective investors should consult their own tax advisers with respect to the specific US federal, state, local, and non-US tax consequences, including applicable tax reporting requirements.

Tax Reports
As soon as practicable after the end of each calendar year, the Fund will provide a statement on Internal Revenue Service (“IRS”) Form
1099-DIV
(or successor form), identifying the amount and character (e.g., ordinary dividend income, qualified dividend income or long-term capital gain) of the distributions includable in Shareholders’ taxable income for such year. If you hold your Shares in the Fund through a financial intermediary, your financial intermediary will report this information to you. Dividends and other taxable distributions are taxable to Shareholders even if they are reinvested in additional Shares pursuant to the DRIP.

Reports to Shareholders
The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by 1940 Act.

Fiscal and Tax Year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on September 30.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Custodian and Transfer Agent	State Street Bank and Trust Company serves as the Fund’s custodian, and State Street Bank and Trust Company serves as the Fund’s transfer agent.

ERISA
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, including employee benefit plans and individual retirement accounts, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” subject to the fiduciary responsibility and prohibited transaction rules of ERISA. Thus, neither of the Fund nor the Adviser will be a “fiduciary” within the meaning of ERISA with respect to the assets of any “benefit plan investor” within the meaning of ERISA that becomes a Shareholder, solely as a result of the Shareholder’s investment in the Fund.

SUMMARY OF FEES AND EXPENSES
The fee table below is intended to assist Shareholders in understanding the various costs and expenses that the Fund expects to incur, and that Shareholders can expect to bear, by investing in the Fund. This fee table is based on estimated expenses of the Fund for the f is
cal year ending March 31, 2026, and assumes that the Fund has average net assets of $701 million for the fiscal year ending March 31, 2026.

Shareholder Transaction Expenses (fees paid directly from your investment)	Class A Shares	Class D Shares	Class I Shares
Maximum Sales Load (as a percentage of purchase amount) (1)	3.50%	—	—
Maximum Early Repurchase Fee (as a percentage of repurchased amount) (2)	2.00%	2.00%	2.00%

Estimated Annual Operating Expenses (as a percentage of net assets attributable to Shares)	Class A Shares	Class D Shares	Class I Shares
Management Fee (3)(7)	1.25%	1.25%	1.25%
Incentive Fee (4)	—%	—%	—%
Interest Payments on Borrowed Funds (5)	0.21%	0.21%	0.21%
Other Expenses (6)	1.73%	1.73%	1.73%
Distribution and Servicing Fee	0.75%	0.25%	—%
Acquired Fund Fees and Expenses (7)	0.18%	0.18%	0.18%
Total Annual Expenses	4.11%	3.61%	3.36%
Fee Waiver and/or Expense Reimbursement (8)	(2.23)%	(2.23)%	(2.23)%
Total Annual Expenses (After Fee Waiver and/or Expense Reimbursement)	1.88%	1.38%	1.13%

(1)
Investors Class A Shares may be charged a sales load of up to 3.50% of the investment amount. The table assumes the maximum sales load is charged. The Distributor may, in its discretion, waive all or a portion of the sales load for certain investors. No upfront sales load will be paid with respect to Class D Shares or Class I Shares, however, if you buy Class D Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.50% cap on NAV for Class D Shares and a 3.50% cap on NAV for Class A Shares. Financial intermediaries will not charge such fees on Class I Shares. Please consult your financial intermediary for additional information.

(2)
A 2.00% Early Repurchase Fee payable to the Fund may be charged with respect to the repurchase of Shares at any time prior to the day immediately preceding the one-year
anniversary of a Shareholder’s purchase of the Shares (on a “first in—first out” basis). An Early Repurchase Fee payable by a Shareholder may be waived in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any Shareholder. The Early Repurchase Fee will be retained by the Fund for the benefit of the remaining Shareholders.

(3)
The Fund pays the Adviser a quarterly Management Fee at an annual rate of 1.25% based on Fund’s NAV, calculated and accrued monthly as of the last day of each month. For purposes of determining the Management Fee payable to the Adviser, the Fund’s NAV will be calculated prior to the reduction for any fees and expenses of the Fund for that month, including, without limitation, the Management Fee and Incentive Fee and/or any distributions by the Fund. In addition, the Adviser has contractually agreed to reduce its Management Fee to an annual rate of 0.00% until the first anniversary of the Fund’s Inception Date (the “Management Fee Waiver Agreement”). Unless otherwise extended by agreement between the Fund and the Adviser, the Management Fee payable by the Fund as of April 1, 2026 will be at the annual rate of 1.25%. The Adviser may not terminate the Management Fee Waiver Agreement during its one-year term. The reduction of the Management Fee under the Management Fee Waiver Agreement is not subject to recoupment by the Adviser under the Expense Limitation Agreement, described below.

(4)
At the end of each calendar quarter of the Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an Incentive Fee equal to 12.50% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For the purposes of the Incentive Fee and Loss Recovery Account, the term “net profits” shall mean the amount by which (i) the sum of (A) the NAV of the Fund as of the end of such quarter, (B) the aggregate NAV of all Shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions accrued and/or paid in respect of the Fund during such quarter exceeds (ii) the sum of (X) the NAV of the Fund as of the beginning of such quarter and (Y) the aggregate NAV of Shares issued by the Fund during such quarter. Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such incentive fee accruals are not deducted from NAV. Because the Incentive Fee is speculative, no Incentive Fee is presented for the initial year of operations. See “Management and Incentive Fees.”

(5)	These expenses represent estimated interest payments the Fund incurred in connection with a credit facility for the fiscal year ending March 31, 2026.
(6)
The Other Expenses include, among other things, professional fees and other expenses that the Fund bears, including initial and ongoing offering costs and fees and expenses of the Administrator, transfer agent and custodian. The Other Expenses are based on estimated amounts for the Fund’s current fiscal year.

(7)
The Acquired Fund Fees and Expenses include the fees and expenses of the Direct Investments and Portfolio Funds in which the Fund invests. Some or all of the Direct Investments and Portfolio Funds in which the Fund invests generally charge asset-based management fees. The managers of some or all of the Direct Investments and Portfolio Funds may also receive performance-based compensation if the Direct Investments and Portfolio Funds achieve certain profit levels, generally in the form of “carried interest” allocations of profits from the Direct Investments and Portfolio Funds, which effectively will reduce the investment returns of the Direct Investments and Portfolio Funds. Some of the Direct Investments will not charge any asset-based management fees or performance-based compensation. For those Direct Investments and Portfolio Funds in which the Fund invests that do charge these types of fees or compensation, they generally charge a management fee of 1.00% to 2.00%, and they generally charge 20% of net profits as a carried interest allocation, subject to a clawback. The “Acquired Fund Fees and Expenses” disclosed above are based on historic returns of the types of Direct Investments and Portfolio Funds in which the Fund anticipates investing, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The Acquired Fund Fees and Expenses are based on estimated amounts for the Fund’s current fiscal year.

(8)
Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure certain annual operating expenses (excluding the Management Fee, Incentive Fee, any Distribution and Servicing Fee, interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, Shareholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including interest and structuring costs for borrowings and line(s) of credit) and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.75% per annum (excluding Excluded Expenses) of the Fund’s NAV calculated as of the last day of each month for each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived or expenses assumed under the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund’s annual operating expenses (excluding Excluded Expenses) for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within thirty-six
months after the month in which the Adviser waived the fee or reimbursed the expense. The Expense Limitation Agreement will have a term ending one year from the date the Fund commences operations, and the Adviser may extend the term for a period of one year on an annual basis. The Adviser may not terminate the Expense Limitation Agreement during its initial one-year
term.

The purpose of the table above and the examples below is to assist prospective investors in understanding the various costs and expenses Shareholders bear.
The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The examples assume that all distributions are reinvested at NAV and that the percentage amounts listed under Estimated Annual Operating Expenses remain the same (except that the examples incorporate the fee waiver and expense reimbursement arrangements from the Expense Limitation Agreement for only the one-year
example and the first year of the three-, five- and
ten-year
examples). The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC and applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund.
Example 1

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Class A Shares investment, based on the imposition of the 3.50% sales load, assuming a 5% annual return:	$53	$136	$220	$437
You would pay the following expenses on a $1,000 Class D Shares investment, assuming a 5% annual return:	$14	$90	$168	$373
You would pay the following expenses on a $1,000 Class I Shares investment, assuming a 5% annual return:	$12	$83	$156	$350
The Examples above are based on the annual fees and expenses set forth on the table above. They should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown, and the Fund’s actual rate of return may be greater or less than the hypothetical 5.00% return assumed in the examples. A greater rate of return than that used in the Examples would increase the dollar amount of the asset-based fees paid by the Fund, as well as the effect of the Incentive Fee. For a more complete description of the various fees and expenses borne directly or indirectly by the Fund, see “Fund Expenses.”

THE FUND
The Fund is a newly organized Delaware statutory trust formed on April 5, 2024 and is registered under the 1940 Act as a closed-end,
non-diversified,
management investment company. The Fund has limited operating history. The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.
Simultaneous with the commencement of the Fund’s operations, the Predecessor Fund reorganized into the Fund. The Predecessor Fund maintained an investment objective, strategies and investment policies, guidelines and restrictions that were, in all material respects, equivalent to those of the Fund.
Investment management services are provided to the Fund by the Adviser pursuant to the Management Agreement. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the Board.
Additional information about the Fund’s investments will be available in the Fund’s Annual and Semi-Annual Reports when they are prepared.

USE OF PROCEEDS
The proceeds from the sale of Shares of the Fund, not including the amount of the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies within three months after receipt of such proceeds, which may be delayed up to an additional three months depending on market conditions and the availability of suitable investments. The Fund anticipates that it will take a longer period of time to allocate proceeds of its continuous offering to certain investments, principally certain Secondary Investments, Direct Investments, and Primary Partnership Investments, due to the nature of those investments. Such proceeds will be invested together with any interest earned in the Fund’s account with the Fund’s custodian prior to the closing of the applicable offering. See “Purchasing Shares.” Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete private equity markets transactions (which may be considerable), (ii) because certain Portfolio Funds selected by the Adviser may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund Managers to invest the amounts committed by the Fund. Accordingly, during this period, the Fund may not achieve its investment objective or be able to fully pursue its investment strategies and policies.
Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in Liquid Assets. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund’s assets are not able to be substantially invested in accordance with its investment strategies.

INVESTMENT OBJECTIVE AND STRATEGY
Investment Objective
The Fund’s investment objective is to seek to generate capital growth over the long-term.
The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares. The Fund’s fundamental policies, which are listed in the “Additional Investment Policies” section of the SAI, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund.
Investment Strategies
In pursuing its investment objective, the Fund primarily invests directly or indirectly in a broad portfolio of private investments across geographies, sectors, and stages. The Fund gains access to private investments primarily through exposure to direct co-investments
and continuation solutions (“Direct Investments”), complemented to a lesser extent by primary partnership investments (“Primary Partnership Investments”) and secondary transactions (“Secondary Investments”). The Fund invests in buyout (i.e., acquisitions of interests in, or “buy out” of existing investors in a company, often using a combination of equity and debt (leverage) to fund the purchase) and growth equity (i.e., investments in companies seeking additional capital for growth or expansion), and to a lesser extent, venture capital, special situations, infrastructure and real assets (i.e., investments across renewable energy, telecom, data, transportation, logistics, utilities, social, power, midstream, and related infrastructure sectors) and other private investments globally, whether structured as equity or credit. The actual exposure of the Fund to any strategy or investment will be determined based upon market conditions and available investment opportunities and may vary over time. When used in this Prospectus, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments.
Direct Investments
The Fund’s Direct Investments include investments in the equity or debt of operating companies, including those held directly or indirectly through special purpose vehicles, co-investment
partnerships or other deal structuring vehicles controlled by the relevant unaffiliated sponsor, including direct co-investments as well as single-asset (i.e., investment vehicles intended to hold a single private investment) or highly focused (i.e., investment vehicles where one or two private investments represent at least 85% of projected proceeds, excluding proceeds from future fundings of uncalled capital commitments) continuation solutions (any such direct or indirect investment deemed to be a direct investment by the Adviser, a “Direct Investment”). The Adviser seeks to invest in established or growing companies that offer a competitive product or service with management teams that have achieved prior success or demonstrate promise. The Adviser seeks to invest alongside managers who have demonstrated success in their investment strategies.
Direct Investments are primarily anticipated to include direct co-investments where a third party lead sponsor is the party primarily responsible for managing the portfolio company and has sought co-investment from third parties for one or more of the following reasons, including (i) bridging a funding gap for acquiring the company, (ii) leading a new round of financing for the company, or (iii) developing deeper relationships with investors by providing direct investment access.
Direct Investments also include private equity continuation solutions transactions where there is continuing ownership and governance from existing sponsor(s) in a newly formed fund that will have exposure to primarily one or two assets. These continuation solutions are transactions that provide existing investors in private funds with the option, but not the obligation, to take liquidity from the sale of one or more portfolio companies through a newly formed investment fund (i.e., a continuation fund) that continues to be managed by the existing general partner of the private fund, or to maintain their exposure to the portfolio company(ies) by rolling their capital into the newly formed continuation fund. Examples include, but are not limited to, single-asset (i.e., investment vehicles intended to hold a single private investment) or highly focused (i.e., investment vehicles where one or two private investments represent at least 85% of projected proceeds, excluding proceeds from future fundings of uncalled capital commitments) continuation vehicles, minority equity recapitalizations (i.e., transactions where a sponsor sells a minority equity stake in a private investment to an investor), and preferred equity recapitalizations (i.e., transactions where a sponsor sells preferred equity in a private investment to an investor).

The Fund believes that HarbourVest, as a leading global private markets manager, is well positioned to utilize its extensive network of long-standing relationships in the private markets community, and to leverage the sourcing, underwriting, structuring, and execution capabilities of HarbourVest’s established global private investments platform, to provide access to Direct Investments alongside established fund managers. The Fund believes HarbourVest offers a differentiated solution in the market to private equity sponsor relationships, utilizing the collective strengths of HarbourVest’s Direct Investment and Secondary Investment platforms to provide a flexible array of transaction structuring solutions to best meet the situation-specific objectives for a sponsor and/or portfolio company. The Fund believes that HarbourVest’s experience, global platform, and proven processes should enable the portfolio to generate compelling returns for investors.
When describing the Fund’s investment strategy, direct
co-investments
and continuation solutions are collectively referred to as “Direct Investments,” notwithstanding that certain continuation solutions may be reviewed by the HarbourVest Secondary Investment team and be viewed as a Secondary Investment for other HarbourVest pools of capital. In some cases, continuation solutions may be categorized as Direct Investments, and in some cases continuation solutions may be categorized as Secondary Investments, in HarbourVest’s discretion.
Primary Partnership Investments
The Fund may also invest in newly formed private funds (“Portfolio Funds”) raised by experienced managers that invest in buyout and growth equity, and to a lesser extent, venture capital, special situations, infrastructure and real assets, and other private investments (any such partnership investment or other investment deemed to be a primary partnership investment by the Adviser, a “Primary Partnership Investment”). The Adviser seeks to identify and select Primary Partnership Investments that it believes to be high-quality and managed by experienced fund managers with the potential to generate superior rates of return. The Adviser expects that Primary Partnership Investments in the Fund are likely to enhance HarbourVest’s ability to source other investment opportunities for the Fund.
Secondary Investments
The Fund purchases secondary interests in private investments through various structures, including, but not limited to, existing Portfolio Funds, newly created partnerships to acquire, restructure, recapitalize, spin-out or otherwise reorganize private investments, or other deal structuring vehicles. These secondary interests may be purchased from existing limited partners in the Portfolio Funds or through the Adviser seeking to identify privately held assets and developing innovative liquidity solutions, including, but not limited to, GP-led secondaries (i.e., transactions initiated by a private fund’s general partner involving the sale of private investments from an existing limited partnership to a new limited partnership managed by the same general partner, including continuation solutions that are not single-asset or highly focused), structured liquidity solutions (i.e., transactions intended to provide liquidity for private investments, including structuring preferred equity participation across a portfolio of private investments or existing Portfolio Funds), team spin-outs/buy-ins
(i.e., the purchase of a portfolio of private investments alongside the investments’ existing or new management team, respectively), public market transactions and other investments that provide liquidity to privately held investments deemed to be secondary investments by the Adviser and affiliates, predecessors and successors of the Adviser (any such investments, “Secondary Investments”). The Adviser expects the Secondary Investments market to continue to evolve with new and innovative transactions and structures, and the Secondary Investments team intends to leverage HarbourVest’s leadership in the Secondary Investments market to take advantage of such opportunities. The Adviser expects to treat any stapled Primary Partnership Investment made in connection with a Secondary Investment as a Secondary Investment for all purposes of the Fund. The Adviser may determine in its discretion to treat a series of related Secondary Investments as a single Secondary Investment or a single Secondary Investment with discrete components as separate Secondary Investments where appropriate under the circumstances applicable to such transactions and investments.
Implementation of Strategy
The Fund opportunistically allocates its assets across a global portfolio of private investments. As part of its principal investment strategies, the Fund invests in underlying funds and portfolio companies organized both within and outside of the United States.
To manage portfolio liquidity, the Fund may have exposure to selective credit investments (“Private Credit Investments”) through privately placed debt securities and other yield-oriented investments, including without limitation, broadly syndicated term loans, privately placed bank loans, other debt instruments and loans to private companies, 144A securities, syndicated and other floating rate senior secured loans issued in private placements by US and foreign corporations, partnerships and other business entities, restricted securities and other fixed income investments issued in transactions exempt from the registration requirements of the Securities Act. The Fund may invest in Private Credit Investments indirectly through investment vehicles, including but not limited to other investment companies such as mutual funds, ETFs and business development companies.
Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in “private investments.” For purposes of this policy, private investments include Direct Investments, Primary Partnership Investments, Secondary Investments, and Private Credit Investments, as well as listed private equity companies, funds or other vehicles. An asset that was a private investment within the meaning of this policy at the time of acquisition by the Fund will continue to qualify as a private investment for purposes of this policy even if the issuer engages in a future public offering so long as the Fund does not acquire additional shares in the public offering.
To manage the liquidity of its investment portfolio, the Fund may also invest a portion of its assets in a portfolio that includes cash, cash equivalents, funds including money market funds or related instruments, broadly syndicated term loans, short-term debt securities, other fixed income investments, and/or other investment companies (including exchange-traded funds) (“Liquid Assets”). The Fund may invest in other liquid fixed income securities and other credit instruments from time to time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, the Fund may sell certain of its assets. The Fund seeks to hold an amount of Liquid Assets and other liquid investments consistent with prudent liquidity management. During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in the asset allocation, the Fund may hold a substantially higher amount of Liquid Assets, including cash and cash equivalents and other liquid investments.
The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act. The Fund has established a credit line to borrow money for a range of purposes, including for the purpose of funding investments, to satisfy tender requests, to support the hedging program of the Fund, to manage timing issues in connection with the inflows of additional capital, to otherwise satisfy Fund liabilities or obligations, or for investment purposes. There is no assurance, however, that the Fund will be able to timely repay any borrowings under such credit line, which may result in the Fund incurring leverage on its portfolio investments from time to time. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. See “Risks—The Fund may be subject to leverage risk.”
The Fund makes investments directly or indirectly through one or more wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a potentially tax-efficient manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund’s investments also will refer to any Subsidiary’s investments.
If the Fund uses one or more Subsidiaries to make investments they will bear their respective organizational and operating fees, costs, expenses and liabilities and, as a result, the Fund will directly or indirectly bear these fees, costs, expenses and liabilities. The Fund and its Subsidiaries have the same investment strategies and will be subject to the same investment restrictions and limitations on a consolidated basis. In addition, the Subsidiaries are consolidated subsidiaries of the Fund and the Fund complies with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with the Subsidiaries. The Adviser serves as investment adviser to the Fund and each Subsidiary. The Subsidiaries comply with the provisions relating to affiliated transactions and custody of the 1940 Act. State Street Bank and Trust Company serves as the custodian to the Subsidiaries. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.
The Adviser manages the Fund’s asset allocation and private investment decisions with a view towards managing liquidity and maintaining a high level of investment in private equity. The Fund’s asset allocation and amount of private investments may be based, in part, on anticipated future capital calls and distributions from such investments. The Adviser may also take other anticipated cash flows into account, such as those relating to new subscriptions into the Fund, the repurchase of shares through tenders by Shareholders of the Fund and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser expects to use a combination of qualitative factors and quantitative models, based on historical private investments data, actual portfolio observations and other forecasts by the Adviser. This may result in the Fund making commitments to private investments in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). To the extent that the Fund engages in an “over-commitment” strategy, the risk associated with the Fund defaulting on a commitment to a Portfolio Fund will increase. The Fund may purchase private investments with an intent to sell a portion of the private investment acquired to unaffiliated investors at a premium to the Fund’s purchase price.
The Fund’s investment and strategies involve exposure to foreign currencies. The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk. Depending on market conditions and the views of the Adviser, the Fund may or may not hedge all or a portion of its currency exposures.
The Adviser will not cause the Fund to engage in certain negotiated investments alongside affiliates unless the Fund has received an order from the SEC granting an exemption from Section 17 of the 1940 Act, or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations thereof, as expressed in SEC no-action
letters or other available guidance. The Adviser and the Fund have received an exemptive order from the SEC that permits the Fund to, among other things and subject to the conditions of the order, invest in privately placed investments that involve the negotiation of certain terms of the securities to be purchased (other than price-related terms).
The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.

HARBOURVEST OVERVIEW
Overview of HarbourVest
The HarbourVest Partners L.P. (“HarbourVest”)
1
team has been investing in global private equity across primary investments, secondary investments, and direct co-investments
for more than 40 years, in credit for more than 30 years, and in infrastructure and real assets for more than 15 years. HarbourVest has built an extensive global private investments platform that has offered investors access to attractive opportunities in key markets around the world. HarbourVest’s investments span a broad spectrum of private market strategies, including buyout, venture capital, growth equity, special situations, credit, infrastructure and real assets, and other niche strategies.
HarbourVest’s founders began making venture capital partnership investments in 1978 and expanded their investment focus in 1981 to include buyout partnerships. In 1982, HarbourVest formed its first fund designed to provide institutional investors with an efficient means of investing in private equity partnerships and operating companies. In 1984, HarbourVest began investing outside of the US, and in 1990, it began offering programs dedicated to Europe, Asia Pacific, and other geographies. To support its global investment focus and local client base, HarbourVest has offices in Beijing, Bogotá, Boston, Dublin, Frankfurt, Hong Kong, London, Seoul, Singapore, Sydney, Tel Aviv, Tokyo, Toronto, and Zurich.
Through September 30, 2024, HarbourVest has invested over $163 billion through multiple private equity and market cycles.
2
The 83 managing directors of HarbourVest have been with HarbourVest for an average of approximately 13 years. HarbourVest believes that this experience and the continuity of its investment personnel provide a valuable historical base of knowledge for the Fund.
Key Differentiators
Some of the attributes that HarbourVest believes differentiate HarbourVest from its competitors include:
40 Year Track Record of Investing in Private Investments
As noted above, the HarbourVest team has been investing in global private equity across primary investments, secondary investments, and direct investments for more than four decades and developing partnerships with sought-after partners. While many other firms have added these capabilities over time, HarbourVest’s experienced, dedicated teams have put meaningful capital to work through all phases of the economic and private equity cycle. Through September 30, 2024, HarbourVest has committed a total of over $61 billion to primary investments, over $59 billion to secondary purchases, and over $43 billion to direct investments.
3
HarbourVest’s more than
40-year
track record of investing in private markets coupled with an established general partner network has resulted in a large a proprietary data set driving insights into deal pricing, general partner performance, and valuations. HarbourVest tracks performance of more than 40,000 private companies and over 1,100 general partners, which powers insights and a competitive advantage.
4
HarbourVest believes that strong relationships with over 650 active general partners and holding more than 950 advisory board seats across all strategies contributes to HarbourVest’s information advantage.
5

1
HarbourVest Partners, LLC acts as general partner of HarbourVest Partners L.P. The term “HarbourVest,” as the context requires, includes HarbourVest Partners, LLC and affiliates and predecessors of HarbourVest Partners, LLC.
2	Unless otherwise stated, figures provided in this “HarbourVest Overview” section are a product of HarbourVest’s internal data collection.
3
As of September 30, 2024. Sum of committed capital since inception (1982) for Primary, Secondary, and Direct Investments (including Real Assets and Credit). Includes commitments made prior to 1993 for Primary and Secondary Investments and 1989 for Direct Investments. Includes commitments made on behalf of custom accounts; excludes commitments made where a limited deal / diligence review was provided based on respective clients’ account criteria. Commitment amounts reflect the aggregate commitments made by HarbourVest to Primary, Secondary, and Direct Investments since inception, and are presented gross of leverage.
4
As of September 30, 2024. Company level performance includes operating details on portfolio companies held directly, as well as indirectly through Primary and Secondary investments.
5
As of September 30, 2024. Includes all advisory / company board seats (including advisory / non-voting roles) held through a HarbourVest fund / account investment.

HarbourVest’s investment and service models have been specifically designed to help investors achieve long-term success. HarbourVest emphasizes continuity, camaraderie, and cohesiveness, and the stability of the team is a source of pride. The HarbourVest team has had very little turnover at the senior level, which has enabled HarbourVest to develop stable, long-term relationships across the market. HarbourVest believes that stability is a critical competitive advantage in the world of private equity, as it leads to pattern recognition over market cycles, identifying and evaluating opportunities based on deep experience, and, HarbourVest believes, better overall results for the Fund’s investors.
High Volume of Quality Private Equity Deal Flow
HarbourVest has a scaled multi-manager platform which leverages long-standing relationships with experienced general partners to drive high-quality deal flow. HarbourVest believes this extensive network of relationships has enabled differentiated access to leading managers and has generated strong performance results for investors over time. The longevity and stability of the HarbourVest team have enabled HarbourVest to effectively cover the market and cultivate strong relationships with many leading fund managers, which HarbourVest believes should position the firm as a preferred prospective investor and a favored investment partner.
HarbourVest takes a proactive, systematic approach to sourcing deals, and has expanded the firm’s direct investment platform and resources over the past several years. HarbourVest has leveraged its platform and distinctive position in the private equity market to have dialogue with managers on potential investment opportunities that may require bespoke funding solutions. HarbourVest can provide bespoke execution and financing solutions created to meet GPs’ needs, including flexible equity and junior debt amounts, warehousing opportunities for other sponsors, due diligence support, and co-underwriting
capabilities. This all contributes to HarbourVest having a strong position within in the private equity market, and HarbourVest believes, has enabled the firm to become a direct investment partner of choice for many general partners.
The number of investments HarbourVest evaluates is a function of the number of opportunities the firm sources. Over the last decade, the number of direct investment opportunities HarbourVest has sourced has more than tripled from approximately 350 per year in 2013 to nearly 1,100 in 2023. The large amount of investment opportunities allows HarbourVest to be selective: in 2023, HarbourVest committed to less than 8% of all direct deals sourced.
6
This is a result of the scaled multi-manager platform at HarbourVest and the firm’s methodical approach to sourcing investments from its general partner relationships. HarbourVest believes the high volume of direct deal flow alongside rigorous and highly selective investment processes will allow the Fund the opportunity to access to compelling deals at scale.
Access to Direct Private Investments
The Fund seeks to provide access to fast growing, hard to access private companies which the Adviser believes provide the potential for outperformance. On a historical basis, private equity has significantly outperformed public markets. Over the last ten years, US private equity buyouts have generated a 15.6% internal rate of return compared to 13.0% for the S&P 500.
7
Furthermore, the size of the private investments opportunity set dwarfs the public markets and is continuing to grow: there are more than 20 times more private companies than public market companies.
8
Finally, private investments can offer investors differentiated exposure, providing diversification benefits to portfolios.
Private investment exposure is not readily available for qualified clients, as this exposure is not available through most public market securities. The Fund seeks to provide qualified clients with exposure to these hard to access private companies in a single turnkey solution through a broad portfolio of private investments across geographies, sectors, and stages.

6
Includes buyout and venture/growth
co-investments.
Represents all investment opportunities reviewed and closed for a HarbourVest fund / account from January 1, 2023, through December 31, 2023. Includes number of closed deals in 2023, independent of when they were sourced.
7
Available via subscription service to MSCI Private Capital Solutions. As of March 31, 2024. The 10-year US private equity buyout return is a pooled fund IRR based on the combined cash flows of all U.S. buyout funds in the benchmark. Public market comparison (S&P 500 Composite Total Return) also provided by MSCI Private Capital Solutions is based on a methodology of buying and selling the index with the same timing of cash flows as the 10-year US private equity buyout return. The securities comprising the public market benchmarks have substantially different characteristics than the private equity benchmarks, and the comparison is provided for illustrative purposes only. This industry data reflects the fees, carried interest, and other expenses of the funds included in the benchmark. Please note returns would be reduced by management fees, incentive fees, and other expenses borne by investors in the Fund.
8
Source: Preqin, Pitchbook, MSCI. Available via subscription service.

LEVERAGE
The Fund may use leverage to seek to achieve its investment objective or for liquidity (i.e., to finance the repurchase of Shares and/or bridge the financing of Fund investments pending the acceptance of funds from investor subscriptions). The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. Under the 1940 Act, the Fund may borrow in an aggregate amount of up to approximately 33 1/3% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) immediately after such borrowings. Furthermore, the Fund may use leverage through the issuance of preferred shares in an aggregate amount of liquidation preference attributable to the preferred shares combined with the aggregate amount of any borrowings of up to approximately 50% of the Fund’s total net assets immediately after such issuance. Currently, the Fund has no intention to issue preferred shares. The use of leverage creates an opportunity for increased investment returns, but also creates risks for the holders of Shares. See “Risks—
The Fund may be subject to leverage risk.
”
Certain types of leverage used by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act.
Credit Facility
The Fund has established a credit line to borrow money for a range of purposes, including for the purpose of funding investments, to satisfy tender requests, to support the hedging program of the Fund, to manage timing issues in connection with the inflows of additional capital and to otherwise satisfy Fund liabilities or obligations, or for investment purposes.

RISKS
AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK AND THEREFORE SHOULD ONLY BE UNDERTAKEN BY QUALIFIED INVESTORS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME THESE RISKS AND TO BEAR THE LOSS OF ALL OR PART OF THEIR INVESTMENT. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY, BUT ARE NOT MEANT TO BE AN EXHAUSTIVE LISTING OF ALL OF THE POTENTIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL, LEGAL, INVESTMENT AND TAX ADVISERS IN EVALUATING THE MERITS AND RISKS OF, AND PRIOR TO INVESTING IN, THE FUND.
Investment in the Fund is suitable only for those persons who have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. The following risks may be directly applicable to the Fund or may be indirectly applicable through the Fund’s investments in Portfolio Funds.
The Fund’s investment program is speculative and entails substantial risks. In considering participation in the Fund, prospective investors should be aware of certain risk factors, which include the following:
Risks of Investing in Private Investments
Risks of Private Investment Strategies
The Fund’s investment portfolio includes exposure to private companies for which operating results in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

•
Leveraged Buyout Transactions Risk
. The Fund and the Portfolio Funds can invest in leveraged buyouts of companies; leveraged buyouts by their nature require companies to undertake a high ratio of leverage relative to available income. Such leveraged investments as further discussed below are inherently sensitive to declines in portfolio company revenues and increases in portfolio company expenses and to increases in interest rates.

•
Private Equity Investment Risks
. Private equity transactions may result in new enterprises that are subject to extreme volatility, require time for maturity and may require additional capital. In addition, they frequently rely on borrowing significant amounts of capital, which can increase profit potential but at the same time increase the risk of loss. Leveraged companies may be subject to restrictive financial and operating covenants. The leverage may impair the ability of these companies to finance their future operations and capital needs. Also, their flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money was not used. Although these investments may offer the opportunity for significant gains, such buyout and growth investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may not be as leveraged.

•
Growth Equity and Venture Capital Investments Risks
. The Fund and the Portfolio Funds can make growth equity and venture capital investments. Such investments involve a high degree of business and financial risk that can result in substantial losses. The most significant risks include the risks associated with investments in (i) companies in an early stage of development or with little or no operating history; (ii) companies operating at a loss or with substantial fluctuations in operating results from period to period; and (iii) companies with the need for substantial additional capital to support or to achieve a competitive position.

•
Investments in Credit-Related Transactions Risks
. The Fund and the Portfolio Funds could invest in credit-related transactions involving junior and senior debt investments. Although junior debt securities are typically

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0

senior to common stock and other equity securities in the capital structure of a portfolio company, they could be subordinated to large amounts of senior debt and could be unsecured. Such credit investments are subject to material risks as further discussed below.

•
Investments in Special Situation, Recapitalization, and Distressed Debt Transactions Risks
. The Fund and the Portfolio Funds can invest in securities of financially troubled companies or companies involved in work-outs (i.e., arrangements negotiated between a debtor and creditor to manage and resolve a debt), liquidations, reorganizations, recapitalizations, bankruptcies, and similar transactions and securities of highly leveraged companies. While these investments could offer the potential for high returns, they also bring with them correspondingly greater risks as discussed below.

The long-term focus of private investments is not suitable for all prospective investors.
An investment in the Fund requires a long-term commitment, with no certainty of return. The Fund’s investments are expected to be illiquid and in particular comprised predominantly of privately negotiated investments in Portfolio Funds and privately negotiated Direct Investments. There most likely will be little or no near-term cash flow available to the Shareholders. The Fund will typically be prohibited by contract or applicable laws from selling certain investments for a period of time. The Adviser expects the Portfolio Fund Managers to hold their investments for a number of years, and generally expects to hold Direct Investments and investments in the Portfolio Funds for a number of years. Illiquidity can also result from the absence of an established market for certain investments. As a result, the Fund or a Portfolio Fund could be unable to realize its investment objectives by sale or other disposition at attractive prices or could otherwise be unable to complete any exit strategy. There can be no assurance that the Fund will be able to dispose of its investments or otherwise cause the disposal of investments in which it participates at the price and at the time the Adviser would otherwise wish to do so. Because of the risks involved in the Fund’s investments, the lack of a public market for Shares in the Fund and restrictions on transfers of Shares, investment in the Fund is only suitable for sophisticated Shareholders who are willing to hold their Shares for the long term and who understand that they could lose all or a significant portion of their investment. Prospective investors should consult their professional advisers to assist them in making their own legal, tax, regulatory, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.
Less information may be available with respect to private company investments and such investments offer limited liquidity.
Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, the Adviser may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.
Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner.
Private investments are subject to general market risks.
Investments made in connection with acquisition transactions are subject to a variety of special risks, including the risk that the acquiring company has paid too much for the acquired business, the risk of unforeseen liabilities, the risks associated with new or unproven management or new business strategies and the risk that the acquired business will not be successfully integrated with existing businesses or produce the expected outcomes.

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1

Companies in which the Fund may invest, either directly or through Portfolio Funds, may face significant fluctuations in operating results, may need to engage in acquisitions or divestitures of assets in order to compete successfully or survive financially, may be operating at a loss, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may require substantial additional capital (which may be difficult to raise) to support their operations, to finance expansion or to maintain their competitive position, or otherwise may have a weak financial condition.
Companies in which the Fund may invest, either directly or through Portfolio Funds, may be highly leveraged and, as a consequence, subject to restrictive financial and operating covenants. The leverage may impair the ability of these companies to finance their future operations and capital needs. As a result, these companies may lack the flexibility to respond to changing business and economic conditions, or to take advantage of business opportunities.
Companies in which the Fund may invest, either directly or through Portfolio Funds
,
may face intense competition, including competition from companies with far greater financial resources, more extensive development, manufacturing, marketing and other capabilities, and a larger number of qualified managerial and technical personnel.
Competition for access to private investment opportunities is limited.
The Adviser and its affiliates seek to maintain excellent relationships with Portfolio Fund Managers with which they have previously invested. However, because of the number of investors seeking to gain access to the top performing Portfolio Funds, Direct Investments, Secondary Investments and other vehicles, there can be no assurance that the Adviser will be able to secure interests on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the interests available to the Fund will be as large as the Adviser would desire. Moreover, as a registered investment company, the Fund will be required to make certain public disclosures and regulatory filings regarding its operations, financial status, portfolio holdings, etc. While these filings are designed to enhance investor protections, Portfolio Fund Managers and certain private companies may view such filings as contrary to their business interests and deny access to the Fund; but may permit other, non-registered
funds or accounts, managed by the Adviser or its affiliates, to invest. As a result, the Fund may not be invested in certain Direct Investments or Portfolio Funds that are held by other unregistered funds or accounts managed by the Adviser or its affiliates, even though those investments would be consistent with the Fund’s investment objective.
The Adviser will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms) unless the Fund has received an order granting an exemption from Section 17 of the 1940 Act or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations of Section 17(d) as expressed in SEC no-action
letters or other available guidance. The Adviser, the Fund and certain funds advised by the Adviser have received an exemptive order from the SEC that permits the Fund to, among other things and subject to the conditions of the order, invest in certain privately placed securities in aggregated transactions alongside certain funds advised by the Adviser, where the Adviser negotiates certain terms of the private placement securities to be purchased (in addition to price-related terms). The conditions contained in the exemptive order may limit or restrict the Fund’s ability to participate in such negotiated investments or participate in such negotiated investments to a lesser extent. In addition, other conflicts may be present in a particular investment that may limit or restrict the Fund’s ability to participate, notwithstanding the exemptive order. The exemptive order does not apply to all investments or to all affiliates of the Adviser. As a result, the Fund may be limited or restricted from participating in certain investment opportunities, notwithstanding the exemptive order, including in investments in which affiliates of the Adviser not covered by the exemptive order participate. An inability to receive the desired allocation to potential investments may affect Fund’s ability to achieve the desired investment returns.
The Fund is subject to the risks of its Portfolio Funds.
The Fund’s investments in Portfolio Funds are subject to a number of risks. Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Some of the Portfolio Funds in which the Fund invests may have only limited operating histories. Although the Adviser seeks to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases the Adviser will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund. Due to the pattern of cash flows in Portfolio Funds and the illiquid nature of their investments, investors typically will see negative returns in the early stages of Portfolio Funds. Then, as investments are able to realize liquidity events, such as a sale or initial public offering, positive returns will be realized if the Portfolio Fund’s investments are successful.

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Portfolio Fund interests are ordinarily valued based upon valuations provided by the Portfolio Fund Managers, which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. A Portfolio Fund Manager may face a conflict of interest in valuing such securities because their values may have an impact on the Portfolio Fund Manager’s compensation. The Adviser reviews and performs due diligence on the valuation procedures used by each Portfolio Fund Manager and monitors the returns provided by the Portfolio Funds. However, neither the Adviser nor the Board is able to confirm the accuracy of valuations provided by Portfolio Fund Managers. Inaccurate valuations provided by Portfolio Funds could materially adversely affect the value of Shares.
The Fund pays asset-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the Management Fee. In addition, performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund’s positive returns even if the Fund’s overall returns are negative.
Moreover, a Shareholder in the Fund will indirectly bear a proportionate share of the fees and expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund. Thus, a Shareholder in the Fund may be subject to higher operating expenses than if the Shareholder invested in the Portfolio Funds directly. In addition, because of the deduction of the fees payable by the Fund to the Adviser and other expenses payable directly by the Fund from amounts distributed to the Fund by the Portfolio Funds, the returns to a Shareholder in the Fund will be lower than the returns to a direct investor in the Portfolio Funds. Fees and expenses of the Fund and the Portfolio Funds generally are paid regardless of whether the Fund or Portfolio Funds produce positive investment returns. Shareholders could avoid the additional level of fees and expenses of the Fund by investing directly with the Portfolio Funds, although access to many Portfolio Funds may be limited or unavailable, and may not be permitted for investors who do not meet the substantial minimum net worth and other criteria for direct investment in Portfolio Funds.
There is a risk that the Fund may be precluded from acquiring an interest in certain Portfolio Funds due to regulatory implications under the 1940 Act or other laws, rules and regulations or may be limited in the amount it can invest in voting securities of Portfolio Funds. The Adviser also may refrain from including a Portfolio Fund in the Fund’s portfolio in order to address adverse regulatory implications that would arise under the 1940 Act for the Fund if such an investment was made. In addition, the SEC has adopted Rule
18f-4
under the 1940 Act, which, among other things, may impact the ability of the Fund to enter into unfunded commitment agreements, such as a capital commitment to a Portfolio Fund or as part of a Direct Investment. In addition, the Fund’s ability to invest may be affected by considerations under other laws, rules or regulations. Such regulatory restrictions, including those arising under the 1940 Act, may cause the Fund to invest in different Portfolio Funds or Direct Investments than other clients of the Adviser.
If the Fund fails to satisfy capital calls to a Portfolio Fund in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Portfolio Fund. Any failure by the Fund to make timely capital contributions may impair the ability of the Fund to pursue its investment program, cause the Fund to be subject to certain penalties from the Portfolio Funds or otherwise impair the value of the Fund’s investments.
The governing documents of a Portfolio Fund generally are expected to include provisions that would enable the general partner, the manager, or a majority in interest (or higher percentage) of its limited partners or members, under certain circumstances, to terminate the Portfolio Fund prior to the end of its stated term. Early termination of a Portfolio Fund in which the Fund is invested may result in the Fund having distributed to it a portfolio of immature and illiquid securities, or the Fund’s inability to invest all of its capital as anticipated, either of which could have a material adverse effect on the performance of the Fund.
Although the Fund will be an investor in a Portfolio Fund, Shareholders will not themselves be equity holders of that Portfolio Fund and will not be entitled to enforce any rights directly against the Portfolio Fund or the Portfolio Fund Manager or assert claims directly against any Portfolio Funds, the Portfolio Fund Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Portfolio Funds that may be available to the Fund as an investor in the Portfolio Funds. In addition, Portfolio Funds generally are not registered as investment companies under the 1940 Act; therefore, the Fund, as an investor in Portfolio Funds, does not have the benefit of the protections afforded by 1940 Act. Portfolio Fund Managers may not be registered as investment advisers under the Advisers Act, in which case the Fund, as an investor in Portfolio Funds managed by such Portfolio Fund Managers, does not have the benefit of certain of the protections afforded by the Advisers Act.

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Commitments to Portfolio Funds generally are not immediately invested. Instead, committed amounts are drawn down by Portfolio Funds and invested over time, as underlying investments are identified—a process that may take a period of several years, with limited ability to predict with precision the timing and amount of each Portfolio Fund’s drawdowns. During this period, investments made early in a Portfolio Fund’s life are often realized (generating distributions) even before the committed capital has been fully drawn. In addition, many Portfolio Funds do not draw down 100% of committed capital, and historic trends and practices can inform the Adviser as to when it can expect to no longer need to fund capital calls for a particular Portfolio Fund. Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future capital calls and distributions from Portfolio Funds. This may result in the Fund making commitments to Portfolio Funds in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). To the extent that the Fund engages in an “over-commitment” strategy, the risk associated with the Fund defaulting on a commitment to a Portfolio Fund will increase. The Fund will maintain cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in the Adviser’s judgment, to satisfy capital calls from Portfolio Funds.
The Fund is subject to the risks associated with its Portfolio Funds’ underlying investments.
The investments made by the Portfolio Funds entail a high degree of risk and in most cases are highly illiquid and difficult to value. Unless and until those investments are sold or mature into marketable securities they will remain illiquid. As a general matter, companies in which the Portfolio Fund invests may face intense competition, including competition from companies with far greater financial resources; more extensive research, development, technological, marketing and other capabilities; and a larger number of qualified managerial and technical personnel.
A Portfolio Fund Manager may focus on a particular industry or sector, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. Likewise, a Portfolio Fund Manager may focus on a particular country or geographic region, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. In addition, Portfolio Funds may establish positions in different geographic regions or industries that, depending on market conditions, could experience offsetting returns.
The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.
Lack of coordination among investment decisions of Portfolio Funds.
Investment decisions of the Portfolio Funds are made by such funds’ managers independently of one another. Consequently, at any particular time, one Portfolio Fund may be purchasing interests in an issuer that at the same time are being sold by another Portfolio Fund. Investing by the Portfolio Funds in this manner could cause the Fund to incur indirectly certain transaction costs without accomplishing any net investment result.
The Fund may have limited Secondary Investment opportunities.
The Fund may make Secondary Investments in Portfolio Funds by acquiring the interests in the Portfolio Funds from existing investors in such Portfolio Funds (and not from the issuers of such investments). In such instances, as the Fund will not be acquiring such interests directly from the Portfolio Fund, it is generally not expected that the Fund will have the opportunity to negotiate the terms of the interests being acquired, other than the purchase price, or other special rights or privileges. There can be no assurance as to the number of Secondary Investment opportunities that will be presented to the Fund.
In addition, valuation of Secondary Investments in Portfolio Funds may be difficult, as there generally will be no established market for such investments or for the privately-held portfolio companies in which such Portfolio Funds may own securities. Moreover, the purchase price of Secondary Investments in such Portfolio Funds generally will be subject to negotiation with the sellers of the interests and there is no assurance that the Fund will be able to purchase interests at attractive discounts to NAV, or at all. The overall performance of the Fund will depend in large part on the acquisition price paid by the Fund for its Secondary Investments, the structure of such acquisitions and the overall success of the Portfolio Fund.

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There is significant competition for Secondary Investments. Many institutional investors, including fund-of-funds
entities, as well as existing investors of Portfolio Funds may seek to purchase Secondary Investments of the same Portfolio Fund which the Fund may also seek to purchase. In addition, some Portfolio Fund Managers have become more selective by adopting policies or practices that exclude certain types of investors, such as fund-of-funds.
These Portfolio Fund Managers also may be partial to Secondary Investments being purchased by existing investors of their Portfolio Funds. In addition, some secondary opportunities may be conducted pursuant to a specified methodology (such as a right of first refusal granted to existing investors or a so-called
“Dutch auction,” where the price of the investment is lowered until a bidder bids and that first bidder purchases the investment, thereby limiting a bidder’s ability to compete for price) which can restrict the availability of those opportunities for the Fund. No assurance can be given that the Fund will be able to identify Secondary Investments that satisfy the Fund’s investment objective or, if the Fund is successful in identifying such Secondary Investments, that the Fund will be permitted to invest, or invest in the amounts desired, in such Secondary Investments.
At times, the Fund may have the opportunity to acquire a portfolio of Portfolio Fund interests from a seller, on an “all or nothing” basis. In some such cases, certain of the Portfolio Fund interests may be less attractive than others, and certain of the Portfolio Fund Managers may be more familiar to the Adviser than others or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Fund to carve out from such purchases those Secondary Investments which the Adviser considers (for commercial, tax legal or other reasons) less attractive.
In the cases where the Fund acquires an interest in a Portfolio Fund through a Secondary Investment, the Fund may acquire contingent liabilities of the seller of such interest. More specifically, where the seller has received distributions from the Portfolio Fund and, subsequently, that Portfolio Fund recalls one or more of these distributions, the Fund (as the purchaser of the interest to which such distributions are attributable and not the seller) may be obligated to return the monies equivalent to such distribution to the Portfolio Fund. While the Fund may, in turn, make a claim against the seller for any such monies so paid, there can be no assurances that the Fund would prevail on such claim.
Regulatory changes may adversely affect private equity funds.
Legal, tax and regulatory changes could occur that may adversely affect or impact the Fund at any time. The legal, tax and regulatory environment for private equity funds is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and increased criticism of the private equity and alternative asset industry by regulators and politicians and market commentators, may materially adversely affect the ability of Portfolio Funds to pursue their investment strategies. In recent years, market disruptions and the dramatic increase in capital allocated to alternative investment strategies have led to increased governmental, regulatory and self-regulatory scrutiny of the private equity and alternative investment fund industry in general, and certain legislation proposing greater regulation of the private equity and alternative investment fund management industry periodically is being and may in the future be considered or acted upon by governmental or self-regulatory bodies of both US and in non-US
jurisdictions. It is impossible to predict what, if any, changes might be made in the future to the regulations affecting: private equity funds generally; the Portfolio Funds; the Portfolio Fund Managers; the markets in which they operate and invest; and/or the counterparties with which they do business. It is also impossible to predict what the effect of any such legislative or regulatory changes might be. Any regulatory changes that adversely affect a Portfolio Fund’s ability to implement its investment strategies could have a material adverse impact on the Portfolio Fund’s performance, and thus on the Fund’s performance.
In-kind
distributions from Portfolio Funds may not be liquid.
The Fund may receive
in-kind
distributions of securities from Portfolio Funds. There can be no assurance that securities distributed in kind by Portfolio Funds to the Fund will be readily marketable or saleable, and the Fund may be required to hold such securities for an indefinite period and/or may incur additional expense in connection with any disposition of such securities.
There are additional risks associated with Direct Investments.
There can be no assurance that the Fund will be given Direct Investment opportunities, or that any specific Direct Investment offered to the Fund would be appropriate or attractive to the Fund in the Adviser’s judgment. Many entities compete with the Fund in pursuing Direct Investments. Some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund. In addition, some competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of, or different structures for, private investments than the Fund. Furthermore, many

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competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund. As a result of this competition and regulatory restrictions, the Fund may not be able to pursue attractive Direct Investment opportunities from time to time. The market for Direct Investment opportunities is competitive and may be limited, and the Direct Investment opportunities to which the Fund wishes to allocate assets may not be available at any given time.
In addition, the Fund’s ability to dispose of Direct Investments may be more limited than the Fund’s ability to dispose of Secondary Investments or Primary Investments, both by the fact that the securities are expected to be unregistered and illiquid and by contractual restrictions that may limit, preclude or require certain approvals for the Fund to sell such investment. Direct Investments may be heavily negotiated and, therefore, the Fund may incur additional legal and transaction costs in connection therewith.
The Fund may be subject to risks related to its Direct Investments alongside other parties.
Direct investing alongside one or more other parties in an investment (i.e., as a co-investor)
involves risks that may not be present in investments made by lead or sponsoring private equity investors. As a co-investor,
the Fund may have interests or objectives that are inconsistent with those of the lead private equity investors that generally have a greater degree of control over such investments.
In addition, in order to take advantage of Direct Investment opportunities as a co-investor,
the Fund generally will be required to hold a
non-controlling
interest, for example, by becoming a limited partner in a partnership that is controlled by the general partner or manager of the private equity fund offering the Direct Investment, on a co-investor
basis, to the Fund. In this event, the Fund would have less control over the investment and may be adversely affected by actions taken by such general partner or manager with respect to the portfolio company and the Fund’s investment in it. The Fund may not have the opportunity to participate in structuring investments or to determine the terms under which such investments will be made.
In addition, the Fund may in certain circumstances be liable for the actions of its third-party co-venturers.
Direct Investments made with third parties in joint ventures or other entities also may involve carried interests and/or other fees payable to such third party partners or co-venturers.
There can be no assurance that appropriate minority shareholder rights will be available to the Fund or that such rights will provide sufficient protection to the Fund’s interests.
The Fund’s private investments may be subject to risks associated with a lead investor.
The Fund’s ability to realize a profit on such Direct Investments will be particularly reliant on the expertise of the lead investor in the transaction. Due diligence will be conducted on private investment opportunities. However, where the Fund invests alongside an unaffiliated lead investor, the Adviser may be more reliant on the lead investor’s diligence. In addition, the Adviser may have little to no opportunities to negotiate the terms of such private investments. The Fund generally will rely on the lead investor or sponsor offering such private investment opportunity to perform certain due diligence on the relevant investment and to negotiate certain terms of the investment.
Certain transactions could be precluded due to existing or prospective relationships of another HarbourVest-Managed Fund or account.
The Fund could be precluded from making certain investments or taking certain actions by reason of (i) an existing or prospective relationship of another HarbourVest-Managed Fund or account in a potential or actual portfolio investment of the Fund, (ii) an existing or prospective relationship between the sellers or sponsors of a potential portfolio investment (or its officers or Shareholders) and an Employee Retirement Income Security Act of 1974 plan (“ERISA”) invested in such other HarbourVest-Managed Fund or account or (iii) a determination by the Adviser that such investment or action otherwise could result in a conflict with other HarbourVest-Managed Funds or accounts or HarbourVest or its affiliates. For example, where one or more other HarbourVest funds or accounts could participate in a potential transaction through an existing portfolio investment that is (or is considering) pursuing such transaction, the Adviser could determine not to permit other HarbourVest funds or accounts, including the Fund, to pursue the same potential transaction.
Furthermore, certain HarbourVest-Managed Funds or accounts permit one or more prospective investors or related parties to source and present investment opportunities to HarbourVest, and therefore the actions of such prospective investors or related parties (which are not within the Adviser’s control) could preclude the Fund from making investments or taking actions where the

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Adviser has determined it could result in a conflict of interest. The inability of the Fund to pursue investments or take certain actions due to conflicts of interest arising with respect to other HarbourVest-Managed Funds or accounts could adversely impact the Fund.
There are risks associated with investments in infrastructure and real assets.
The Fund and Portfolio Funds may invest in infrastructure and real assets investments and such investments will entail certain specific risks, including fluctuations of commodity prices, uncertainty of reserves, exploration and development risks, uncertainty in the developing alternative energy markets and technology, and governmental support and regulations.
The Fund and Portfolio Funds may invest in companies involved in infrastructure and real asset-related industries, as well as oil, gas and alternative energy industries. Such industries are typically regulated to varying degrees. In addition to restrictions imposed by environmental regulators, statutory and regulatory requirements also include those imposed by energy, zoning, land use, safety, labor and other regulatory or political authorities. It is possible that changes to applicable regulations or regulatory practice could have adverse consequences for an investment of the Fund or a Portfolio Fund. Ordinary operation or the occurrence of an accident with respect to such investments could cause major environmental damage, which could result in significant financial distress to the relevant company if not covered by insurance. Applicable laws and regulations could impose liability on owners of such companies without regard to whether the owners knew of, or were responsible for, the relevant issue. Continuing dislocation in the energy markets could restrict the ability of the Fund or a Portfolio Fund to sell or liquidate investments in the energy sector at favorable times or for favorable prices. There can be no assurance as to the duration of any perceived current energy market dislocation. Such investments are also typically subject to commodity price risk. The operation and cash flows of any company in which the Fund or a Portfolio Fund invests could depend, in some cases to a significant extent, upon prevailing market prices of commodities including, for example, commodities such as oil, gas, coal, electricity, steel or concrete. Commodity prices fluctuate depending on a variety of factors that are outside the control of the Fund and the Portfolio Funds including, without limitation, weather conditions, foreign and domestic supply and demand, force majeure events, changes in law, governmental regulations, price and availability of alternative commodities, international political conditions and overall economic conditions.
Investments in Restructurings Risk
The Fund could be exposed, through the investments of Portfolio Funds and Direct Investments, to portfolio companies that are experiencing or are expected to experience financial difficulties. If such financial difficulties are not overcome, any such portfolio company could become subject to bankruptcy proceedings. Such investments could, in certain circumstances, subject the relevant Portfolio Fund or the Fund to certain additional potential liabilities that exceed the value of the original investments. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor could have its claims subordinated or disallowed or could be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to a Portfolio Fund or the Fund and distributions by a Portfolio Fund or Direct Investment to its investors (including the Fund) could be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws, which could result in a corresponding return of related distributions by the Fund to Shareholders. Furthermore, investments in companies undergoing restructuring could be adversely affected by local statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims.
Fixed-income securities in which the Fund may invest are generally subject to the following risks:
Interest Rate Risk
. The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. The Fund may be subject to a greater risk of rising interest rates as currently interest rates are low based on historical levels. There is a risk that interest rates will rise, which will likely drive down prices of bonds and other fixed-income securities. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Adviser. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and

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particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities.
The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. To the extent the Fund holds variable or floating rate instruments, a decrease in market interest rates will adversely affect the income received from such securities, which may adversely affect the NAV of the Fund’s Shares.
Issuer and Spread Risk
. The value of fixed-income securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. In addition, wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer.
Credit Risk
. Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.
Prepayment or “Call” Risk
. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to Shareholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.
Reinvestment Risk
. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.
Duration and Maturity Risk
. The Fund has no set policy regarding the duration or maturity of the fixed-income securities it may hold. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and any other factors that the Adviser deems relevant. There can be no assurance that the Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.
General Risks of Investing in the Fund
The Fund and the Portfolio Funds are subject to general investment risks.
There is no assurance that the investments held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to Shareholders, or that the Fund will achieve its investment objective. An investment in the Fund is speculative and involves a high degree of risk. Fund performance may be volatile and a Shareholder could incur a total or substantial loss of its investment. There can be no assurance that projected or targeted returns for the Fund will be achieved.
The Fund and the Portfolio Funds are subject to risks associated with market and economic downturns and movements.
Investments made by the Fund may be materially affected by market, economic and political conditions in the United States and in the non-US
jurisdictions in which its investments operate, including factors affecting interest rates, the availability of credit,

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currency exchange rates and trade barriers. These factors are outside the control of the Adviser and could adversely affect the liquidity and value of the Fund’s investments and reduce the ability of the Fund to make new investments.
The Fund and the Portfolio Funds are subject to risks associated with financial market developments.
Volatile conditions in the capital markets may cause limitations on the ability of companies in which the Portfolio Funds will invest to obtain capital, or subject such companies to higher costs of capital for financing. This lack of available credit could impede upon the ability of such companies to complete investments and higher costs of capital could reduce the returns of the Fund or Portfolio Funds.
Changes in interest rates may adversely affect the investments held by the Fund. Changes in the general level of interest rates can affect the value of the Fund’s investments. Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements and other factors beyond the control of the Fund and the companies in which the Portfolio Funds invest. Although it is expected that the Fund’s borrowings, if any, will be short-term in nature, the companies in which the Portfolio Funds invest may finance a significant portion of their activities with both fixed and floating rate debt. By financing the acquisition and development of an investment with floating rate debt, such companies and Portfolio Funds, and indirectly the Fund, will bear the risk that in the event of rising interest rates and a lack of concomitant growth in income, or any increase in underwriting standards that might limit the availability of credit, it could become difficult for such companies and Portfolio Funds to obtain refinancing. In such a case, a company or Portfolio Funds could be forced to take actions that might be disadvantageous at the time in question, such as refinancing on unfavorable terms or selling an asset. Any rise in interest rates may also significantly increase the interest expense of the companies in which the Fund and Portfolio Funds invest, causing losses and/or the inability to service debt levels. If a company in which a Portfolio Funds invests cannot generate adequate cash flow to meet debt obligations, the Fund may suffer a partial or total loss of capital invested in the Portfolio Funds. Given current market conditions following a historically low interest rate environment, risks associated with rising interest rates are heightened.
In addition, there is potential for new governmental initiatives, including regulations regarding lending and funding practices, liquidity standards and hedging transactions. Moreover, bank regulatory agencies are expected to be very aggressive in responding to concerns and trends identified in examinations and/or in the marketplace generally, including the expected issuance of formal enforcement orders. Negative developments in the financial industry and the impact of new legislation in response to those developments could restrict the Fund’s business operations and adversely impact the Fund’s results of operations and financial condition.
Furthermore, the current US political environment is volatile and has increased uncertainty regarding future political, legislative, regulatory or administrative changes that may impact the Adviser, the Fund or its investors or the Fund’s investments. Any such changes could impact the laws and regulations applicable to the Adviser, the Fund or the Fund’s investments. Significant uncertainty remains in the market regarding the consequences of the current US political environment, and the range and potential implications of possible political, regulatory, economic and market outcomes are difficult to predict. Uncertainty regarding the consequences of the current US political environment may have an adverse effect or may cause volatility in the US or global economies and currency and financial markets in the short or long term, as well as the values of the Fund’s investments and the Fund’s ability to execute its investment strategy or the financial prospects of its investments. While certain of such changes could beneficially impact the Fund or certain investments, other changes could adversely impact the Adviser, the Fund or its investors or the Fund’s investments.
The Fund has limited operating history.
The Fund is a newly organized, non-diversified, closed-end management investment company with limited operating history. While members of the Adviser who will be active in managing the Fund’s investments have substantial experience in private market investments, the Fund was recently formed, has limited operating history and has limited other meaningful operating or financial data on which potential investors may evaluate the Fund and its performance.
The Fund is subject to conflicts of interest.
An investment in the Fund is subject to a number of actual or potential conflicts of interest. For example, the Adviser and/or its affiliates provide a variety of different services to the Fund, for which the Fund compensates them. As a result, the Adviser and/or

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its affiliates have an incentive to enter into arrangements with the Fund, and face conflicts of interest when balancing that incentive against the best interests of the Fund. The Adviser and/or its affiliates also face conflicts of interest in their service as investment adviser to other clients, and, from time to time, make investment decisions that differ from and/or negatively impact those made by the Adviser on behalf of the Fund. In certain circumstances, by providing services and products to their clients, these affiliates’ activities will disadvantage or restrict the Fund and/or benefit these affiliates and may result in the Fund forgoing certain investments that it would otherwise make. The Adviser may also acquire material non-public
information which would negatively affect the Adviser’s ability to transact in securities for the Fund. See “Potential Conflicts of Interest” below.
The Board may change the Fund’s investment objective and strategies without Shareholder approval.
The Board has the authority to modify or waive certain of the Fund’s operating policies and strategies without prior notice and without Shareholder approval (except as required by the 1940 Act or other applicable laws). The Fund cannot predict the effects that any changes to its current operating policies and strategies would have on the Fund’s business, operating results and value of its Shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.
The Fund is actively managed and subject to management risk.
The Fund is subject to management risk because it is an actively managed investment portfolio. The Fund’s ability to achieve its investment objective depends upon the Adviser’s skill in determining the Fund’s allocation of its assets and in selecting the best mix of investments. There is a risk that the Adviser’s evaluation and assumptions regarding asset classes or investments may be incorrect in view of actual market conditions. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in private market investments, which are highly specialized instruments that require investment techniques and risk analyses different from those associated with investing in public equities and bonds. The Fund’s allocation of its investments across Direct Investments, Secondary Investments and Primary Partnership Investments and other portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Adviser’s analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.
The Fund’s performance depends on the Adviser and key personnel.
The Fund does not and will not have any internal management capacity or employees and depends on the experience, diligence, skill and network of business contacts of the investment professionals the Adviser currently employs, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage the Fund’s investments. The Adviser will evaluate, negotiate, structure, close and monitor the Fund’s investments in accordance with the terms of the Investment Management Agreement. The Fund’s future success will depend to a significant extent on the continued service and coordination of the Adviser’s senior investment professionals. The departure of any of the Adviser’s key personnel, including the portfolio managers, or of a significant number of the investment professionals of the Adviser, could have a material adverse effect on the Fund’s business, financial condition or results of operations. Under the terms of the Investment Management Agreement, the Adviser may also enter into one or more sub-advisory
agreements with other investment advisers pursuant to which the Adviser may obtain sub-advisory
services from such other investment advisers to assist the Adviser in fulfilling its responsibilities. The Fund can offer no assurance that the investment professionals, resources, relationships and expertise of HarbourVest will be available for every transaction. In addition, the Fund cannot assure investors that the Adviser will remain the Fund’s investment adviser. The Fund may not be able to find a suitable replacement within that time, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations. This could have a material adverse effect on the Fund’s financial conditions, results of operations and cash flow.
Expedited transactions
Investment analyses and decisions by the Adviser could frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision could be limited, and the Adviser could not have access to detailed information regarding the investment. Therefore, no

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assurance can be given that the Adviser will have knowledge of all circumstances that could adversely affect an investment, and the Fund could make investments which it would not have made if more extensive due diligence had been undertaken. In addition, the Adviser expects often to rely upon outside or independent advisors or consultants in connection with its evaluation of proposed investments. Furthermore, the Adviser also expects to rely upon the outside advisors of third-party joint venture partners and other sponsors in connection with its evaluation of proposed joint investments, including legal diligence. No assurance can be given as to the accuracy or completeness of the information provided by such outside or independent advisors or consultants and the Fund could incur liability as a result of such consultants’ actions or limitations on the Fund’s right of recourse against such independent consultants in the event that an error or omission does occur.
The Adviser’s due diligence process may entail evaluation of important and complex issues and may require outside consultants.
The Adviser’s due diligence process may not reveal all facts that may be relevant in connection with an investment made by the Fund. In some cases, only limited information is available about a Portfolio Fund or Direct Investment opportunity in which the Adviser is considering an investment. There can be no assurance that the due diligence investigations undertaken by the Adviser will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating a particular investment opportunity, or that the Adviser’s due diligence will result in an investment being successful. In the event of fraud by any Portfolio Fund or Direct Investment vehicle or any of its general partners, managers or affiliates, the Fund may suffer a partial or total loss of capital invested in that investment. There can be no assurances that any such losses will be offset by gains (if any) realized on the Fund’s other investments. An additional concern is the possibility of material misrepresentation or omission on the part of the investment or the seller. Such inaccuracy or incompleteness may adversely affect the value of that investment. The Fund will rely upon the accuracy and completeness of representations made by Portfolio Funds or Direct Investment vehicles and/or their current or former owners in the due diligence process to the extent the Fund deems reasonable when it makes its investments, but cannot guarantee such accuracy or completeness.
Investments in the Fund will be primarily illiquid.
The Fund is designed primarily for long-term investors. An investment in the Fund, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike open-end
funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares will not be redeemable at a Shareholder’s option. Unlike stocks of listed closed-end
funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. The Fund’s private market investments will be illiquid and typically cannot be transferred or redeemed for a substantial period of time. The Shares are designed for long-term investors, and the Fund should not be treated as a trading vehicle.
There can be no assurance that the Fund will conduct repurchase offers in a particular period.
Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their NAV and the Adviser intends to recommend that, in normal market circumstances, the Fund conduct quarterly repurchase offers of no more than 5% of the Fund’s NAV. The Fund is not obligated to repurchase any Shares and may choose to conduct a quarterly repurchase offer of less than 5% of the Fund’s net assets or not conduct a quarterly repurchase offer in any quarter. Additionally, pursuant to Rule
23c-1(a)(10)
under the 1940 Act, the Fund may also repurchase its outstanding Shares outside of the share repurchase program. As a result, Shares should be considered as having only limited liquidity and at times may be illiquid. Shares are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end
registered investment companies. It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.
There can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time. The Adviser currently expects to recommend to the Board that the Fund conducts its first repurchase offer following the second full quarter of Fund operations (or such earlier or later date as the Board may determine).

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There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Fund for purposes of effecting such repurchases. See “Repurchase of Shares.”
Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Fund. Additionally, because Shares are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless called for under the provisions of 1940 Act.
The Fund may repurchase Shares through distributions
in-kind.
The Fund generally expects to distribute cash to the holder of Shares that are repurchased in satisfaction of such repurchase. See “Repurchases of Shares—Periodic Repurchases.” However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive securities from a Portfolio Fund that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind
to Shareholders. In the event that the Fund makes such a distribution of securities, there can be no assurance that any Shareholder would be able to readily dispose of such securities or dispose of them at the value determined by the Adviser.
The Fund will have access to confidential information.
The Fund will likely have access to or acquire confidential information relating to its investments. The Fund will likely limit the information reported to its investors with respect to such investments.
Shares are not freely transferable.
Transfers of Shares may be made only by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder or with the prior written consent of the Board, which may be withheld in the Board’s sole discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.
The Fund is classified as
non-diversified
for purposes of the 1940 Act.
The Fund is classified as a
“non-diversified”
investment company for purposes of the 1940 Act, which means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified
fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund. However, the Fund will be subject to the diversification requirements applicable to RICs under the Code.
The Fund’s investments may be difficult to value.
The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. The Adviser may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value.

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A substantial portion of the Fund’s assets consists of Portfolio Funds and Direct Investments for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund at fair value as determined pursuant to policies and procedures approved by the Board. In determining fair value, the Adviser is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund, including valuations provided by Portfolio Fund Managers. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.
The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund will invest a significant amount of its assets in private market investments for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments. In addition, the Fund’s compliance with the asset diversification tests under the Code depends on the fair market values of the Fund’s assets, and, accordingly, a challenge to the valuations ascribed by the Fund could affect its ability to comply with those tests or require it to pay penalty taxes in order to cure a violation thereof.
The Fund’s NAV is a critical component in several operational matters including computation of the Management Fee, the Incentive Fee and the Distribution and Servicing Fee, and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses Shareholders will pay, the price a Shareholder will receive in connection with a repurchase offer and the number of Shares an investor will receive upon investing in the Fund. It is expected that Shares of the Fund will be offered for purchase as of the first business day of each month. The number of Shares a Shareholder will receive will be based on the Fund’s most recent NAV, which will be calculated as of the last business day of the immediately preceding month. For more information regarding the Fund’s subscription process, see “Purchasing Shares.”
The Fund may need to liquidate certain investments, including its investments in private market investments, in order to repurchase Shares in connection with a repurchase offer. A subsequent decrease in the valuation of the Fund’s investments after a repurchase offer could potentially disadvantage remaining Shareholders to the benefit of Shareholders whose Shares were accepted for repurchase. Alternatively, a subsequent increase in the valuation of the Fund’s investments could potentially disadvantage Shareholders whose Shares were accepted for repurchase to the benefit of remaining Shareholders. Similarly, a subsequent decrease in the valuation of the Fund’s investments after a subscription could potentially disadvantage subscribing investors to the benefit of pre-existing
Shareholders, and a subsequent increase in the valuation of the Fund’s investments after a subscription could potentially disadvantage pre-existing
Shareholders to the benefit of subscribing investors. For more information regarding the Fund’s calculation of its NAV, see “Net Asset Valuation.”
The Fund cannot guarantee the amount or frequency of distributions.
The amount of distributions that the Fund may pay is uncertain. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner to comply with the distribution requirements necessary for the Fund to qualify to be treated as a RIC under the Code. See “Distributions.” Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year
increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.
The Fund cannot guarantee that it will make distributions. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital
gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or Direct Investments and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled.

5
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Additional subscriptions will dilute the voting interest of existing Shareholders.
The Fund accepts additional subscriptions for Shares, and such subscriptions will dilute the voting interest of existing Shareholders in the Fund. Additional subscriptions will also dilute the indirect interests of existing Shareholders in the Fund investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent Fund investments underperform the prior investments.
The Fund and certain service providers may have access to Shareholders’ personal information.
The Adviser, the auditors, the custodian and the other service providers to the Fund may receive and have access to personal data relating to Shareholders, including information contained in a prospective investor’s subscription documents and arising from a Shareholder’s business relationship with the Fund and/or the Adviser. Such information may be stored, modified, processed or used in any other way, subject to applicable laws, by the Adviser and by the Fund’s other service providers and their agents, delegates, sub-delegates
and certain third parties in any country in which such person conducts business. Subject to applicable law, Shareholders may have rights in respect of their personal data, including a right to access and rectification of their personal data and may in some circumstances have a right to object to the processing of their personal data.
The Adviser and its affiliates manage funds and accounts with similar strategies and objectives to the Fund.
The Adviser and its affiliates are investment advisers to various clients for whom they make private investments of the same type as the Fund. The Adviser and its affiliates also may agree to act as investment adviser to additional clients that make private investments of the same type as the Fund. In addition, the Adviser will be permitted to organize other pooled investment vehicles with principal investment objectives different from those of the Fund. It is possible that a particular investment opportunity would be a suitable investment for the Fund and such clients or pooled investment vehicles. Such investments will be allocated in accordance with the allocation policies and procedures of the Adviser. See “Potential Conflicts of Interest” below.
The Fund is subject to inflation risk.
Inflation may adversely affect the business, results of operations and financial condition of the portfolio companies in which Portfolio Funds may invest.
Recent inflationary pressures have increased the costs of labor, energy and raw materials, have adversely affected consumer spending and economic growth, and may adversely affect portfolio companies’ operations. If portfolio companies are unable to pass increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on their loans, particularly as interest rates rise in response to inflation. In addition, any projected future decreases in portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of those investments could result in future realized or unrealized losses and therefore reduce the Fund’s NAV.
While the US and other developed economies have experienced higher-than-normal inflation rates, it remains uncertain whether substantial inflation in the US and other developed economies will be sustained over an extended period of time or have a significant effect on the US or other economies. Inflation may affect the Fund’s investments adversely in a number of ways, including those noted above. During periods of rising inflation, interest and dividend rates of any instruments the Fund or entities related to portfolio investments may have issued could increase, which would tend to reduce returns to investors in the Fund. Inflationary expectations or periods of rising inflation could also be accompanied by the rising prices of commodities which may be critical to the operation of certain portfolio companies. Portfolio companies may have fixed income streams and, therefore, be unable to pay higher dividends. The market value of such investments may decline in times of higher inflation. Some of the Fund’s investments may have income linked to inflation through contractual rights or other means. However, as inflation may affect both income and expenses, any increase in income may not be sufficient to cover increases in expenses.
Governmental efforts to curb inflation often have negative effects on the level of economic activity. In an attempt to stabilize inflation, certain countries have imposed wage and price controls at times. Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed. There can be no assurance that continued and more wide-spread inflation in the US and/or other economies will not become a serious problem in the future and have a material adverse impact on the Fund’s returns.

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The Fund may be subject to leverage risk.
The use of leverage creates an opportunity for increased Share gains, but also creates risks for Shareholders. The Fund cannot assure Shareholders that the use of leverage, if employed, will benefit the common shares. Any leveraging strategy the Fund employs may not be successful.
Leverage involves risks and special considerations for Shareholders, including:

•	the likelihood of greater volatility of NAV of the Shares than a comparable portfolio without leverage;

•	the risk that fluctuations in interest rates or dividend rates on any leverage that the Fund must pay will reduce the return to Shareholders;

•	the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged; and

•	leverage may increase operating costs, which may reduce total return.
Any decline in the NAV of the Fund’s investments will be borne entirely by Shareholders. Therefore, if the market value of the Fund’s portfolio declines, leverage will result in a greater decrease in NAV to Shareholders than if the Fund were not leveraged. While the Fund may from time to time consider reducing any outstanding leverage in response to actual or anticipated changes in interest rates in an effort to mitigate the increased volatility of current income and NAV associated with leverage, there can be no assurance that the Fund will actually reduce any outstanding leverage in the future or that any reduction, if undertaken, will benefit Shareholders. Changes in the future direction of interest rates are very difficult to predict accurately. If the Fund were to reduce any outstanding leverage based on a prediction about future changes to interest rates, and that prediction turned out to be incorrect, the reduction in any outstanding leverage may reduce the income and/or total returns to Shareholders relative to the circumstance where the Fund had not reduced any of its outstanding leverage.
Certain types of leverage used by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term corporate debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. The Adviser does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
In addition to the foregoing, the use of leverage treated as indebtedness of the Fund for US federal income tax purposes may reduce the amount of Fund dividends that are otherwise eligible for the dividends received deduction in the hands of corporate Shareholders.
The Fund may purchase private investments with an intent to sell a portion of the private investment acquired to unaffiliated investors at a premium to the Fund’s purchase price, which may be costly.
From time to time, the Fund may make an investment with the expectation of selling a portion of its interests therein to unaffiliated investors. There can be no assurance that the Fund will be successful in selling any such private investment, in whole or in part, that the closing of such transaction will be consummated in a timely manner, that any transaction will take place on terms and conditions that will be preferable for the Fund or that expenses incurred by the Fund with respect to any such transactions will not be substantial. In the event that the Fund is not successful in selling any such private investment, in whole or in part, the Fund may consequently hold a greater amount and have more exposure to the related investment than initially was intended, which could make the Fund more susceptible to fluctuations in value resulting from adverse economic and/or business conditions with respect thereto. Moreover, an investment by the Fund that is not sold to unaffiliated investors as originally anticipated could significantly reduce the Fund’s overall investment returns.

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Other Investment Risks
The Fund will hold cash, money market instruments and other short-term investments which may lower the Fund’s performance.
The Fund will hold assets in cash, money market instruments and other short-term investments, which may lower the Fund’s performance. The Fund invests in broadly syndicated term loans and other fixed income investments in order to manage its cash and liquidity needs while earning an incremental return. During periods of limited liquidity and higher price volatility, the Fund’s ability to acquire or dispose of broadly syndicated term loans and similar investments at a price and time that the Adviser deems advantageous may be severely impaired, which may impair its ability to dispose of investments in a timely fashion and for a fair price, as well as its ability to take advantage of market opportunities. To the extent the Fund obtains exposure to these investments through exchange-traded funds and other pooled vehicles, the Fund bears its share of the expenses of such funds. The Fund’s liquidity management strategy involves more risk than investing solely in cash and cash equivalents. These positions may also subject the Fund to additional risks and costs.
The Fund may make
non-US
Investments, which are subject to additional risks.
The Fund, either directly through Direct Investments or indirectly through Portfolio Funds, may invest in companies that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions. Such investments may be subject to certain additional risk due to, among other things, potentially unsettled points of applicable governing law, the risks associated with fluctuating currency exchange rates, capital repatriation regulations (as such regulations may be given effect during the term of the Fund or client portfolio), the application of complex US and non-US
tax rules to cross-border investments, possible imposition of non-US
taxes on investors with respect to the income, and possible
non-US
tax return filing requirements. The foregoing factors may increase transaction costs and adversely affect the value of the Fund’s portfolio investments.
Additional risks of
non-US
investments include but are not limited to: (a) economic dislocations in the host country; (b) less publicly available information; (c) less well-developed regulatory institutions; (d) greater difficulty of enforcing legal rights in a non-US
jurisdiction, (e) economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation, and (e) the possible imposition of foreign taxes on income and gains recognized with respect to such securities. Moreover, non-US
portfolio investments and companies may not be subject to uniform accounting, auditing and financial reporting standards, practices and disclosure requirements comparable to those that apply to US portfolio investments and companies. In addition, laws and regulations of foreign countries may impose restrictions that would not exist in the United States and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. No assurance can be given that a change in political or economic climate, or particular legal or regulatory risks, including changes in regulations regarding foreign ownership of assets or repatriation of funds or changes in taxation might not adversely affect an investment by the Fund.
The Fund may be subject to risks related to changes in foreign currency exchange rates.
Because the Fund may have exposure to securities denominated or quoted in currencies other than the US dollar, changes in foreign currency exchange rates may affect the value of securities held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the US dollar. The Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.
The Fund may be subject to risks associated with the discontinuance of LIBOR and the transition to alternative reference rates.
The London Interbank Offering Rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short term borrowings from each other in the London interbank market. The U.K. Financial Conduct Authority (“FCA”) has publicly announced that certain tenors and currencies of LIBOR will cease to be published or representative of the underlying market and economic reality they are intended to measure on certain future dates.

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There is no assurance that the dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Public and private sector industry initiatives are currently underway to implement new or alternative reference rates to be used in place of LIBOR. In addition, certain regulated entities ceased entering into most new LIBOR contracts in connection with regulatory guidance or prohibitions.
There is no assurance that any such alternative reference rate will be similar to or produce the same value or economic equivalence as LIBOR or that it will have the same volume or liquidity as did LIBOR prior to its discontinuance, unavailability or replacement, all of which may affect the value, volatility, liquidity or return on certain loans, notes, derivatives and other instruments or investments comprising some or all of the Fund’s or a Portfolio Fund’s holdings and result in costs incurred in connection with changing reference rates used for positions, closing out positions and entering into new trades. Certain of the Fund’s or a Portfolio Fund’s investments may transition from LIBOR prior to the dates announced by the FCA. The transition from LIBOR to alternative reference rates may result in operational issues for the Fund or a Portfolio Fund or some of their investments. No assurances can be given as to the impact of the LIBOR transition (and the timing of any such impact) on the Fund or a Portfolio Fund or their investments. These risks may also apply with respect to changes in connection with other interbank offering rates (e.g., Euribor) and a wide range of other index levels, rates and values that are treated as “benchmarks” and are the subject of recent regulatory reform.
Other Risks
The Board may make decisions on behalf of the Fund without Shareholder approval.
Shareholders have no authority to make decisions or to exercise business discretion on behalf of the Fund, except as set forth in the Fund’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day
management of the Fund’s investment activities to the Adviser, subject to oversight by the Board.
Recent market fluctuations and changes may adversely affect the Fund.
General fluctuations in the market prices of securities may affect the value of the Fund’s investments. Instability in the securities markets also may increase the risks inherent in the Fund’s investments. Stresses associated with the 2008 financial crisis in the United States and global economies peaked approximately a decade ago, but periods of unusually high volatility in the financial markets and restrictive credit conditions, sometimes limited to a particular sector or a geography, continue to recur. Some countries, including the United States, have adopted and/or are considering the adoption of more protectionist trade policies, a move away from the tighter financial industry regulations that followed the financial crisis, and/or substantially reducing corporate taxes. The exact shape of these policies is still being considered, but the equity and debt markets may react strongly to expectations of change, which could increase volatility, especially if the market’s expectations are not borne out. A rise in protectionist trade policies, and the possibility of changes to some international trade agreements, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, geopolitical and other risks, including environmental and public health, may add to instability in world economies and markets generally. Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic, political and/or financial difficulties, the value and liquidity of the Fund’s investments may be negatively affected by such events.
Coronavirus
(COVID-19)
and other public health crises pose an ongoing risk to Fund investments and the financial markets generally.
The Fund’s success could be materially and adversely affected by the outbreak of pandemics or other public health crises. For example, the recent outbreak of the novel coronavirus
(“COVID-19”)
and its variants in many countries are adversely impacting global commercial activity, including in the US, and has contributed to significant volatility in financial markets. While therapeutics and vaccinations have been, and continue to be, developed, the global impact of the outbreak has been rapidly evolving, and as an increasing number of cases of the virus have continued to be identified in the US and additional foreign countries, many states and foreign countries have reacted by instituting quarantines, remote working policies, “social distancing” practices and restrictions on travel. The imposition of such restrictions (including
“shelter-in-place”
or “lock-down” directives) are creating disruption in global demand and supply chains and are adversely impacting a wide range of different industries.

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Disruptions to commercial activity across economies due to the imposition of such restrictions, and/or failures to contain the outbreak despite these measures, could materially and adversely impact the Fund. Moreover, the imposition of such restrictions could materially disrupt the Adviser’s and the Fund’s investments’ business activities and impact the ability of the Adviser’s and the Fund’s investments’ personnel to travel, which could negatively impact their ability to operate the Fund or the Fund’s investments. The Fund’s service providers and counterparties (including providers of financing) are facing similar disruptions, which may also negatively impact the Fund and its Shareholders. While the longer term scope of the potential impact of
COVID-19
and its variants on global markets is not yet clear,
COVID-19
pandemic, any of its variants and any other outbreak of any infectious disease or any other serious public health concern, together with any resulting quarantines, remote working policies, “social distancing” practices and restrictions on travel imposed, could continue to have a negative impact on economic and market conditions and continue for a longer period of global economic slowdown. Any such economic impact could adversely affect the performance of the Fund’s investments and, as a result,
COVID-19
and its variants present material uncertainty and risk with respect to the Fund’s overall performance and financial results. In addition, the resulting financial and economic market uncertainty may adversely affect the valuations of investments made by the Fund. Any prolonged restrictive measures instituted in order to prevent or control a pandemic or other public health crisis, such as the one posed by
COVID-19
and its variants, could have a material and adverse effect on the Fund and its investments.
The Fund is subject to market disruptions and geopolitical risks.
The occurrence of events similar to those in recent years, such as localized wars, instability, new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the US and around the world, social and political discord, debt crises, sovereign debt downgrades, increasingly strained relations between the United States and a number of foreign countries, new and continued political unrest in various countries, the exit or potential exit of one or more countries from the European Union (“EU”), continued changes in the balance of political power among and within the branches of the US government, government shutdowns and other factors, may result in market volatility, may have long term effects on the US and worldwide financial markets, and may cause further economic uncertainties in the US and worldwide.
China and the United States have each imposed tariffs on the other country’s products. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Fund’s performance. US companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the US dollar to decline against safe haven currencies, such as the Japanese yen and the euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.
Investments by the Fund, as well as by the Portfolio Funds in which the Fund invests, are materially affected by conditions in the global financial markets and economic and political conditions throughout the world, such as interest rates, the availability and cost of credit, inflation rates, economic uncertainty, changes in laws, trade policies, commodity prices, tariffs, currency exchange rates and controls and national and international political circumstances (including wars and other forms of conflict, terrorist acts, and security operations) and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and pandemics could materially affect the Fund’s investments to the extent it materially affects global economies or global financial markets. The occurrence of any of these above events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. These factors are outside of the Fund’s control and may affect the level and volatility of securities prices and the liquidity and value of the Fund’s portfolio investments, and the Fund may not be able to successfully manage its exposure to these conditions, which may result in substantial losses to Shareholders.
Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of this military action, resulting sanctions and future local, regional or global market disruptions, are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on Russian entities or individuals, including politicians, could have a severe adverse effect on the region, including significant negative economic impacts. How long such military action and related events will last cannot be predicted.

5
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The exit of the United Kingdom from the European Union may impact investments in the UK, EU and the broader global economy.
The United Kingdom (“UK”) ceased to be a member of the EU on January 31, 2020, an event commonly referred to as “Brexit”. The UK left the EU Customs Union and Single Market on December 31, 2020 following the end of the transitional period agreed between the UK and EU. On January 1, 2021, a free trade agreement agreed between the UK and EU (the “FTA”) came into force. Despite the FTA being agreed there is still uncertainty concerning many aspects of the UK’s legal and economic relationship with the EU, including in relation to the provision of cross-border services, and this could cause a period of instability and market volatility, and may adversely impact business and cross-border trade between the EU and the UK. In particular, UK regulated firms in the financial sector may be adversely affected following the transition period because the FTA does not provide for continued access by UK firms to the EU single market. In time, the UK may obtain a recognition of equivalence from the EU in certain financial sectors which would enable varying degrees of access to the EU market, however this is not certain. The many and varied potential effects on UK businesses of the consequences of leaving the single market and customs union are currently unclear and may remain so for a considerable period. Furthermore, given the size and global significance of the UK’s economy, there is likely to be a great deal of uncertainty about the effect of the FTA on the day-to-day
operations of those businesses that either engage in the trade of goods or provision of services within the EU. This may contribute to currency fluctuations or have other adverse effects on international markets, international trade and other cross-border cooperation arrangements. It is not possible to ascertain the precise impact that Brexit and the new trading relationship under the FTA may have but any such impact could may have an adverse effect on the UK, the EU and wider global economy and also on the ability of the Fund and its investments to execute their respective strategies and to achieve attractive returns.
Global developments may negatively impact Asian economies.
Many countries in Asia are heavily dependent upon international trade, and the United States and Europe remain important export markets for many economies in the region. Consequently, countries in the region may be adversely impacted by economic and political developments in other parts of the world, particularly in the case of significant contractions and weakening in demand in primary export markets or enactment of trade barriers by key trading partners. The global financial crisis in 2009 caused significant dislocations, illiquidity and volatility in the wider global credit and financial markets, including markets in Asia. While the volatility of global financial markets has largely subsided, there are rising political tensions within the region and globally, leaders in the United States and several European nations have risen to power on protectionist economic policies, and there are growing doubts about the future of global free trade. There can be no certainty that economies in the region may not be impacted by future shocks to the global economy. Further, the US presidential administration and certain members of the US congress have previously expressed and continue to actively express support for renegotiating international trade agreements and imposing a “border tax adjustment.” In addition, both the United States and China are currently engaged in sometimes hostile negotiations regarding their intentional trade arrangements, and each side has engaged or threaten to engage in an escalation of domestic protective measures such as tariff. Commonly referred to as a “trade war”, the ongoing negotiations between the United States and China has led to significant uncertainty and volatility in the financial markets. As of the date of this Memorandum, the future of the relationship between the United States and China is uncertain, and the failure of those countries to resolve their current disputes could have materially adverse effects on the global economy. This, and/or future downturns in the global economy, significant introductions of barriers to trade or even bilateral trade frictions between the region’s major trading partners and the United States or countries representing key export markets in Europe could adversely affect the financial performance of an underlying fund’s investment and such underlying fund could lose both invested capital in and anticipated profits from the affected investments.
The Fund is subject to cyber security risk.
As the use of technology has become more prevalent in the course of business, the Fund has become more susceptible to operational and financial risks associated with cyber security, including: theft, loss, misuse, improper release, corruption and destruction of, or unauthorized access to, confidential or highly restricted data relating to the Fund and its investors; and compromises or failures to systems, networks, devices and applications relating to the operations of the Fund and its service providers. Cyber security risks may result in financial losses to the Fund and its investors; the inability of the Fund to transact business with its investors; delays or mistakes in the calculation of the financial data or other materials provided to investors; the inability to process transactions with investors or other parties; violations of privacy and other laws; regulatory fines, penalties and reputational damage; and compliance and remediation costs, legal fees and other expenses. The Fund’s service providers (including, but not limited to, its investment adviser, administrator, transfer agent, and custodian or their agents), financial intermediaries, entities in which the Fund invests and parties with which the Fund engages in portfolio or other transactions also may be adversely impacted by cyber security risks in their own businesses, which could result in losses to the Fund or its investors. While measures have been developed which are designed to reduce the risks associated with cyber security, there is no guarantee that those measures will be effective, particularly since the Fund does not directly control the cyber security defenses or plans of their service providers, financial intermediaries and companies in which they invest or with which they do business.
The Fund will be subject to corporate-level US federal income tax on all of its net income if it is unable to maintain RIC tax treatment under the Code.
The Fund has elected to be treated and intends to operate in a manner so as to qualify each taxable year thereafter, as a RIC under the Code.
As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income
and annual distribution requirements. The Fund may have difficulty complying with these requirements. In particular, to the extent that the Fund holds equity investments in entities that are treated as partnerships or other pass-through entities for US federal income tax purposes, it may not have control over, or receive accurate information about, the underlying income and assets of those entities that are taken into account in determining its compliance with the aforementioned ongoing requirements. If the Fund fails to qualify as a RIC it will become subject to corporate-level US federal income tax on all of its net income, and the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distributions to Shareholders, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and Shareholders. See “Material US Federal Income Tax Considerations—Failure to Qualify as a Regulated Investment Company.”
If, before the end of any quarter of its taxable year, the Fund believes that it may fail to meet the ongoing asset diversification requirements (as further described in “Material US Federal Income Tax Considerations—Qualification as a Regulated Investment Company”), the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure—the disposition of non-diversified
assets—may be difficult to pursue because of the limited liquidity of the Fund’s investments. While relevant tax provisions afford a RIC a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to effect a sale of an investment may limit the Fund’s use of this cure period. In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions, but the Fund may be subject to a penalty tax in connection with its use of those savings provisions.
The Fund may hold investments, either directly or indirectly, that require income to be included in investment company taxable income in a year prior to the year in which the Fund (or an underlying entity) actually receives a corresponding amount of cash in respect of such income. The Fund may be required to make a distribution to Shareholders in order to satisfy the annual distribution requirement, even though it will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under the Code. The Fund may have to sell some of its investments at times and/or at prices the Adviser would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, it may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level US federal income tax on all of its net income.
In order to comply with the RIC rules or for other reasons, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may be required to hold such investments through a US or non-US
corporation (or other entity treated as such for US federal income tax purposes), and the Fund would indirectly bear any US or non-US
taxes imposed on such corporation. The Fund may also be unable to make investments that it would otherwise determine to make as a result of the desire to qualify as a RIC.
Tax laws are subject to changes which may adversely affect the Fund.
It is possible that the current US federal, state, local or
non-US
income tax treatment accorded an investment in the Fund will be modified by legislative, administrative, or judicial action in the future, possibly with retroactive effect. The nature of changes in tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after-tax
rate of return of an investment in the Fund. Potential investors therefore should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.

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Incentive Fee.
The Incentive Fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement.
Any Incentive Fee payable by the Fund that relates to an increase in value of the Fund’s investments may be computed and paid on gain or income that is unrealized, and the Adviser is not obligated to reimburse the Fund for any part of an Incentive Fee it previously received. If a Fund investment with an unrealized gain subsequently decreases in value, it is possible that such unrealized gain previously included in the calculation of an Incentive Fee will never become realized. The Adviser is not obligated to reimburse the Fund for any part of the Incentive Fee it received that was based on unrealized gain never realized as a result of a sale or other disposition of a Fund investment at a lower valuation in the future. Thus, the Fund could have paid an Incentive Fee on income or gain the Fund never received.
The Incentive Fee is computed and paid on net profits that may include interest that has been accrued but not yet received in cash, such as market discount, debt instruments with payment in kind (“PIK”) interest, preferred stock with PIK dividends and zero coupon securities, in addition to amounts related to unrealized capital appreciation. If there is a default on an investment by the obligor or such capital appreciation is not ultimately realized, it is possible that amounts previously used in the calculation of the Incentive Fee will become uncollectible, and the Adviser will have no obligation to refund any fees it received in respect of such accrued income. In addition, since in certain cases the Fund may recognize net profits before or without receiving cash representing such net profits and have a corresponding obligation to make an Incentive Fee payment, the Fund may have to sell some of its investments at times it would not consider advantageous, raise additional debt or equity capital or reduce new investments to meet its payment obligations.
The Fund’s investments may include original issue discount and PIK instruments.
To the extent that the Fund invests in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash.
Trustees and Officers are subject to limitations on liability and the Fund may indemnify and advance expenses to Trustees and Officers to the extent permitted by law and the Fund’s Declaration of Trust.
Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Fund’s Declaration of Trust provides that the Trustees will not be liable to the Fund or Shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. The Fund’s Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, The Fund will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Pursuant to the Declaration of Trust and subject to certain exceptions described therein, the Fund will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, the Fund will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

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The Fund will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Fund determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an Independent Trustee), officer, employee, controlling person or agent of the Fund, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the Shareholders.
In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.
The Fund and the Adviser are subject to ongoing regulatory scrutiny and reporting obligations.
The Fund and the Adviser may be subject to increased scrutiny by government regulators, investigators, auditors and law enforcement officials regarding the identities and sources of funds of investors. In that connection, in the future the Fund may become subject to additional obligations that may affect its investment program, the manner in which it operates and, reporting requirements regarding its investments and investors. Each Shareholder will be required to provide to the Fund such information as may be required to enable the Fund to comply with all applicable legal or regulatory requirements, and each Shareholder will be required to acknowledge and agree that the Fund may disclose such information to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file such reports with such authorities as may be required by applicable law or regulation.
This offering is being made on a reasonable best efforts basis by the Distributor.
This offering is being made on a reasonable best efforts basis, whereby the Distributor is only required to use its reasonable best efforts to sell the Shares and neither it nor any selling agent has a firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base. As a result, the Fund may be unable to achieve its investment objective and a Shareholder could lose some or all of the value of his, her or its investment in the Shares.

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POTENTIAL CONFLICTS OF INTEREST
Shareholders should be aware that various actual and potential conflicts will arise from the overall investment activities of the Fund, the Adviser, HarbourVest, other HarbourVest-managed funds or accounts, and their respective affiliates. HarbourVest currently manages, and expects to form, additional funds, and separate accounts that make investments in specific regions and/or sectors of the markets, and in the overall markets, targeted by the Fund or that otherwise have substantially the same investment objective, strategies and investments as the Fund. Such other funds and accounts often will have economic terms that are different than those of the Fund, and can incorporate terms that individually or in the aggregate are more favorable for their investors than the equivalent terms of the Fund. There is no restriction on HarbourVest establishing or managing additional funds or accounts that invest in specific regions and/or sectors of, or in the overall markets targeted by the Fund.
The following discussion identifies certain potential conflicts of interest that should be carefully considered before making an investment in the Fund. In addition, Shareholders should be aware that HarbourVest, the Adviser, their personnel, and their respective affiliates could in the future engage in further activities that could result in additional conflicts of interest not addressed below. HarbourVest and its affiliates will attempt to resolve any conflicts of interest in good faith in a manner consistent with the procedures described in this Prospectus. There can be no assurance that HarbourVest will identify or resolve all conflicts of interest and, if resolved, that such conflicts will be resolved in a manner that is favorable to the Fund. While it is likely that Portfolio Funds and Portfolio Fund Managers and sponsors of Direct Investments will be subject to similar conflicts of interests, Shareholders should note that such Portfolio Funds, Portfolio Fund Managers and sponsors could be subject to additional or alternative conflicts of interest.
Conflicts of interest will arise in respect of Portfolio Funds and other issuers invested in by the Fund and other HarbourVest-managed funds and accounts
It is expected that other HarbourVest-managed funds or accounts will, from time to time, acquire investments in the same portfolio company or Portfolio Fund opportunity as the Fund as part of a single transaction or otherwise. In connection with any such investment by such other HarbourVest-managed funds or accounts, the Fund, on the one hand, and such other HarbourVest-managed funds or accounts, on the other hand, could have conflicting interests if they invest in the same portfolio company or Portfolio Fund. Where the Fund and such other HarbourVest-managed funds or accounts invest in the same securities, HarbourVest could give advice to or otherwise take actions on their behalf in respect of such investments that could differ from advice given to or actions taken on behalf of the Fund. For example, other HarbourVest-managed funds or accounts and the Fund could have an investment in the same securities of a portfolio company or a Portfolio Fund, but could buy or sell such investments at a different time, at a different price or otherwise on different terms or conditions. Such advice or actions on behalf of other HarbourVest-managed funds or accounts could adversely impact the Fund or could otherwise result in such other HarbourVest-managed funds or accounts achieving returns on such investments that are better than the returns achieved by the Fund.
Such conflicts of interest could be more material where the Fund and such other HarbourVest-managed funds and accounts invest in different securities issued by the same portfolio companies or Portfolio Funds. For example, if the Fund invests in the equity securities of a portfolio company and another HarbourVest-managed fund or account invests in the debt securities of the same company, the various economic and other terms of the debt and equity securities, including the interest rates to be paid on the debt securities, any security granted in respect thereof, the characterization of the debt securities as preferred equity or subordinated debt and the nature of the covenants running in favor of the other HarbourVest-managed fund or account as a debt holder, could raise conflicts of interest between the Fund, on the one hand, and such other HarbourVest-managed fund or account, on the other hand. Questions could arise as to whether payment obligations and covenants of the debt securities should be enforced, modified or waived by the holders of the debt securities or whether the debt securities should be refinanced by the portfolio company, which decisions could be influenced by the other HarbourVest-managed fund or account holding the debt securities. Such conflicts of interests will be particularly heightened where the portfolio company is in financial difficulty as, in such situations, the interests of debt and equity holders typically will not be aligned. Decisions about what action should be taken by the Fund as an equity holder or by the other HarbourVest-managed fund or account as a debt holder in a troubled situation, including whether to enforce creditor claims, whether to advocate or initiate a portfolio company restructuring or liquidation inside or outside of bankruptcy proceedings, and the terms of any work-out
or restructuring of a portfolio company or its debt, will raise material conflicts of interest. In such circumstances, the other HarbourVest-managed fund or account might be best served by a liquidation of the portfolio company that would result in its debt being paid but leave nothing with respect to the Fund’s interest in the company’s equity. It is possible in distressed situations that actions taken by the other HarbourVest-managed fund or account as a debt holder could materially

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adversely impact, if not in effect eliminate, any remaining value attaching to equity securities held by the Fund. The reverse would be the case where the Fund holds debt securities of a portfolio company and another HarbourVest-managed fund or account acquires equity securities of the same company. Furthermore, it is possible that in connection with an insolvency, bankruptcy, reorganization or similar proceeding, the Fund and other HarbourVest-managed funds or accounts will be limited (by applicable law, including the 1940 Act, courts or otherwise) in the positions or actions they will be permitted to take due to the other interests held or actions taken by HarbourVest and other HarbourVest-managed funds and accounts.
In circumstances where the Fund and other HarbourVest-managed funds or accounts hold investments in different classes of a portfolio company’s debt and/or equity (or, where applicable, different classes of securities issued by a Portfolio Fund), HarbourVest intends, to the fullest extent permitted by applicable law, including the 1940 Act, to take steps in respect of such investments to reduce the potential for adversity between the Fund and the other HarbourVest-managed funds or accounts, including by causing the Fund to take certain actions that, in the absence of such conflict, it would not take, such as, for example but without limitation (
i
) remaining passive in a portfolio company restructuring or similar situation (including by electing not to vote or voting pro rata
with other unaffiliated security holders), (
ii
) divesting investments, (
iii
) appointing an independent decision-maker, or (
iv
) otherwise taking an action designed to reduce such adversity. Any such step could have the effect of benefiting other HarbourVest-managed funds or accounts and therefore could not be in the best interests of, and could be adverse to, the Fund. HarbourVest manages a number of funds and accounts that are deemed to be investing plan assets subject to ERISA and that target, in whole or in part, similar investments to those targeted by the Fund. Similar considerations could apply if the Fund and other HarbourVest-managed funds and accounts were to invest in different parts of the debt capital structure of the same portfolio company (for example if the Fund holds debt securities that are junior to debt securities held by other HarbourVest-managed funds and accounts).
In addition to investing at the same time in the same portfolio company or Portfolio Fund, including in different classes of securities issued thereby, subject to applicable law, including the 1940 Act, the Fund could pursue a transaction with an entity in which another HarbourVest-managed fund or account has a pre-existing
investment, or another HarbourVest-managed account could pursue a transaction with an entity in which the Fund has a pre-existing
investment. For example, the Fund could lead a recapitalization of a portfolio company in which another HarbourVest-managed fund or account has a pre-existing
investment, or invest in a later-stage equity issuance by a portfolio company in which another HarbourVest-managed fund or account has a pre-existing
investment in an earlier-stage equity issuance. Similarly, the Fund could invest in a preferred equity issuance by a Portfolio Fund in which another HarbourVest-managed fund or account has a pre-existing
equity investment. As discussed above, such investments could give rise to conflicts of interest to the extent that HarbourVest takes into account the interests of such other HarbourVest-managed funds and accounts in its consideration of certain actions by the Fund in respect of such investments, and in certain circumstances, the pre-existing
interests of the other HarbourVest-managed funds or accounts in the relevant entity could preclude the Fund from taking actions it would otherwise have taken or could otherwise be detrimental to the Fund, or alternatively, such other HarbourVest-managed funds or accounts could benefit from actions taken on behalf of the Fund. For example, if the valuation at which an investment by the Fund is made into an existing portfolio company of another HarbourVest-managed fund or account is below or in excess of the valuation implied by the original investment, such investment by the Fund could be dilutive or accretive to the existing investment held by such other HarbourVest-managed funds or accounts. If any such other HarbourVest fund or account is no longer making investments or does not have sufficient capital to participate (in full or in part) in such new investment in the portfolio company, such HarbourVest fund or account will be unable to protect itself against any such dilution resulting from a later issuance at a lower valuation. Conversely, if the Fund makes an investment in an existing portfolio company of another HarbourVest fund or account at a valuation higher than that implied by the original investment, the investment by the Fund will indirectly benefit such other HarbourVest fund or account. In addition, if another HarbourVest-managed fund or account makes a preferred equity investment in a Portfolio Fund in which the Fund has a preexisting equity interest, the interest of the Fund is likely to be very significantly diluted and could in effect be eliminated if the portfolio of the Portfolio Fund is distressed. Alternatively, if the Fund makes such an investment in a Portfolio Fund in which another HarbourVest-managed fund or account has a pre-existing
investment, such other HarbourVest-managed fund or account could materially benefit from the investment of the Fund which could enable the Portfolio Fund to make defensive follow-on
investments in its portfolio that would not otherwise have been possible, thereby protecting the remaining value of portfolio. It is possible that the Fund could be precluded from making certain investments or taking certain actions by reason of an existing relationship of another HarbourVest-managed fund or account in a potential or actual portfolio investment. For example, as discussed further below, if another HarbourVest-managed fund or account holds an investment in a public company with respect to which it has received material non-public
information, the Fund could be prohibited or otherwise limited in its ability to make an investment in the same company under applicable law, including the 1940 Act. Likewise, regulatory “cross-attribution” rules could be implicated

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to the extent the Fund were to invest directly or indirectly in a company in which another HarbourVest-managed fund or account holds an investment, which could result in the Fund being unable to make such investment, being required to invest less than it would otherwise invest, or being subject to legal or regulatory requirements to which it would not otherwise be subject.
Regulatory Restrictions, Affiliated Transactions and Position Limits
There may be periods when the Adviser could preclude the Fund from purchasing particular securities or financial instruments, even if such securities or financial instruments would otherwise meet the Fund’s objectives. The Adviser has received for an exemptive order from the SEC that would permit the Fund to, among other things and subject to the conditions of the order, invest in aggregated transactions alongside certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, that involve the negotiation of certain terms of the private placement securities to be purchased (in addition to price-related terms), subject to certain terms and conditions (the “Section 17(d) Order”).
The Adviser will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), except in reliance on the Section 17(d) Order or unless such investments otherwise qualify for another 1940 Act exemption or are entered into in accordance with interpretations of Section 17(d) and
Rule 17d-1
as expressed in SEC
no-action
letters or other available guidance, including aggregated transactions where only price-related terms of the private placement security to be purchased are negotiated by the Adviser.
Under the terms of the Section 17(d) Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s Independent Trustees must be able to reach certain conclusions in connection with investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its Shareholders and do not involve overreaching of the Fund or its Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Shareholders. The Section 17(d) Order is subject to certain terms and conditions so there can be no assurance that the Fund will be permitted to invest in aggregated transactions alongside certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Section 17(d) Order. The Adviser’s investment allocation policies and procedures can be revised at any time without notice to, or consent from, the Shareholders.
The Fund, together with interests held by other clients of the Adviser, may be limited from owning or controlling, directly or indirectly, interests in Portfolio Funds or other issuers that equal or exceed 5% of such issuer’s outstanding voting securities. In addition, the Fund may seek to invest in a Portfolio Fund’s non-voting securities and, together with interests held by other clients of the Adviser, may be limited in the amount it can invest. Such limitations are intended to ensure that an underlying Portfolio Fund not be deemed an “affiliated person” of the Fund for purposes of the 1940 Act, which may impose limits on the Fund’s dealings with the Portfolio Fund and its affiliated persons. As a general matter, however, the Portfolio Funds in which the Fund will invest do not typically provide their shareholders with an ability to vote to appoint, remove or replace the general partner of the Portfolio Fund (except under quite limited circumstances that are not presently exercisable). Notwithstanding these limitations, under certain circumstances the Fund could become an affiliated person of a Portfolio Fund or another issuer. In such circumstances, the Fund may be restricted from transacting with the Portfolio Fund or its portfolio companies absent an applicable exemption (whether by rule or otherwise).
Conflicts of interest will arise in the event the Fund and other HarbourVest-managed funds or accounts participate in competing bids for the same portfolio company
In connection with many Direct Investment opportunities two or more lead sponsors will bid against each other in an auction process for the opportunity to acquire the same portfolio company. The Fund and other HarbourVest-managed funds or accounts could participate in competing bids alongside two or more lead sponsors, which could ultimately result in a higher purchase price for the lead sponsor that ultimately secures the investment opportunity, and therefore could result in a higher transaction cost for the Fund. Alternatively, one or more lead sponsors could decline to grant an opportunity to invest in a portfolio company to the Fund if the Fund or other HarbourVest-managed funds or accounts are already in negotiation to invest with another lead sponsor in the same portfolio company.

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Potential conflicts with respect to advisory committee members of the Fund’s portfolio entities
In certain circumstances, an investor in a HarbourVest-managed fund or account could have a pre-existing
relationship with the sponsor of a Primary Partnership Investment in which such HarbourVest-managed fund or account participates alongside one or more other HarbourVest-managed funds or accounts. In connection with such investment, the sponsor of such Primary Partnership Investment could decide to offer an advisory committee seat directly to such investor (and not to HarbourVest) or, where such investor invests in a HarbourVest-managed account established solely for its benefit, the sponsor could offer an advisory committee seat to HarbourVest in its capacity as the manager of such managed account acting solely for the benefit of such investor, and not in its capacity as the manager of all participating HarbourVest-managed funds or accounts. In such circumstances, the advisory committee seat would be made available to HarbourVest solely to serve the interests of the investor with the pre-existing
relationship with the sponsor. While HarbourVest could be offered an additional advisory committee seat to be exercised for the benefit of any other HarbourVest-managed funds or accounts participating in the relevant Primary Partnership Investment, including the Fund, there can be no assurance of this and in many if not all instances, this could not be the case. Conflicts of interest will arise where HarbourVest is offered advisory committee seats in such circumstances. The interests of the investor with the pre-existing
relationship with the sponsor of the Primary Partnership Investment on the one hand, and other HarbourVest-managed funds and accounts, which may include the Fund, participating in such investment on the other hand, may not be aligned in all circumstances in which HarbourVest is called on to take any action as the holder of an advisory committee seat made available to HarbourVest solely for the benefit of such investor. Any action taken by HarbourVest for the benefit of such investor could adversely impact another HarbourVest-managed fund or account participating in the investment, including the Fund.
Transactions between the Fund and Shareholders or prospective Shareholders of the Fund or other HarbourVest-managed funds and accounts
Shareholders and prospective Shareholders of the Fund or other HarbourVest-managed funds or accounts can, to the extent permitted by the 1940 Act and other applicable law, sell or buy portfolio investments to or from the Fund and, in the case of such a sale, can use the proceeds to make investments in the Fund and other HarbourVest-managed funds or accounts. Such transactions can give rise to conflicts of interest to the extent that HarbourVest facilitates such transactions and might indirectly benefit from the proceeds of such transactions being invested in HarbourVest-managed funds or accounts.
Transactions involving Portfolio Funds, Direct Investments and other third-party funds in which the Fund, other HarbourVest-managed funds or accounts or HarbourVest have an interest
The Fund could invest in a Portfolio Fund or Direct Investment whose general partner or manager is directly or indirectly partially owned by another HarbourVest-managed fund or account, and such affiliates or such other HarbourVest-managed fund or account (and indirectly HarbourVest itself) could indirectly benefit by receiving directly or indirectly a portion of the carried interest and/or management fees borne by the Fund with respect to such Portfolio Fund or Direct Investment. Further, the Fund could invest in a Portfolio Fund or Direct Investment whose general partner, manager or sponsor (or the individual owners or principals thereof) is an investor or prospective investor in the Fund or other HarbourVest-managed funds or accounts. In such circumstances, conflicts of interest will arise as HarbourVest could be incentivized to take such actual or prospective investments by such general partner, manager or sponsor (or the individual owners or principals thereof) and the potential carried interest, management fees and/or other economic benefits to HarbourVest and its affiliates from such investments, into consideration in determining to invest the Fund in such Portfolio Fund or Direct Investment.
Furthermore, the Fund could buy securities from a third-party fund in which other HarbourVest-managed funds or accounts are limited partners and/or have an investment in the general partner or manager of such third-party fund. The other HarbourVest-managed funds or accounts invested in such selling fund could indirectly benefit from such transaction. The Fund could also buy securities of a company that is owned, in part, by other HarbourVest-managed funds or accounts or that is owned, in whole or in part, by third-party funds in which other HarbourVest-managed funds or accounts are limited partners, and the transaction could allow such other HarbourVest-managed funds or accounts or such third-party funds, to increase their holding value of such securities, which could benefit such HarbourVest-managed funds or accounts and HarbourVest.
Transactions between portfolio companies of the Fund and other HarbourVest-managed funds and accounts
The activities of the portfolio companies of the Fund and of other HarbourVest-managed funds and accounts could conflict with each other. The Fund could, for example, invest in a portfolio company that competes with a different portfolio company held by

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the Fund or another HarbourVest-managed fund or account or that becomes involved in a legal dispute with such portfolio company. Conflicts among portfolio companies could preclude HarbourVest from taking actions it would otherwise have taken on behalf of the Fund to the extent HarbourVest determines such action would be detrimental to one or more of the other funds and accounts it manages, including the Fund.
Allocation and classification of investment opportunities and related conflicts of interest
The Fund and certain other HarbourVest-managed funds and accounts will target the same investments in Portfolio Funds and Direct Investments. Subject to the terms of the Section 17(d) Order, HarbourVest has sole discretion to determine the manner in which investment opportunities are allocated between the Fund and such other HarbourVest-managed funds and accounts in such circumstances. Such allocation decisions present inherent conflicts of interest where demand exceeds available supply. As a result, the Fund’s share of investment opportunities could be materially affected by competition from another HarbourVest-managed fund or account. Such conflicts will not always be resolved to the advantage of the Fund.
HarbourVest adheres to an Investment Allocation Policy that will apply to the Fund and HarbourVest’s other funds and accounts and that takes into account a variety of factors, currently including, but not limited to: (
i
) capital available for investment by each fund or account; (
ii
) the size and characteristics of the investment; (
iii
) risk / return profile of the fund or account; (
iv
) contractual obligations, including any priority rights with respect to investment allocations; (
v
) principles of diversification; (
vi
) the tactical plan of each fund or account, including without limitation its targeted strategies, pacing, investment minimums and maximums, level of portfolio concentration, and investment guidelines; (
vii
) other investment opportunities that are expected to be available in the near term; (
viii
) restrictions imposed by the underlying manager, portfolio company, or lead sponsor of the investment opportunity (
e.g.
, restrictions relating to ERISA concerns); (
ix
) structural, tax, or legal issues of a transaction that could make an investment not appropriate for a particular fund or account; (
x
) whether the specific characteristics of the investment opportunity are consistent with one or more investment strategies; (
xi
) a determination by HarbourVest that the investment is inappropriate, in whole or in part, for one or more of the funds or accounts; (
xii
) whether a fund or account has a narrow or specific objective or focus; (
xiii
) whether a fund or account has discretion and the necessary timeframe for the approval and funding process; (
xiv
) whether a conflict waiver could be required and the necessary timeframe for obtaining such waiver; (
xv
) applicable transfer or assignment provisions; (
xvi
) the investment period of a fund or account, including the proximity of a fund to the end of its investment period or specified term, if any; (
xvii
) ability to borrow and available borrowing capacity on any applicable subscription line or other credit facility; (
xviii
) excessive transaction costs relative to the size of a fund or account’s participation; (
xix
) whether a fund or account has an existing interest in the investment; (
xx
) whether a fund or account has an existing interest in an investment managed by the same manager; or (
xxi
) such other factors as HarbourVest reasonably deems relevant. Among others, the above factors provide substantial discretion to HarbourVest in allocating any individual investment opportunity. The outcome of any allocation decision could result in the Fund receiving all or none of an investment opportunity or a non-pro
rata interest in the opportunity. In situations where there is insufficient investment supply relative to demand, HarbourVest, in its sole discretion, will make subjective judgments using some or all of the above factors.
Notwithstanding the above, certain HarbourVest-managed funds or accounts could be allocated investment opportunities sourced by one or more of such fund’s or account’s beneficial owners, or due to the relationships that one or more such beneficial owners has with other sponsors (including, for the avoidance of doubt, relationships arising from pre-existing
investments by HarbourVest-managed accounts in which such a beneficial owner participates, as determined by HarbourVest in its sole discretion, taking into account the nature of the relationship and such other factors as HarbourVest deems appropriate under the circumstances). Accordingly, such investment opportunities are not sourced by HarbourVest and in many circumstances would not be allocated to the Fund, in whole or in part, and such investment opportunities could be allocated solely or disproportionately to such other funds or accounts unless the sourcing party offers the opportunity to HarbourVest for other funds or accounts to participate. In addition, from time to time sponsors of the Fund’s potential portfolio investments could determine which HarbourVest-managed fund or account could participate in HarbourVest-sourced investment opportunities, and any such determination could differ from the allocation HarbourVest would have made under its Investment Allocation Policy.
Because the investment focus of certain of the other HarbourVest-managed funds and accounts overlap with the investment focus of the Fund, not all investment opportunities suitable for the Fund will be allocated to the Fund and in some instances the Fund will be allocated less of an investment opportunity than would otherwise be the case absent such other HarbourVest-managed funds and accounts. In addition to the other relevant factors considered under the Investment Allocation Policy as described above, there could also be commercial, structural, regulatory, legal (including the 1940 Act or ERISA), or other reasons that could cause the

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Adviser or HarbourVest to determine that a prospective investment is not appropriate for the Fund. The Fund can invest in opportunities that other HarbourVest-managed funds or accounts have declined or could decline to invest in opportunities in which other HarbourVest-managed funds or accounts have invested or will invest.
The classification of an investment opportunity as appropriate or inappropriate for the Fund or any of the other HarbourVest funds will be made by HarbourVest, in good faith, at the time of purchase and will govern in this regard. This determination frequently will be subjective in nature. Consequently, HarbourVest and the Adviser could determine that an investment opportunity is more appropriate for another HarbourVest fund and such investment could be allocated to such other HarbourVest fund.
Notwithstanding the foregoing, any HarbourVest-managed funds or accounts for which the limited partners or underlying clients of such funds or accounts source investment opportunities or which result from relationships of the limited partners or underlying clients of any such HarbourVest-managed funds or accounts will be entitled to investment priority with respect to such investor-sourced deals.
Although the core focus of the Fund will be Direct Investments, complemented to a lesser extent by Primary Partnership Investments and Secondary Investments, generally in buyout and growth equity, and to a lesser extent, venture capital, special situations, infrastructure and real assets and other private investments globally, whether structured as equity or credit, the Fund could also opportunistically participate in other investment opportunities outside of the core focus.
HarbourVest can receive different amounts or structure of compensation from the Fund and other HarbourVest-managed funds or accounts with similar investment objectives as the Fund. HarbourVest could have an incentive to favor those HarbourVest-managed funds or accounts from which it receives higher compensation in making its allocation decisions. HarbourVest may classify the same investment for the Fund differently than it classifies the same investment for other HarbourVest-managed funds or accounts, and HarbourVest may receive more favorable compensation from its other HarbourVest-managed funds or accounts by classifying an investment differently than how HarbourVest classifies the same investment held by the Fund. HarbourVest has in place policies and procedures to address these conflicts, including policies and procedures designed to ensure allocation of investments to the Fund and other HarbourVest-managed funds or accounts on a fair and equitable basis.
HarbourVest Employees, including their family members, and the Fund can own investments in the same securities and such jointly-held investments can lead to conflict of interests. HarbourVest seeks to mitigate these conflicts through its Code of Ethics and other applicable policies and procedures.
Leverage available to the Fund could be limited as a result of allocations of available leverage to other HarbourVest-managed funds
Many banks limit their exposure to all funds under management by a single manager and accordingly the Fund and other HarbourVest-managed funds and accounts could be limited in the amount they can borrow from a particular bank. HarbourVest has sole discretion to determine the appropriate amount of leverage to make available to the Fund and any such other HarbourVest-managed funds and accounts under any credit line or lines. As a result, the Fund may not employ leverage in pursuit of its investment strategies or may use less leverage than it otherwise would have had HarbourVest ultimately determined not to use leverage with other HarbourVest-managed funds or accounts. Such a determination could adversely impact the Fund or could otherwise result in such other HarbourVest-managed funds or accounts achieving returns that are better than the returns achieved by the Fund.
Allocation of expenses between the Fund and other HarbourVest-managed funds and accounts
HarbourVest will determine, in its sole discretion, the appropriate allocation of investment and other expenses borne by the Fund and other HarbourVest-managed funds and accounts.
Out-of-pocket
expenses associated with a completed investment in which the Fund participates will generally be borne by the Fund and other HarbourVest-managed funds and accounts on a pro rata basis relative to the size of their investments. Expenses related more generally to an investment strategy, including broken deal expenses, fees and expenses of consultants and costs and expenses of research relating to a strategy, will generally be allocated to the Fund and other HarbourVest-managed funds and accounts on what HarbourVest determines is a fair and equitable basis. For example, HarbourVest has entered, and could in the future enter, into arrangements with certain persons to provide services to the Fund and to other HarbourVest-managed funds and accounts and in particular has entered into a retainer arrangement with a consultant to

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provide due diligence services with respect to certain investments, including direct equity and credit investments across the HarbourVest platform. HarbourVest generally expects to allocate fees and expenses with respect to such retainer arrangement to the Fund and to other HarbourVest-managed funds and accounts based on the aggregate amounts actually invested in such applicable investments during the year by each fund or account, regardless of whether or not the consultant provided services on a particular applicable investment or provided services for a deal in which the Fund invested. As another example, HarbourVest has engaged a consultant to provide credit monitoring and restructuring advice with respect to certain credit investments held by HarbourVest-managed funds and accounts (which could include the Fund), and generally expects to allocate fees and expenses with respect thereto among such HarbourVest-managed funds and accounts (and the Fund) based on their respective participation in such credit investments. Expense allocation decisions by HarbourVest could result in the Fund bearing more or less of certain fees and expenses than other participants or potential participants in the same investments or strategies in which the Fund invests. The Adviser will make judgments with respect to allocation of expenses in its good faith discretion, notwithstanding its interest in the outcome, and can make corrective allocations after the fact should it determine that such corrections are necessary or advisable (any amounts payable to the Fund in respect of any overpayment of expenses by the Fund will not bear interest). Notwithstanding the foregoing, the portion of an expense allocated to the Fund for a particular item or service will not necessarily reflect the relative benefit derived by the Fund from that item or service in any particular instance and certain HarbourVest-managed funds and accounts could indirectly benefit from products or services paid for by the Fund and vice versa. For example, the cost of the Fund’s review of a prospective investment, structuring a vehicle in a novel jurisdiction, or other organizational costs will generally be borne by the Fund, which could result in cost efficiencies for other HarbourVest-managed funds and accounts when such other funds or accounts subsequently evaluate similar or related investments.
Warehousing, etc.
In certain circumstances, subject to applicable law, the Fund could initially acquire or agree to acquire an investment with the expectation of selling or reallocating a portion of such investment to unaffiliated third-parties.
There can be no assurance that if the Fund has initially acquired or agreed to acquire an investment with the expectation of selling or reallocating a portion of such investment to unaffiliated third-parties the Fund will be successful in subsequently selling or reallocating such portion of such investment and the Fund could consequently hold a greater concentration and have more exposure to such investment (and its related expenses) than was initially intended, which could reduce the Fund’s overall investment returns. Furthermore, if such investment is not consummated, the Fund could bear all of the related broken-deal expenses, including expenses related to the portion of the proposed investment it had expected to sell.
Similarly, in certain circumstances, subject to applicable laws and applicable agreements, the Fund could acquire an investment from unaffiliated third parties that have acquired the investment with the expectation of selling or reallocating a portion of such investment to the Fund. In such circumstances, the Fund may pay more to acquire the investment than the Fund would have paid had the Fund initially made the investment.
The Fund could make strategic Primary Partnership Investments that do not result in investment opportunities for the Fund and/or that do not perform as well as Primary Partnership Investments made by other HarbourVest-managed funds and accounts
The Fund could make strategic Primary Partnership Investments or other investments as determined by the Adviser that have the potential for generating future investment opportunities for the Fund and/or other HarbourVest-managed funds and accounts, and the Adviser expects to primarily consider the potential for such future investment opportunities in its evaluation of, and decision to cause the Fund to make, such strategic primaries or other investments. Such investments could, for example, adversely impact the Fund’s ability to participate in other investments that would have been more advantageous to the Fund and might not perform as well as Primary Partnership Investments made by other HarbourVest-managed funds and accounts. Strategic Primary Partnership Investments will be selected primarily because such investments are expected to increase the likelihood of generating investment opportunities. Future investment opportunities attributable to such strategic primary and other investments will be allocated among the Fund and other HarbourVest-managed funds and accounts in accordance with HarbourVest’s allocation policies and procedures, and the Fund will not have any investment priority over any other HarbourVest-managed funds or accounts with respect to any such opportunities. Furthermore, the Fund could choose not to participate in such investment opportunities, if and when they arise, and, to the extent such opportunities would cause the Fund to be in breach of its investment restrictions or would require an investment in excess of the Fund’s available capital, such opportunities could be allocated in full to other HarbourVest-

managed funds or accounts. As such, the Fund ultimately might not participate in such future investment opportunities if and when they arise.
The Fund could pay finders fees in connection with deal sourcing
Any finders, placement, brokerage, and other similar fees (or an allocable portion thereof) incurred in connection with sourcing portfolio investments will be payable by the Fund. One possible source of portfolio investments is Shareholders or prospective Shareholders of the Fund or investors in other funds or accounts managed by HarbourVest and such persons may, to the extent permitted by law, be paid finders or other similar fees.
Possession of material
non-public
information could restrict the Fund’s investment activities
In connection with the management of the Fund or other HarbourVest-managed funds or accounts, HarbourVest could come into possession of material, non-public
information in respect of certain portfolio companies or could otherwise become an “insider” with respect to such companies. HarbourVest has not established information barriers between its internal investment teams. Trading by HarbourVest on the basis of such information, or improperly disclosing such information, or trading while HarbourVest has such “insider” status can be restricted pursuant to applicable law and/or internal policies and procedures adopted by HarbourVest to promote compliance with applicable law. Accordingly, the possession of such “inside information” or “insider” status with respect to such portfolio companies will likely significantly constrain the Fund’s investment activities with respect to such portfolio companies. In particular, due to possession by HarbourVest of such information or status in respect of companies in respect of which the Fund holds publicly traded securities or (to the extent permitted) is targeting investment in such securities, the Fund is not likely to be able to initiate a purchase or sale transaction involving such securities other than in very limited circumstances, which could adversely impact the Fund. The Fund could also be subject to contractual “stand-still” obligations,
“non-circumvent”
obligations and/or confidentiality obligations that restrict its ability to trade in such securities. In certain circumstances, HarbourVest could engage an independent agent to dispose of securities of issuers in which HarbourVest is deemed to have material non-public
information on behalf of the Fund. Such independent agent could dispose of the relevant securities for a price that could be lower than the Fund’s valuation of such securities.
HarbourVest could outsource services it has historically performed in-house
Services that HarbourVest has historically performed
in-house
for other HarbourVest-managed funds or accounts could be outsourced in whole or in part to third parties in the sole discretion of HarbourVest or the Adviser in connection with the operation of the Fund. Such outsourced services could include, without limitation, accounting, tax, compliance, investment and operational due diligence, trade settlement, information technology, or legal services. Outsourcing could not occur uniformly for all HarbourVest-managed funds and accounts and, accordingly, certain costs could be incurred by the Fund through the use of third-party service providers that are not incurred for comparable services used by other HarbourVest-managed funds or accounts. The decision by HarbourVest to initially perform particular services in-house
for the Fund will not preclude a later decision to outsource such services, or any additional services, in whole or in part to third parties. The Adviser is permitted to treat the costs, fees, or expenses of any such third-party service providers as Fund expenses borne by the Fund or, in certain circumstances where the Adviser deems it appropriate (e.g., in connection with the transfer of any Shares of the Fund), as costs, fees and expenses borne in whole or in part by one or more Shareholders.
HarbourVest expects to charge for certain services performed by in-house
personnel
It is expected that the Fund (and potentially a portfolio company or proposed portfolio company) will be charged amounts in connection with the provision of services by in-house
personnel. The decision by HarbourVest to initially perform particular services in-house
for the Fund without charging the Fund will not preclude a later decision to charge the Fund for such services, either in whole or in part. The Adviser will make the foregoing determination in its discretion, taking into account factors that it reasonably believes to be appropriate in the circumstances.
Potential conflicts with respect to service providers
Other HarbourVest-managed funds or accounts may hold equity or debt investments in certain advisors and other service providers (including, without limitation, accountants, administrators, valuation agents, lenders, bankers, brokers, attorneys, consultants, placement agents and certain other advisors and agents) to the Fund or HarbourVest (or affiliates of such advisors and service providers). Alternatively, the Fund may invest in advisors or service providers providing such services to other HarbourVest-managed funds or accounts or could otherwise have other business, personal, financial, or other relationships with HarbourVest, its affiliates, other HarbourVest-managed funds or accounts or their respective portfolio companies. Such advisors and service providers could also be investors in the Fund, other HarbourVest-managed funds or accounts or their respective portfolio companies, affiliates of the Adviser or HarbourVest, sources of investment opportunities or co-investors
or counterparties therewith. Additionally, certain HarbourVest Employees could have family members or relatives employed by advisors and service providers. Subject to the limitations of the 1940 Act and SEC guidance, these service providers and their affiliates could contract or enter into any custodial, financial, banking, administration, valuation, advising or brokerage, placement agency or other arrangement or transaction with the Fund, the Adviser, HarbourVest, any investor in the Fund, or any portfolio company in which the Fund has made an investment. These relationships could influence the Adviser or HarbourVest in deciding whether to select or recommend such a service provider to perform services for the Fund or a portfolio company. If the Fund or other HarbourVest-managed funds or accounts invest in a company which provides services to the Fund, other HarbourVest-managed funds or accounts or any of their respective portfolio companies, to the extent permitted under the 1940 Act and applicable exemptive rules and SEC no-action
letters, (
i
) the cost of such services will generally be borne directly or indirectly by the Fund or such other HarbourVest-managed funds or accounts, as applicable, and (
ii
) any fees paid to such service providers in connection therewith (for the avoidance of doubt, which will not include fees paid to a placement agent in connection with the placement of Shares) will not offset Investment Advisory and Management Fees or Incentive Fees borne by the Fund. To the extent the Fund makes a portfolio investment in any such company, it is possible that actions taken by the Fund in a distressed situation as a debt holder could adversely impact such company and the HarbourVest-managed funds or accounts or their portfolio companies that such company provides services to (and vice versa, where other HarbourVest-managed funds or accounts hold equity or debt investments in such companies that provide services to the Fund or their portfolio companies). These relationships could also preclude HarbourVest from taking actions it would otherwise have taken on behalf of the Fund to the extent HarbourVest determines such action would be detrimental to one or more of the other HarbourVest funds and accounts it manages or their portfolio companies.
Advisors and service providers could charge different rates or have different arrangements
Advisors and service providers often charge different rates or have different arrangements for specific types of services. For example, the fee for a particular type of service can vary based on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by the Fund are different from those used by HarbourVest, other HarbourVest-managed funds or accounts, their portfolio companies, or their respective affiliates, any of the foregoing could pay different amounts or rates than those paid by the Fund with respect to any particular advisor or service provider. Even if the type of service used by the Fund is the same as those services used by HarbourVest, other HarbourVest-managed funds or accounts, their portfolio companies or their respective affiliates, the Fund and such other parties could enter into different arrangements or pay different amounts or rates with the same advisors or service providers for the same services.
Stapled secondary transactions could give rise to conflicts
The Fund could be required to subscribe for a new interest issued by a Portfolio Fund by the Portfolio Fund Manager in order to obtain the consent of such Portfolio Fund Manager to proceed with a Secondary Investment in a related Portfolio Fund managed by the Portfolio Fund Manager or could subscribe for such interests alongside a seller of Secondary Investments or its affiliates in order to purchase such Secondary Investments (any such subscription alongside a Secondary Investment, a “Stapled Secondary”). While subscribing for such a new interest in a fund that has not made and/or committed to make material portfolio investments at the time of subscription would typically be considered a Primary Partnership Investment, the Adviser will deem any such investment made in connection with a Stapled Secondary to be a Secondary Investment for purposes of complying with the Fund’s investment policies. Although the Fund’s Incentive Fee does not distinguish between Primary Partnership Investments, Secondary Investments and Direct Investment, HarbourVest is typically not entitled to carried interest in connection with Primary Partnership Investments by HarbourVest-managed funds and accounts; however, with respect to other HarbourVest-managed funds and accounts, HarbourVest expects to receive carried interest with respect to Secondary Investments including any Stapled Secondary and any related subscription for a new interest issued by a related Portfolio Fund made in connection with the Stapled Secondary. Accordingly, conflicts of interest will arise in connection with a determination by the Adviser on behalf of the Fund to invest in a Stapled Secondary (see also “Allocation and classification of investment opportunities and related conflicts of interest” above).

The Incentive Fee and valuation can create conflicts of interest
The entitlement to the Incentive Fee with respect to the Fund can create incentives for the Adviser to make Fund investments that are riskier or more speculative than would be the case in the absence of the Incentive Fee although this incentive could be tempered in that losses will reduce the Fund’s performance and thus the Adviser’s ability to receive an Incentive Fee. Similar concerns apply with respect to Portfolio Funds and Direct Investments and carried interest or other profit participations payable to their respective sponsors. Also, the Incentive Fee is based on realized and unrealized appreciation of the Fund and the Adviser could receive the Incentive Fee with respect to unrealized as well as realized appreciation, which could create incentives for the Adviser to value investments more highly than their ultimate realization price. Interim gains and losses (realized and unrealized) and any Incentive Fee with respect thereto will be paid periodically throughout the Fund’s perpetual life. The Investment Management Agreement provides for payments of the Incentive Fee to be made to the Adviser prior to any termination of the Fund.
In addition, the value of the Fund’s investments will be determined by the Adviser in accordance with the Fund’s valuation procedures and HarbourVest’s valuation policies. Accordingly, the carrying value of an investment might not reflect the price at which the investment could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. The valuation of investments will affect the amount and timing of the Management Fee and the Incentive Fee. The valuation of investments could also affect the ability of HarbourVest to raise successor funds to the Fund because prospective investors are likely to consider performance of the Fund in making any investment decisions with respect to a successor fund. As a result, there could be circumstances where the Adviser is incentivized to determine valuations that are higher than the actual fair value of investments.
Finally, although the Fund does not make carried interest distributions, it will invest in Portfolio Funds and Direct Investments in which a third-party manager may receive carried interest distributions, as well as make investments alongside other HarbourVest-managed funds that may pay carried interest distribution to HarbourVest personnel and associated persons. The treatment of carried interest is subject to special US federal income tax rules that could result in the third-party managers (or HarbourVest, to the extent that it has influence over such investments) being incentivized to structure, hold and/or sell portfolio investments in a manner that takes into account the US tax treatment of any carried interest, which could adversely impact the Fund. As discussed above under “Certain Investment Considerations, Risks and Conflicts of Interest—Reliance on third-party management;
Non-control
investments”, in many cases the Adviser will not be in a position to dictate how or when a portfolio investment is realized, however, such misalignment could exist at the level of the underlying portfolio investments and carried interest or other profit participations payable to their respective sponsors.
HarbourVest professionals can engage in other activities unrelated to the Fund
The relevant managing directors and other employees of HarbourVest will devote that portion of their business time to the affairs of the Fund necessary for the proper performance of their duties. Other investment activities of HarbourVest are likely to require those individuals to devote substantial amounts of their time to matters unrelated to the business of the Fund.
Shareholders could have relationships with HarbourVest and its affiliates outside of the Fund
Shareholders could make investments in other HarbourVest-managed funds and accounts and HarbourVest and its affiliates provide services to Shareholders other than in their respective capacities (and/or in addition to their respective capacities) as Shareholders of the Fund. These arrangements could take into account the scope of the broader relationship of such Shareholders (or of their affiliates or other related or associated persons) with HarbourVest, including the Shareholders’ (or such affiliates’ or other related persons’) investment in the Fund, and could provide more favorable economic, governance, or other terms to such Shareholders as a whole or with respect to some or all investments in HarbourVest funds and accounts (excluding the Fund). These arrangements will not be disclosed to other Shareholders or otherwise be made available to other Shareholders.
Shareholders can have conflicting investment, tax and other interests with respect to their investments in the Fund
Shareholders can have conflicting investment, tax, and other interests with respect to their investments in the Fund. The conflicting interests of individual Shareholders can relate to or arise from, among other things, the nature of investments made by the Fund, the structuring or the acquisition of investments and the timing of disposition of investments. It is also possible that the Fund or the Fund’s portfolio companies will be counterparties to or participants in agreements, transactions or other arrangements with a

Shareholder or an affiliate of such Shareholder. As a consequence, conflicts of interest could arise in connection with the decisions made by the Adviser, including with respect to the nature or structuring of investments that could be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In addition, the Fund could make investments that could positively or negatively impact other investments made by a Shareholder or an affiliate of such Shareholder. Likewise, other investments by Shareholders and their affiliates could positively or negatively impact investments by the Fund. In selecting and structuring investments appropriate for the Fund, the Adviser will consider the investment and tax objectives of the Fund and its Shareholders as a whole, not the investment, tax or other objectives of any Shareholder individually.
Risks associated with
co-investments;
Strategic
co-investors
HarbourVest could agree to offer certain clients or other third parties opportunities to co-invest
in issuers in which HarbourVest clients invest, which could include the Fund. Subject to the terms of the Section 17(d) Order, the Adviser will allocate any such opportunities among interested parties in its sole discretion, including, for example, on the basis of the Fund’s investable capital and portfolio construction considerations, size of investor subscriptions to other HarbourVest-managed funds and accounts as well as a broad range of other considerations, including commercial considerations for the applicable investment, a client’s stated desire to participate in co-investments,
the Adviser’s determination of the appropriateness of offering a co-investment
opportunity, a client’s ability to execute such offer, and the approval of transaction counterparties. There can be no assurances with respect to the amount of any co-investment
opportunity (if any) that will be made available to any client in connection with any HarbourVest strategy, and nothing in this Prospectus constitutes a guarantee, prediction, or projection of the availability of future co-investment
opportunities. Investing in the Fund does not entitle any Shareholder to allocations of co-investment
opportunities and such opportunities can, and typically will, be offered to some and not other HarbourVest clients, or third parties who are not investors in the Fund. The allocation of any co-investment
opportunities can directly or indirectly benefit HarbourVest or its affiliates as a result of, among other things, the receipt of any fees or carried interest, subscriptions to other funds or accounts managed by HarbourVest. The Fund bears its pro rata portion of all broken-deal expenses, either with respect to a co-investment
opportunity that is not consummated or with respect to other potential investments that are offered to the Fund. In certain circumstances, co-investors
can acquire an interest in an investment after the Fund has made such investment.
Without limiting the above, HarbourVest may enter into partnerships or other arrangements with potential co-investors
to pursue certain investment opportunities where HarbourVest has determined that such joint pursuit of such investments could provide “strategic” benefits to the Fund and other HarbourVest-managed funds and accounts participating in such investments, for example by increasing the likelihood of the Fund and such other HarbourVest-managed funds and accounts securing the investment opportunity or securing a greater allocation of the investment opportunity by virtue of the existing relationships, profile and/or geographic, sector or other specific expertise of the relevant co-investor.
Such relationships, profile and/or expertise could also be beneficial to HarbourVest’s ability to assess and/or execute such investment opportunities. These strategic co-investors
could include clients that are Shareholders giving rise to the potential direct and indirect benefits described above. There is no guarantee that such co-investment
arrangements will achieve their objective or will not otherwise have an adverse impact on the Fund and/or other HarbourVest-managed funds and accounts. For example, where HarbourVest views the participation of a strategic investor as potentially beneficial to securing an investment opportunity, there is no guarantee that this will be the case (or that such participation will not in fact adversely affect its ability to do so).

MANAGEMENT OF THE FUND
Board of Trustees
The Role of the Board
The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day
management and operation of the Fund. The Board does not have responsibility for the day-to-day
management of the Fund, and its oversight role does not make the Board a guarantor of the Fund’s investments or activities. The Board has appointed various individuals of the Adviser as officers of the Fund with responsibility to monitor and report to the Board on the Fund’s operations. In conducting its oversight, the Board receives regular reports from these officers and from other senior officers of the Adviser regarding the Fund’s operations.
Board Structure and Committees
As required by the 1940 Act, a majority of the Fund’s Trustees are Independent Trustees and are not affiliated with the Adviser. The Board has established two standing committees: an Audit Committee and a Nominating and Governance Committee.
The Board has formed an Audit Committee composed of all of the Independent Trustees, the function of which is to: (1) handle the appointment, retention, compensation, and oversight of the Fund’s independent accountants; (2) oversee the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls; (3) review and approve non-audit
services, as required by the statutes and regulations administered by the SEC, including the 1940 Act and Sarbanes-Oxley; (4) assist the Board in oversight of the valuation process in accordance with procedures adopted by the Board; and (5) conduct such other business and/or attention to such other matters as the Board or Nominating and Governance Committee may specifically assign to the Audit Committee from time to time.
The Board has formed a Nominating and Governance Committee composed of all of the Independent Trustees, which is responsible for, among other things, oversight of matters relating to the Fund’s governance obligations, selecting and nominating persons to serve as Trustees, Fund service providers and litigation. The Fund does not hold annual shareholder meetings. As such, the Nominating and Governance Committee will not typically consider nominees recommended by security holders.
Board Oversight of Risk Management
As part of its oversight function, the Board receives and reviews various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risk and operational risk), Board oversight of different types of risks is handled in different ways. For example, the full Board could receive and review reports from senior personnel of the Adviser (including senior compliance, financial reporting and investment personnel) or their affiliates regarding various types of risks, such as operational, compliance and investment risk, and how they are being managed. The Audit Committee may participate in the oversight of risk management in certain areas, including meeting with the Fund’s financial officers and with the Fund’s independent public auditors to discuss, among other things, annual audits of the Fund’s financial statements and the auditor’s report thereon and the auditor’s annual report on internal control.
Board of Trustees and Officers
Any vacancy on the Board may be filled by the remaining Trustees, except to the extent the 1940 Act requires the election of Trustees by Shareholders. The Fund’s officers are appointed by the Trustees and oversee the management of the day-to-day
operations of the Fund under the supervision of the Board. All of the officers of the Fund are directors, officers or employees of the Adviser or its affiliates. To the fullest extent allowed by applicable law, including the 1940 Act, the Declaration of Trust indemnifies the Trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.
The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

Portfolio Management
Adviser
HarbourVest Registered Advisers L.P., One Lincoln Street, Suite 1700, Boston, MA 02111, serves as the investment adviser to the Fund. The Adviser is a subsidiary of HarbourVest. The Adviser is registered as an investment adviser under the Advisers Act.
Primary Portfolio Managers
The personnel of the Adviser who have primary responsibility for management of the Fund are Drew Snow, CFA, Gregory Stento, John M. Toomey, Jr. and Todd DeAngelo, CFA. The Fund’s primary portfolio managers are responsible for overseeing the Fund, which will formulate investment guidelines for the Fund and approve all acquisitions, dispositions and financing decisions.
Drew Snow, CFA
,
Principal, US Evergreen Portfolio Manager, HarbourVest Partners, LLC (Boston).
Drew Snow currently serves as an evergreen portfolio manager and a voting member of the firm’s Evergreen Portfolio Management Committee (EPMC). Prior to his current role, Mr. Snow served as a QIS Client Strategist, engaging with clients to understand their critical investment objectives leveraging proprietary QIS research and tools to address those needs. Mr. Snow joined HarbourVest in 2020 after 16 years at Wellington Management Company where he held various leadership, investment, and product roles. His previous experience includes roles at Cambridge Associates, The Parthenon Group, and Fidelity Investments. Mr. Snow received a BA in Government (Honors) from Colby College and an MBA from Tuck School of Business at Dartmouth. He holds the Chartered Financial Analyst designation.
Gregory Stento
,
Managing Director, Head of Investments, HarbourVest Partners, LLC (Boston).
Gregory Stento joined HarbourVest in 1998 and serves as Head of Investments for the firm. He is a member of the Strategy Investment Committees, the Portfolio Construction Committee, and also serves on the advisory boards of several private equity partnerships. Mr. Stento joined HarbourVest from Comdisco Ventures, where he was a managing director and provided equity and debt capital to startup and emerging growth technology and life sciences companies. Prior to Comdisco, he was a general partner at Horsley Bridge Partners, where he was responsible for making and managing investments in a variety of private equity partnerships and companies. Mr. Stento also spent six years in marketing and sales at NCR Corporation, where he focused on information technology solutions for financial institutions. He received a BS (with distinction) from Cornell University in 1982 and an MBA from Harvard Business School in 1989.
John M. Toomey, Jr.
,
Chief Executive Officer, HarbourVest Partners, LLC (Boston)
. John M. Toomey Jr. is the Chief Executive Officer (CEO) of HarbourVest Partners and has served in that capacity since October 1, 2024. He is based at the Firm’s headquarters in Boston. Prior to his appointment as CEO, Mr. Toomey served on the Executive Management Committee (EMC), which led the firm, since 2012. He joined the firm in 1997 as an Analyst in the Direct team and spent ten years as one of the leaders of the Secondary business before serving on Global Investment Committees for nearly a decade. He was also involved in the 2007 IPO of HarbourVest Global Private Equity on Euronext Amsterdam for which he served as the original Chief Financial Officer. Mr. Toomey is a member of the Firm’s Portfolio Construction Committee, Conflicts Committee, ESG Council and DEI Council. Mr. Toomey received a BA (cum laude) in Chemistry and Physics from Harvard University in 1995 and an MBA from Harvard Business School in 2001, where he was awarded the Loeb Fellowship for outstanding achievement in finance.
Todd DeAngelo, CFA,
Principal, Enterprise Investment Office, HarbourVest Partners, LLC (Boston).
Todd DeAngelo joined HarbourVest in 2010 and leads the Firm’s Enterprise Investment Office (EIO) team, focused on optimizing investment execution and operations capabilities in order to enhance the client experience through consistent, streamlined, and repeatable operational activities across the Firm. Mr. DeAngelo began his career at HarbourVest in Portfolio Analytics, and subsequently spent eight years on the Direct Co-investment team focused on investment allocation, fund management, portfolio construction, client service and fundraising. He received a BS (magna cum laude) in Economics and Finance from Bentley University in 2010 and an MBA from the Bentley University McCallum Graduate School of Business in 2012. In 2016, he received the Chartered Financial Analyst designation.
The SAI provides additional information about the Fund’s primary portfolio managers’ compensation, other accounts managed by them and their ownership of any Shares of the Fund.

INVESTMENT MANAGEMENT AGREEMENT
The Adviser, subject to supervision by the Board, provides certain investment advisory, management and administrative services to the Fund pursuant to an Investment Management Agreement between the Fund and the Adviser.
Management Fee
In consideration of the investment advisory and other services provided by the Adviser, the Fund pays the Adviser a quarterly Management Fee at an annual rate of 1.25% based on the Fund’s NAV calculated and accrued monthly as of the last day of each month. For purposes of determining the Management Fee payable to the Adviser, the Fund’s NAV will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Management Fee and Incentive Fee, and/or any distributions by the Fund. The Management Fee is payable in arrears within five business days after the NAV per Share computation for the quarter has been determined. The Management Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.
Purchased and repurchased Shares are incorporated into the beginning of month NAV and included in the computation of the Management Fee payable. The Management Fee and Incentive Fee, if any, is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. This Management Fee is separate from the Incentive Fee that the Adviser receives in the event that specified investment returns are achieved by the Fund. The Management Fee is payable in cash.
Incentive Fee
At the end of each calendar quarter of the Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an Incentive Fee equal to 12.5% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For the purposes of the Incentive Fee and Loss Recovery Account, the term “net profits” shall mean the amount by which (i) the sum of (A) the NAV of the Fund as of the end of such quarter, (B) the aggregate NAV of all Shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions accrued and/or paid in respect of the Fund during such quarter exceeds (ii) the sum of (X) the NAV of the Fund as of the beginning of such quarter and (Y) the aggregate NAV of Shares issued by the Fund during such quarter.
The Fund maintains a Loss Recovery Account, which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. For purposes of the Loss Recovery Account, the term “net losses” shall mean the amount by which (i) the sum of (X) the NAV of the Fund as of the beginning of such quarter and (Y) the aggregate NAV of Shares issued by the Fund during such quarter exceeds (ii) the sum of (A) the NAV of the Fund as of the end of such quarter, (B) the aggregate NAV of all Shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions accrued and/or paid in respect of the Fund during such quarter.
Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares. For purposes of the “net profits” and “net losses” calculation, the NAV shall include unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and Organizational Expenses).
For the avoidance of doubt, any change in the NAV of the Fund directly as a result of subscriptions, repurchases, or distributions during each measurement period are not included for purposes of the “net profits” or “net losses” calculations.
Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such incentive fee accruals are not deducted from NAV.

The following is a graphical representation of the calculation of the Incentive Fee:
Quarterly Incentive Fee
Fund’s pre-Incentive Fee net asset value appreciation/depreciation

Percentage of the Fund’s pre-Incentive Fee net asset value appreciation/depreciation allocated to the Incentive Fee
Examples of Quarterly Incentive Fee Calculations
Assumptions
Quarter 1: Opening net asset value is $1,000 and opening Loss Recovery Account is $0. During the quarter, there is $400 of unrealized appreciation. Ending net asset value is $1,400. Net profits for the quarter are $400. Loss Recovery Account is $0.
Quarter 2: Opening net asset value is $1,350. During the quarter there is $250 of unrealized depreciation. Ending net asset value is $1,100. Net losses for the quarter are $250. Loss Recovery Account is $250.
Quarter 3: Opening net asset value is $1,100. During the quarter there is $450 of unrealized appreciation. Ending net asset value is $1,550. Net profits for the quarter are $450. Loss Recovery Account is $0.
Quarter 1 Incentive Fee = 12.5% x (Net Profits – Loss Recovery Account)
= 12.5% x ($400 - $0)
= $50
Quarter 2 Incentive Fee: = 12.5% x (Net Profits – Loss Recovery Account)
= 12.5% x ($0 - $250)
= $0
= No Incentive Fee for the quarter
Quarter 3 Incentive Fee = 12.5% x (Net Profits – Loss Recovery Account)
= 12.5% x ($450 - $250)
= $25
Payment of Management Fee or Incentive Fee in Shares
The Fund has received an exemptive order from the SEC that permits the Fund to pay the Adviser all or a portion of its Management Fee and/or Incentive Fee in Shares in lieu of paying the Adviser an equivalent amount of such fees in cash. As a condition of this exemptive relief, the Adviser commits not to sell any such Shares received in lieu of a cash payment of its Management Fee or Incentive Fee for at least 12 months from the date of issuance, except in exceptional circumstances.

Investment Management Agreement and Reimbursement Arrangements
The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in the Investment Management Agreement.
In addition to the fees and expenses to be paid by the Fund under the Investment Management Agreement and Administration Agreement, the Adviser and its affiliates are entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory
services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund may reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including Travel Expenses. Nothing contained in the Investment Management Agreement and Administration Agreement shall be construed to restrict the Fund’s right to hire its own employees or to contract for services to be performed by third parties.
The Investment Management Agreement was initially approved by the Board (including a majority of the Independent Trustees) at a meeting held on February 4, 2025. The Investment Management Agreement is terminable without penalty, on 60 days’ prior written notice: by a majority vote of the entire Board; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; or by the Adviser. After the initial term of two years, the Investment Management Agreement may continue in effect from year to year if such continuance is approved annually by either the Board or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person (or as otherwise permitted by the SEC) at a meeting called for the purpose of voting on such approval. The Investment Management Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.
The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund, the Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person or any sub-adviser
in connection with the performance of services to the Fund. The Investment Management Agreement also provides that the Fund shall indemnify, to the fullest extent permitted by law, the Adviser, or any partners, directors, officers or employees of the Adviser and their respective affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund.
Pursuant to the Expense Limitation Agreement with the Fund, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure certain annual operating expenses (excluding the Excluded Expenses) do not exceed 0.75% per annum (excluding Excluded Expenses) of the Fund’s NAV calculated as of the last day of each month for each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived or expenses assumed under the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund’s annual operating expenses (excluding Excluded Expenses) for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within thirty-six
months after the months in which the Adviser waived the fee or reimbursed the expense. The Expense Limitation Agreement will have a term ending one year from the date the Fund commences operations, and the Adviser may extend the term for a period of one year on an annual basis. The Adviser may not terminate the Expense Limitation Agreement during its one-year term.
The Fund is incurring certain organizational and initial offering costs. The Adviser has agreed to advance those costs to the Fund. Such costs incurred by the Adviser are subject to recoupment by the Adviser in accordance with the Expense Limitation Agreement.
A discussion regarding the basis for the approval by the Board of the Investment Management Agreement will be available in the Fund’s semi-annual shareholder report for the period ending September 30, 2025.

FUND EXPENSES
The Adviser bears and pays the cost of all of the following expenses (“Adviser Expenses”): (i) payroll and other costs of management, administrative and clerical personnel, including, but not limited to, salaries, wages, payroll taxes, bonuses, cost of employee benefit plans and temporary office help expense excluding expenses for Insourced Services (as defined below); (ii) insurance premiums and fees (except for premiums or fees for directors’ and officers’ liability insurance and other insurance protecting the Fund or any indemnified party from liabilities in connection with the affairs of the Fund); (iii) rent, utilities, telephone, office supplies and other office expenses; and (iv) other similar routine administrative expenses.
The Fund bears all expenses and costs incurred in the conduct of the Fund’s business, including, without limitation the following:

i.
the Fund’s share of all fees, costs and
out-of-pocket
expenses (including any legal and other professional fees and expenses and platform fees) incurred by the Fund, the Adviser or its affiliates in connection with the formation of the Fund (including all or a portion of such amounts in respect of the Fund and the development, formation and operation of investment vehicles (including, for the avoidance of doubt, actual or prospective feeder vehicles even if any such feeder vehicle does not admit investors) established to facilitate the investment by certain investors indirectly in the Fund, as well other vehicles through which the Fund makes or holds investments) and the respective general partners or equivalent (if not a partnership) of such entities, the incorporation and registration of such entities (in the United States or otherwise), related regulatory filings (such as Form
N-CEN,
Form
N-PORT
and others), any related taxes
,
the offering and distribution of the interests therein (including jurisdictional legal and tax advice, preparation of disclosures, notifications, translations, publications (including without limitation on a website for regulatory, commercial or other purposes)) and registrations for marketing required in various jurisdictions and for certain investors, such share being determined as between the Fund and any such other entity on a basis that the Adviser determines in good faith is appropriate (“Organizational Expenses”);

ii.
legal (including without limitation in respect of corporate formalities, such as corporate secretary services and domiciliation services and in respect of potential offering of the Fund to investors in other jurisdictions), accounting, regulatory (including expenses incurred in connection with certain filings and registrations (in the United States and externally)), compliance, administrator, consulting (including expert network and media consultants), valuation, custodial, depositary, auditing (including fees charged by an independent auditor in connection with in-kind
subscriptions or repurchases), costs associated with any regulatory audit, investigation, settlement or review of any entity of the Fund, costs incurred with any action, suit or proceeding of any kind of nature, transfer agency, third-party director, administrator and Shareholder onboarding and servicing, banking, database subscriptions (including, without limitation, subscriptions used for the purposes of researching, monitoring, valuing, or obtaining market data in respect of potential or existing portfolio investments), software licensing, web hosting, digital platform, data aggregation, marketing, translation, reporting and other external professional fees and expenses, but excluding, for the avoidance of doubt, the costs of the Adviser’s and its affiliates’ general compliance with law not related to the Fund;

iii.
out-of-pocket
costs of developing, sourcing, evaluating, negotiating, structuring, obtaining regulatory approvals for, purchasing, trading, settling, monitoring, holding and disposing of potential investments, whether consummated or unconsummated and including expenses related to meetings or conferences hosted or attended by the Adviser, its affiliates or any of their respective employees to source investments, attendance at industry conferences and trade association memberships, and, in the case of unconsummated investments, break-up
fees, and of making, monitoring, holding or selling investments (including, without limitation, expenses relating to risk assessment, due diligence or ongoing monitoring of potential and existing investments, including the environmental, social and governance risks related thereto), including expenses related to the organization or maintenance of any entity (including intermediate entities) used to acquire, hold or dispose of any investment or otherwise facilitate the Fund’s investment activities, record-keeping expenses, travel, hotel accommodations, meals and entertainment expenses (“Travel Expenses”), consulting fees and expenses and any finders, placement, brokerage or other similar fees and expenses;

iv.
expenses associated with the preparation of the Fund’s financial statements and tax returns, the representation of the Fund or the Shareholders in tax matters and preparation of tax forms and the Fund’s information reporting regime compliance, and the preparation of tax reports for Shareholders in different jurisdictions;

v.
out-of-pocket
costs and expenses, including without limitation, Travel Expenses, of meeting with Shareholders and reporting to the Shareholders, including expenses incurred in connection with the Fund’s Shareholder meetings (including Travel Expenses of the representatives of Shareholders, employees of the Adviser or its affiliates, speakers and vendors), and annual software licensing fees and other fees related to investor onboarding and reporting as well as publication costs (including without limitation on a website or database, for regulatory, commercial or other purposes);

vi.
except as otherwise provided herein, any taxes, fees or other governmental charges levied against the Fund or its income or assets or in connection with its business or operations, including without limitation any value added taxes;

vii.
costs and expenses of the Board, including the operation of the board of any intermediary/holding vehicle, Travel Expenses for members of the Board and employees of the Adviser or its affiliates incurred in connection with meetings of the Board, meetings with Shareholders or meetings related to the Fund;

viii.	the Management Fee, the Incentive Fee (and, to the extent applicable, Distribution and Servicing Fees and ongoing platform fees paid to placement agents and other financial intermediaries);

ix.
interest on, and fees and expenses related to or arising from, any incurrence of indebtedness, including without limitation in respect of any credit facility, guarantees of indebtedness, or hedging activities of the Fund (whether or not such facility or hedging arrangement is implemented);

x.	premiums or fees for trustees’ and officers’ liability insurance and other insurance protecting the Fund or any indemnified party from liabilities in connection with the affairs of the Fund;

xi.	amounts charged to the Fund for certain reporting, legal, tax, valuation, accounting and general administrative services provided by employees of the Adviser or its affiliates (“Insourced Services”);

xii.	expenses incurred in connection with transfers of Shares;

xiii.	interest costs related to borrowing, any related facility fees, commitment expenses and any other costs related to the borrowing;

xiv.
all other costs and expenses of the Fund, the Adviser or its affiliates in connection with the Fund’s organization and/or operations other than Adviser Expenses, such as costs of litigation or other matters that are the subject of indemnification and costs of winding-up
and liquidating the Fund; and

xv.
where appropriate and relevant, all ongoing costs and expenses, as detailed under (ii) to (xiv) above, as incurred in connection with, or by, any other vehicles through which the Fund makes or holds investments, as well as the respective general partners or equivalent (if not a partnership) of such entities.

The Adviser has and may in the future enter into arrangements with certain persons to provide services to HarbourVest-Managed Funds. HarbourVest will allocate fees and expenses with respect to such services on a fair and equitable basis. For example, HarbourVest has entered into a retainer arrangement with a consultant to provide due diligence services with respect to direct co-investments
across the HarbourVest platform and generally expects to allocate fees and expenses with respect thereto to HarbourVest-Managed Funds based on amounts actually invested in direct co-investments,
regardless of whether or not the consultant provided services on a particular direct co-investment
or provided services for a deal in which the Fund invested. As another example, HarbourVest has engaged a consultant to provide credit monitoring and restructuring advice with respect to certain Private Credit Investments held by HarbourVest-Managed Funds (which may include the Fund), and generally expects to allocate fees and expenses with respect thereto among such HarbourVest- Managed Funds based on their respective participation in such investments.
The Fund (and potentially a portfolio company or proposed portfolio company) may be charged amounts in connection with the provision of services by in-house
personnel of the Adviser and any of its affiliates. The Adviser will make the foregoing determination in its discretion, taking into account factors that it reasonably believes to be appropriate in the circumstances.

The expenses, fees, and commissions that will be borne by the Fund are set out in this Prospectus, but other than the Expense Limitation Agreement there is no formal cap on the level of those expenses.
Expenses to be borne by the Fund or a specific Class of Shares will reduce the actual returns realized by Shareholders on their investment in the Fund (and may, in certain circumstances, reduce the amount of capital available to be deployed by the Fund in investments). Fund expenses include recurring and regular items, as well as extraordinary expenses for which it may be hard to budget or forecast. As a result, the amount of Fund expenses ultimately incurred or incurred at any one time may exceed amounts expected or budgeted by the Fund.
The Adviser will make judgments with respect to allocation of expenses in its good faith discretion, notwithstanding its interest in the outcome, and may make corrective allocations after the fact should it determine that such corrections are necessary or advisable. Notwithstanding the foregoing, the portion of an expense allocated to the Fund for a particular item or service may not reflect the relative benefit derived by the Fund from that item or service in any particular instance.
To the extent that the Adviser or its affiliates (i) pays or otherwise bears the costs of any Fund Expenses or (ii) advances amounts to the Fund on a temporary basis, the Fund shall reimburse the Adviser or such affiliate for the same.
Organizational costs are expensed as incurred. Offering costs are amortized over twelve months on a straight-line basis after the Fund commences investment operations.

NET ASSET VALUATION
The Fund calculates the NAV of each class of Shares as of the close of business on the last business day of each month and at such other times as the Board, in consultation with the Adviser, shall determine (each, a “Determination Date”). The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund (including the NAV of each class of Shares), less all of its liabilities (including accrued fees and expenses), each determined as of the relevant Determination Date. The NAVs of Class A Shares, Class D Shares and Class I Shares will be calculated separately based on the fees and expenses applicable to each class. It is expected that the NAV of Class A Shares, Class D Shares and Class I Shares will vary over time as a result of the differing fees and expenses applicable to each class.
The Board has approved procedures pursuant to which the Fund will value its investments. The Board has designated the Adviser to perform these fair value determinations relating to the value of such investments, in accordance with such procedures and Rule 2a-5 under the 1940 Act. The Board oversees the Adviser’s implementation of the Valuation Policy and may consult with representatives from the Fund’s outside legal counsel or other third-party consultants in their discussions and deliberations. The value of the Fund’s assets will be based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable. The Adviser generally will value the Fund’s investments in accordance with Certification Topic ASC 820 of the Financial Accounting Standards Board (“ASC 820”).
The Fund expects that it will hold a significant proportion of its assets in private investments that do not have readily ascertainable market prices.
Assets and liabilities initially expressed in foreign currencies will be converted into US Dollars using foreign exchange rates provided by a recognized pricing service.
Private Investments
Investments in Portfolio Funds (including Secondary Investments and Primary Partnership Investments) will be valued monthly at fair value starting with the last reported NAV determined by the Adviser in good faith, subject to monthly adjustments as described below. In the case of Portfolio Funds, such NAV will generally be determined by utilizing the most recent NAV reported by the Portfolio Fund and processed by the Adviser as of the last business day of each reporting period or on such other day as determined by the Board, in its sole discretion (the “Valuation Date”). The Adviser may consider formal and informal reports from the Portfolio Fund for this purpose, including, without limitation: capital account statements and similar types of reports or any estimated NAV provided to the Adviser or its affiliates by the Portfolio Fund. In the event the Adviser or its affiliates determine a NAV for a Portfolio Fund is either unavailable or that the last reported net asset valuation is not reliable, the Adviser will determine the NAV for such Portfolio Fund in accordance with its valuation policy. On a monthly basis, the Adviser may adjust its most recent reported NAV for a Portfolio Fund to reflect: (1) the amount of capital the Fund has contributed to such Portfolio Fund and the amount of capital the Fund has received as distributions from such Portfolio Fund through the Valuation Date and which were not reflected in such Portfolio Fund’s quarterly valuation, and/or (2) any known changes for material events, as the Adviser believes appropriate (and only to the extent that such material event can be reasonably quantified by the Adviser in good faith during the reporting period), and/or (3) make such other adjustments as the Adviser deems appropriate in accordance with its valuation policy and any accounting principles as may be adopted by the Fund from time to time.
In the case of Direct Investments held through a Portfolio Fund managed by a third-party, such monthly fair value will generally be determined in the same manner as described above for Portfolio Funds. With respect to other Direct Investments, such value will generally be determined by taking into account the value that is most likely to be an exit price in an orderly arm’s length transaction between market participants as of the Valuation Date, using generally accepted accounting principles and considering applicable value drivers, facts and circumstances, and the Adviser’s subjective judgment based upon relevant information known and processed by the Adviser. If appropriate, the Adviser may use discounts or premiums to adjust for lack of marketability, lack of control and/or illiquidity. In either case, whether a Direct Investments is held via a Portfolio Fund managed by a third-party or otherwise, on a monthly basis, the Adviser may adjust its last reported NAV for the Direct Investments to reflect: (1) the amount of capital the Fund has contributed to such Direct Investments and the amount of capital the Fund has received as distributions from such Direct Investment through the Valuation Date and which were not reflected in such Direct Investment’s quarterly valuation, (2) any known changes for material events, as the Adviser believes appropriate (and only to the extent that such material event can be reasonably quantified by the Adviser in good faith during the reporting period), and/or (3) make such other adjustments as the Adviser deems appropriate in accordance with its valuation policy and any accounting principles as may be adopted by the Fund from time to time.
Private Credit Investments held through a Portfolio Fund managed by a third-party will generally be valued in the same manner as described above for Portfolio Funds. With respect to other Private Credit Investments, these will be valued monthly at fair value starting with a value that is likely to be an exit price in an orderly arm’s length transaction between market participants as of the applicable valuation date, using one or more of the acceptable valuation methods under accounting principles generally accepted in the United States (“GAAP”), for each portfolio investment. The valuation analysis shall consider applicable value drivers, facts and circumstances, and the Adviser’s subjective judgment. If appropriate, the Adviser may use discounts or premiums to adjust for lack of marketability and/or illiquidity.
Debt instruments for which market quotations are readily available are typically valued based on such market quotations. In validating market quotations, the Adviser considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value. The Adviser makes use of reputable financial information providers in order to obtain the relevant quotations.
For other debt and equity securities which are not publicly traded or for which market prices are not readily available (unquoted investments) the fair value is determined in good faith. In determining the fair values of these investments, the Adviser will typically apply widely recognized market and income valuation methodologies including, but not limited to, earnings and multiple analysis, discounted cash flow method and third-party valuations.
Other Considerations
In the event that the Adviser determines that the above valuation guidelines are impracticable or not appropriate in relation to a particular asset or liability of the Fund, or in the case of assets or liabilities not specifically referenced above, the Adviser shall determine prudently and in good faith the fair value of such asset or liability, including the potential to rely on internal pricing models. Such valuations might vary from similar valuations performed by independent third parties for similar types of securities or assets or liabilities. The valuation of illiquid securities and other assets and liabilities is inherently subjective and subject to increased risk that the information utilized to value such assets or liabilities or to create the price models could be inaccurate or subject to other error.
Prospective investors should be aware that there can be no assurance that the valuation of interests in Portfolio Funds or Direct Investments as determined under the procedures described above will in all cases be accurate to the extent that the Fund and the Adviser do not generally have access to all necessary financial and other information relating to the Portfolio Funds or Direct Investments to determine independently the NAV of the Fund’s interests in those Portfolio Funds or Direct Investments. The results of the Adviser’s fair valuation of securities whose market value is not readily ascertainable will be based upon the Adviser’s assessment of the fair value of such securities and their issuers on the recommendation of the Adviser and, therefore, are the result of the Board’s interpretation.
Investments valued at fair value by the Adviser will be subject to a new valuation determination upon the next monthly valuation of the Fund. The Adviser will periodically review its valuation determinations with the Fund’s auditor and respond to any inquiries by such auditor regarding the Adviser’s valuation methodologies.
In addition, the Adviser may engage a third-party valuation firm to review the valuation of investments.
Liquid Assets
Cash/liquidity: the value of any cash on hand or on deposit, bills and demand notices and accounts receivable, prepaid expenses, cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof unless in any case the same is unlikely to be paid or received in full, in which case the value thereof shall be determined after making such discount as the Adviser may consider appropriate in such case to reflect the true value thereof.
Listed investments: Securities held directly by the Fund (i) which are listed or have unlisted trading privileges on a national or regional securities exchange shall be valued at their closing price on the date of determination on the largest national or regional securities exchange (measured by dollar volume of transactions in all securities traded thereon) on which such securities shall have traded, (ii) which are included in the National Market List compiled by FINRA or similar lists compiled by comparable non-US
associations of securities dealers shall be valued at their closing price on the date of determination, or (iii) which are not described in clauses (i) or (ii) of this paragraph or for which prices cannot be determined in accordance with such clauses (i) or (ii) shall be valued at the mean between the last “bid” and “ask” prices on the date of determination, provided that in each of the foregoing cases, if no such prices are available on the relevant date of determination, the latest of such prices shall be used.
Prospective investors should be aware that fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s NAV. As a result, the Fund’s issuance (including through dividend or distribution reinvestment) or repurchase of Shares through repurchase offers at NAV at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Shareholders.

ELIGIBLE INVESTORS
Although the Shares are registered under the Securities Act, the Shares will be sold only to persons or entities that are both “accredited investors,” as defined in Section 501(a) of Regulation D under the Securities Act, and “qualified clients,” as defined in Rule
205-3
under the Advisers Act.
In addition, Shares are generally being offered to investors that are US persons for US federal income tax purposes. The qualifications required to invest in the Fund are in subscription documents that must be completed by each prospective investor.
Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus and the Declaration of Trust before deciding to invest in the Fund.

PLAN OF DISTRIBUTION
Distributor
Paralel Distributors LLC, with its principal place of business at 1700 Broadway, Suite 1850, Denver, CO 80290, acts as the distributor of the Fund’s Shares, pursuant to the Distribution Agreement, on a reasonable best efforts basis, subject to various conditions. Neither the Distributor nor any other party is obligated to purchase any Shares from the Fund. There is no minimum aggregate number of Shares required to be purchased. Pursuant to the Distribution Agreement, the Distributor shall pay its own costs and expenses connected with the offering of Shares. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities.
After the initial term of two years, the Distribution Agreement will continue in effect with respect to the Fund for successive one-year
periods, provided that each such continuance is specifically approved by a majority of the entire Board cast in person at a meeting called for that purpose or by a majority of the outstanding voting securities of the Fund and, in either case, also by a majority of the Independent Trustees.
The Distributor may retain additional selling agents or other financial intermediaries to place Shares. Such selling agents or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus. See “Purchasing Shares.”
The Adviser, or its affiliates may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or financial intermediaries in amount or in the methodology of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time
payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.
Distribution and Servicing Plan
The Fund has adopted a Distribution and Servicing Plan for its Class A Shares and Class D Shares to pay to the Distributor a Distribution and Servicing Fee to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own such Shares. These activities include marketing and other activities primarily intended to result in the sale of Class A Shares and Class D Shares and activities related to administration and servicing of Class A or Class D accounts (including sub-accounting
and other administrative services, as well as shareholder liaison services such as responding to inquiries from Shareholders and providing Shareholders with information about their investments in the Fund). The Distribution and Servicing Plan operates in a manner consistent with Rule
12b-1
under the 1940 Act, which regulates the manner in which an
open-end
investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end
investment company, it has undertaken to comply with the terms of Rule
12b-1,
as required by its exemptive relief, permitting the Fund to, among other things, issue multiple classes of Shares.
Under the Distribution Plan, Class A and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.75% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class. If a financial intermediary is not eligible to accept payment of the pro rata portion of the Distribution and Servicing Fee attributable to its Shareholder accounts then the Distributor may retain such monies or the Distributor will waive such fees or return such monies to the Fund. The Distribution and Servicing Fee is paid out of the relevant class’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to such class. Because the Distribution and Servicing Fee is paid out of the Fund’s assets on an on-going
basis, over time these fees will increase the cost of a Shareholder’s investment and may cost the Shareholder more than paying other types of sales charges, if applicable. Up to 0.25% per annum of the Distribution and Servicing Fee may qualify as a “service fee” under FINRA rules and therefore will not be limited by FINRA rules which limit distribution fees as a percentage of total new gross sales. “Service fees” are defined for purposes of FINRA rules to mean fees paid for providing shareholder services or the maintenance of shareholder accounts. FINRA rules limit service fees to 0.25% of a fund’s average annual net assets. A portion of the Distribution and Servicing Fee may also be used to pay for sub-transfer
agency,
sub-accounting
and certain other administrative services that are not required to be paid pursuant to a “service fee” under FINRA rules. The remainder is for distribution support and related services.
Class I Shares are not subject to any Distribution and Servicing Fee and do not bear any expenses associated therewith.
Payments to Financial Intermediaries
The Fund may also pay fees to financial intermediaries for
sub-administration,
sub-transfer
agency,
sub-accounting
and other shareholder services associated with Shareholders whose Shares are held in, as applicable, omnibus accounts, other group accounts or accounts traded through registered securities clearing agents.
The Adviser, or its affiliates may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or financial intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time
payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

PURCHASING SHARES
The following section provides basic information about how to purchase Shares of the Fund. The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Shares will be continuously offered through the Distributor. Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Prospective investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.
General Purchase Terms
The minimum initial investment in the Fund by any investor is $50,000 with respect to Class A Shares and Class D Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the DRIP. Investors subscribing through a broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments are not less than $50,000 and incremental contributions are not less than $10,000.
The Board reserves the right to accept lesser amounts below these minimums for HarbourVest Employees and vehicles controlled by such HarbourVest Employees. The purchase price of the Shares is based on the NAV as of the date such Shares are purchased.
The minimum for initial and additional investments may be waived by the Fund, in the discretion of the Adviser, for certain investors based on consideration of various factors, including the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time, though Shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and additional investments may also be reduced by the Fund in the discretion of the Adviser for clients of certain registered investment advisers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.
In addition, the Fund may, in the discretion of the Adviser, aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser, the Fund may also aggregate the accounts of clients of certain registered investment advisers and other financial intermediaries across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class. The aggregation of accounts of clients of registered investment advisers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share class may be based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.
Following the Fund’s commencement of operations, Shares are generally offered for purchase as of the first business day of each calendar month, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. An investor who misses the acceptance date will have the acceptance of its investment in the Fund delayed until the following month. Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in United States dollars.
Each initial or subsequent purchase of Shares will be payable in one installment which will generally be due three business days prior to the date of the proposed acceptance of the purchase set by the Fund, with the acceptance date expected to be the first business day of following calendar month.

A prospective investor is required to review, complete, and execute a subscription document. The subscription document is designed to provide the Fund with important information about the prospective investor. A prospective investor must submit a completed subscription document at least five business days before the acceptance date. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, a prospective investor will not become a Shareholder until cleared funds have been received. In the event that cleared funds and/or a properly completed subscription document are not received from a prospective investor prior to the cut-off
dates pertaining to a particular offering, the Fund may hold the relevant funds and subscription document for processing in the next offering.
Pending any closing, funds received from prospective investors will be placed in a non-interest
bearing account with the Fund’s transfer agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned with respect to such account will be paid to the Fund and allocated pro rata among Shareholders.
Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become Shareholders by being admitted as Shareholders. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline.
Share Class Considerations
When selecting a Share class, you should consider the following:

•	which Share classes are available to you;

•	how much you intend to invest;

•	how long you expect to own the Shares; and

•	total costs and expenses associated with a particular Share class.
Each investor’s financial considerations are different. You should speak with your financial Adviser to help you decide which class of Shares of the Fund is best for you. Not all financial intermediaries offer all classes of Shares. In addition, financial intermediaries may vary the actual sale charges, if applicable, as well as impose additional fees and charges on each class of Shares. If your financial intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.
The availability of sales charge waivers, discounts, and/or breakpoints may depend on the particular financial intermediary or type of account through which an investor purchases or holds Shares. Investors should contact their financial intermediary for more information regarding applicable sales charge waivers and discounts available to them and the financial intermediary’s related policies and procedures. Neither the Fund, the Adviser nor the Distributor supervises the implementation of these breakpoints, waivers or discounts or verifies the intermediaries’ administration of these breakpoints, waivers or discounts.
Class A Shares
Class A Shares are sold at the prevailing NAV per Class A Share. Investors purchasing Class A Shares may be charged a sales load of up to 3.50% of the investor’s gross purchase. Class A Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.75% of the net assets of the Fund attributable to Class A Shares.
Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class A Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.
Class A Shares are available to any eligible investor through brokerage and transactional-based accounts.

Sales Load — Class A Shares
Investors in Class A Shares may be charged a sales load of up to 3.50% of the subscription amount. The sales load for Class A Shares will be deducted out of the Shareholder’s subscription amount and will not constitute part of such Shareholder’s capital contribution to the Fund or part of the assets of the Fund. No sales load may be charged without the consent of the Distributor.
Investors may be able to buy Class A Shares subject to a waived or reduced sales load, if applicable (i.e., “load-waived”), when they are:

(i)	reinvesting distributions;

(ii)	a current or former trustee of the Fund;

(iii)
an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in Section 152 of the Code) of the Adviser or its affiliates or of a broker-dealer authorized to sell Class A Shares of the Fund; or

(iv)	purchasing Class A Shares through a financial services firm that has a special arrangement with the Fund.
Financial intermediaries typically receive the sales load with respect to Class A Shares purchased by their clients. Financial intermediaries may, in their sole discretion, reduce or waive the sales load on a non-scheduled
basis in individual cases. The availability of any such sales load reduction or waiver may depend on the particular financial intermediary, or type of account through which an investor purchases or holds Shares, or such other factors as determined by the financial intermediary. Any reduction or waiver in sales load will be described in an appendix to this Prospectus. In addition, any sales load waivers or reductions offered through a particular financial intermediary will be implemented and administered solely by that financial intermediary. Investors should contact their financial intermediary for more information regarding applicable sales load waivers and discounts that may be available to them and the financial intermediary’s related policies and procedures.
In addition, the Fund will combine purchases of Class A Shares made by a Shareholder, the Shareholder’s spouse or domestic partner, and dependent children when it calculates the applicable sales load.
It is the Shareholder’s responsibility to determine whether a reduced sales load would apply pursuant to the listed sales load waivers listed above, including by communicating with his or her selling agent or financial intermediary through whom the purchase is made, as applicable. The Fund is not responsible for making such determination. To receive a reduced or waived sales load, notification must be provided at the time of the purchase order. Notice should be provided to the selling agent or financial intermediary through whom the purchase is made so they can notify the Fund and give the Fund sufficient information to permit the Distributor to confirm that the Shareholder qualifies for such a reduction or waiver.
Class D Shares
Class D Shares are sold at the prevailing NAV per Class D Share. If you buy Class D Shares through certain financial intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the financial intermediary limit such fees to a 3.5% cap on NAV for Class D Shares. Class D Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.25% of the net assets of the Fund attributable to Class D Shares.
Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class D Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.
Class D Shares are generally available for purchase only (i) through fee-based
programs, also known as wrap accounts, that provide access to Class D Shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class D Shares, (iii) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law and (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers.

9
0

Class I Shares
Class I Shares are sold at the prevailing NAV per Class I Share. Financial intermediaries may not charge you transaction-based fees when you buy Class I Shares. Class I Shares are not subject to a Distribution and Servicing Fee.
Class I Shares are available for purchase only (i) through
fee-based
programs, also known as wrap accounts, that provide access to Class I Shares, (ii) by institutional accounts as defined by FINRA Rule 4512(c), (iii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iv) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (v) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I Shares, (vi) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law, (vii) by the Fund’s officers and Trustees and their immediate family members, as well as officers and HarbourVest Employees and their immediate family members, (viii) by participating broker dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and (ix) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Shares of the Fund you may be eligible to purchase.
If you are eligible to purchase all three classes of Shares, then you should consider that Class I Shares have no upfront sales load and no Distribution and Servicing Fees. Such expenses are applicable to Class A and Class D Shares and will reduce the NAV or distributions of those Class A or Class D Shares. If you are eligible to purchase Class A and Class D Shares but not Class I Shares, then you should consider that Class D Shares have no upfront sales load and lower annual Distribution and Servicing Fees. Investors should also inquire with their broker dealer or financial representative about what additional fees may be charged with respect to the Share class under consideration or with respect to the type of account in which the Shares will be held.

9
1

CLOSED-END
FUND STRUCTURE; NO RIGHT OF REDEMPTION
The Fund is a
non-diversified,
closed-end
management investment company with limited operating history.
Closed-end
funds differ from
open-end
funds in that
closed-end
funds do not redeem their shares at the request of an investor. No Shareholder has the right to require the Fund to redeem his, her or its Shares. No public market for the Shares exists, and none is expected to develop in the future. As a result, Shareholders may not be able to liquidate their investment other than through repurchases of Shares by the Fund, as described below. Accordingly, Shareholders should consider that they may not have access to the funds they invested in the Fund for an indefinite period of time.

9
2

TRANSFER RESTRICTIONS
No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).
Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription document in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.
Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.
By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Adviser, and each other Shareholder, and any affiliate of the foregoing and any of their employees, officers or directors against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

9
3

REPURCHASE OF SHARES
At the sole discretion of the Board, the Fund may from time to time provide Shareholders with a limited degree of liquidity by offering to repurchase Shares pursuant to written tenders by Shareholders. Repurchase offers, if any, will be made to all holders of Shares.
The Adviser expects to recommend to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s NAV on a quarterly basis. The Adviser currently expects to recommend to the Board that the Fund conducts its first repurchase offer following the second full quarter of Fund operations (or such earlier or later date as the Board may determine). In determining whether the Fund should offer to repurchase Shares, the Board will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business, and economic factors.
Subject to the considerations described above, the aggregate value of Shares to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Shares. Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Fund normally conducts a repurchase offer. The Fund may also elect to repurchase less than the full amount that a Shareholder requests to be repurchased. If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund may extend the repurchase offer, repurchase a pro rata portion of the Shares tendered, or take any other action permitted by applicable law. All unsatisfied tenders must be resubmitted in the next tender offer. The Fund may cause the repurchase of a Shareholder’s Shares if, among other reasons, the Fund determines that such repurchase would be in the interest of the Fund.
In certain circumstances the Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund’s net assets. In particular, during periods of financial market stress, the Board may determine that some or all of the Fund’s investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.
There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. The Fund currently intends, under normal market conditions, to provide payment with respect to at least 95% of the repurchase offer proceeds within 65 days of the Expiration Date (as defined below) of each repurchase offer, and may hold back up to 5% of repurchase offer proceeds until after the Fund’s year-end
audit. Any such proceeds that are held back will be paid no later than two business days after the filing of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase.
Repurchase of Shares Process
The following is a summary of the process expected to be employed by the Fund in connection with the repurchase of Shares. Additional information with respect to such process will be included in the materials provided by the Fund to Shareholders in connection with each repurchase offer. If the Board determines that the Fund will offer to repurchase Shares, written notice will be provided to Shareholders that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other terms and information that Shareholders should consider in deciding whether and how to participate in such repurchase opportunity.
The Fund will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The amount due to any Shareholder whose Shares are repurchased will be equal to the value of the Shareholder’s Shares being repurchased, based on the Fund’s NAV, as of the Valuation Date, after reduction for all fees and expenses of the Fund for all periods through the Valuation Date (including, without limitation, the Management Fee, any Incentive Fee and any Early Repurchase Fee), any required US federal tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Shares being repurchased.

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Each repurchase offer generally is expected to commence approximately 45 days prior to the Valuation Date. The expiration date of a repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date. Repurchases will be effective after receipt and acceptance by the Fund of eligible tenders of Shares from Shareholders by the applicable Expiration Date. However, the initial payment for each repurchase offer is expected to occur within approximately 45 calendar days after the relevant Valuation Date. As such, the initial payment for each repurchase offer should occur within 65 calendar days after the Expiration Date of such offer.
The Fund generally expects to repurchase its Shares with cash, although it reserves the ability to issue payment for the repurchase of Shares through a distribution of portfolio securities. The Fund does not generally expect to distribute securities as payment for repurchased Shares except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Shareholders, or if the Fund has received distributions and/or proceeds from its investments in the form of securities that are transferable to Shareholders. Securities which are distributed in-kind
in connection with a repurchase of Shares may be illiquid. Any in-kind
distribution of securities will be valued in accordance with the Fund’s valuation procedures and will be distributed to all tendering Shareholders on a proportional basis.
Each Shareholder whose Shares have been accepted for repurchase will continue to be a Shareholder of the Fund until the repurchase date (and thereafter if the Shareholder retains Shares following such repurchase) and may exercise its voting rights with respect to the repurchased Shares until the repurchase date. Moreover, the account maintained in respect of a Shareholder whose Shares have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Shareholder’s account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the repurchase date.
Payments in cash for repurchased Shares may require the Fund to liquidate certain Fund investments earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Fund also may need to maintain higher levels of cash or borrow money to pay repurchase requests in cash. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.
Following the commencement of an offer to repurchase Shares, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Trustees, that such suspension, postponement or termination is advisable for the Fund and its Shareholders, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine its NAV, and other unusual circumstances. Shareholders have the right to withdraw their written tenders after the expiration of 40 business days from the commencement of the offer, if not yet accepted by the Fund for payment.
The Board has discretion to hold back a portion of the amount due to tendering Shareholders, which shall not exceed 5% of the total amount due to such Shareholders. The second and final payment for the balance due shall be paid no later than two business days after the filing of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected, with such balance being subject to adjustment as a result of the Fund’s annual audit or as a result of any other corrections to the Fund’s NAV as of the Valuation Date for the repurchase. If, based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Shares were repurchased was incorrect, the Fund shall decrease such Shareholder’s account balance by the amount of any overpayment and redeem for no additional consideration a number of Shares having a value equal to such amount, or increase such Shareholder’s account balance by the amount of any underpayment and issue for no additional consideration a number of Shares having an aggregate value equal to such amount, as applicable, in each case as promptly as practicable following the completion of such audits.
A 2.00% Early Repurchase Fee may be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year
anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in—first out” basis.
Therefore, Shares repurchased will be deemed to have been taken from the earliest purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until all such Shares have been repurchased, and then from each subsequent

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purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until such Shares are repurchased. An Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interest of the Fund.
Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Shares. However, the Fund is permitted to allocate to Shareholders, whose Shares are repurchased, costs and charges imposed by Portfolio Funds or otherwise incurred in connection with the Fund’s investments, if the Adviser determines to liquidate such Shares as a result of repurchase tenders by Shareholders and such charges are imposed on the Fund. In the event that any such charges are allocated to the Fund, and subject to applicable law, the Fund may allocate such charges to the Shareholders whose repurchase tenders resulted in the repurchase of a portion of the Shares that resulted in such charges.
A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the Shareholder’s Shares. To the extent a Shareholder seeks to tender all of the Shares they own and the Fund repurchases less than the full amount of Shares that the Shareholder requests to have repurchased, the Shareholder may maintain a balance of Shares of less than $10,000 following such Share repurchase.
In the event that the Adviser or any of its affiliates holds Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Shareholders.
Additionally, pursuant to Rule
23c-1(a)(10)
under the 1940 Act, the Fund may also repurchase its outstanding Shares outside of the share repurchase program. Under certain circumstances, the Fund may offer to repurchase Shares at a discount to their prevailing NAV.
The repurchase of Shares is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.

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ERISA CONSIDERATIONS
Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither of the Fund nor the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

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DISTRIBUTIONS
The Fund intends to make distributions in one or more payments on an annual basis in aggregate amounts representing substantially all of the Fund’s net income earned during the year. For any distribution, the Fund will calculate each Shareholder’s specific distribution amount for the period using record and declaration dates. From time to time, the Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board.
The Fund cannot guarantee that it will make distributions. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital
gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or Direct Investments and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled.
As soon as practicable after the end of each calendar year, the Fund will provide a statement on IRS Form
1099-DIV
(or successor form), identifying the amount and character (e.g., ordinary dividend income, qualified dividend income or long-term capital gain) of the distributions includable in Shareholders’ taxable income for such year. Shareholders that hold their Shares in the Fund through a financial intermediary will receive this information from such financial intermediary. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for US federal tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. See “Material US Federal Income Tax Considerations” for more information.
There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.
Shareholders will automatically have all distributions reinvested in Shares of the Fund issued by the Fund in accordance with the Fund’s DRIP unless an election is made to receive cash. See “Dividend Reinvestment Plan.”

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DIVIDEND REINVESTMENT PLAN
The Fund operates under a DRIP administered by the Transfer Agent. Pursuant to the DRIP, the Fund’s distributions, net of any applicable US withholding tax, are reinvested in the same class of Shares of the Fund on which the distribution was paid. The Fund expects to coordinate distribution payment dates so that the same NAV that is used for the monthly closing date immediately preceding such distribution payment date will be used to calculate the purchase NAV for purchasers under the DRIP. Shares issued pursuant to the DRIP will have the same voting rights as the Fund’s Shares acquired by subscription to the Fund.
Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to the Transfer Agent. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by the Transfer Agent 60 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.
When the Fund declares a distribution, the Transfer Agent, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund and held as treasury stock. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution by the Fund’s NAV per Share for the relevant class of Shares.
The Transfer Agent maintains all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Transfer Agent will hold Shares in the account of the Shareholders in non-certificated
form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRIP. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating Shareholders.
In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRIP, the Transfer Agent will administer the DRIP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRIP.
Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRIP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.
The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends. The Fund may elect to make non-cash
distributions to Shareholders. Such distributions are not subject to the DRIP, and all Shareholders, regardless of whether or not they are participants in the DRIP, will receive such distributions in additional Shares of the Fund.
The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases under the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.
All correspondence concerning the DRIP should be directed to HarbourVest Private Investments Fund c/o State Street Transfer Agency, 1776 Heritage Drive, North Quincy, MA 02171, Mailstop: JAB0340. Certain transactions can be performed by calling 617-662-7100.

DESCRIPTION OF SHARES
The Fund is a newly organized Delaware statutory trust formed on April 5, 2024. The Fund currently offers three classes of Shares: Class A Shares, Class D Shares and Class I Shares. The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of Shares with different asset-based distribution and/or shareholder servicing fees and early withdrawal fees, as applicable. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts and ongoing fees and expenses for each Share class are expected to be different. The estimated fees and expenses for each class of Shares of the Fund are set forth in “Summary of Fees and Expenses.”
Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class.
Any additional offerings of classes of Shares will require approval by the Board. Any additional offering of classes of Shares will also be subject to the requirements of the 1940 Act, which provides that such Shares may not be issued at a price below the then-current NAV, except in connection with an offering to existing holders of Shares or with the consent of a majority of the Fund’s common shareholders.
The following table shows the amounts of Shares that have been authorized and outstanding as of March 31, 2025:

Share Class	Amount Authorized	Amount Outstanding
Class A Shares	Unlimited	1,000
Class D Shares	Unlimited	1,000
Class I Shares	Unlimited	8,000
There is currently no market for the Shares, and the Fund does not expect that a market for the Shares will develop in the foreseeable future.

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CERTAIN PROVISIONS IN THE DECLARATION OF TRUST
An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Declaration of Trust. A prospective investor and his or her advisers should carefully review the Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.
Shareholders; Additional Classes of Shares
Persons who purchase Shares will be Shareholders of the Fund. The Adviser may invest in the Fund as a Shareholder.
In addition, to the extent permitted by the 1940 Act and subject to the Fund’s exemptive relief from the SEC, the Fund reserves the right to issue additional classes of shares in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Shares offered in this Prospectus.
Each Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable.
All classes of Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights.
Anti-Takeover and Other Provisions
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to change the composition of the Board or convert the Fund to open-end
status. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office (i) at any meeting of Shareholders by a vote of not less than two-thirds
of the outstanding voting Shares or (ii) with or without cause at any time by written instrument signed by at least two-thirds
of the number of Trustees prior to such removal, specifying the date when such removal shall become effective. The Trustees may also fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee. The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the Shares of the Fund to approve, adopt or authorize an amendment to the Declaration of Trust that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the
By-Laws.
Upon the adoption of a proposal to convert the Fund from a
“closed-end
company” to an
“open-end
company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Declaration of Trust to permit such a conversion of the Fund’s outstanding Shares entitled to vote, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an
“open-end”
investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Fund and any national securities exchange.
Limitation of Liability; Indemnification
The Declaration of Trust provides that the Trustees and former Trustees of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the Trustees and former Trustees of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. Persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. The rights of indemnification and exculpation provided under the Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the Trustees and former Trustees of the Board, officers and former officers of the Fund, and the other persons

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entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Declaration of Trust to the fullest extent permitted by law.
Derivative Actions, Direct Actions and Exclusive Jurisdiction
The Declaration of Trust provides that a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit
demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; (ii) Shareholders eligible to bring such derivative action under the Delaware Statutory Trust Act (the “DSTA”) who hold at least ten percent (10%) of the outstanding Shares of the Fund or ten percent (10%) of the outstanding Shares of the Series or class to which such action relates, shall join in the request for the Trustees to commence such action; (iii) the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim (the Trustees may retain counsel or other advisors in considering the merits of the request and Shareholders making such request must reimburse the Fund for the expense of any such advisor if the Trustees determine not to take action); (iv) the Board may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue; and (v) any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. A Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Fund or such series or class joins in the bringing of such court action, proceeding or claim.
Further, to the fullest extent permitted by Delaware law, shareholders may not bring direct actions against the Fund and/or the Trustees, except to enforce their rights to vote or certain rights to distributions or books and records under the DSTA, in which case a Shareholder bringing such direct action must hold in the aggregate at least 10% of the Fund’s outstanding Shares (or at least 10% of the class to which the action relates) to join in the bringing of such direct action. Notwithstanding the foregoing, however, such provision shall not apply to any claims asserted under such U.S. federal securities law.
Under the Declaration of Trust, actions by Shareholders against the Fund asserting a claim governed by Delaware law or the Fund’s organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. This exclusive jurisdiction provision may make it more expensive for a Shareholder to bring a suit. Notwithstanding the foregoing, however, such provision shall not apply to any claims asserted under such U.S. federal securities law.
Amendment of the Declaration of Trust
The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required under 1940 Act or such an amendment would limit Shareholder rights, as discussed in the Declaration of Trust.
Term, Dissolution, and Liquidation
Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the classes of Shares of the Fund in accordance with the respective rights of such classes.

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MATERIAL US FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain material US federal income tax considerations applicable to the Fund and the purchase, ownership, and disposition of Shares in the Fund.
This discussion does not purport to be a complete description of the tax considerations applicable to the Fund or its Shareholders. In particular, this discussion does not address certain considerations that may be relevant to certain types of holders subject to special treatment under US federal income tax laws, including without limitation, tax-exempt
organizations, banks and other financial institutions, insurance companies, Shareholders that are classified as partnerships for US federal income tax purposes, real estate investment trusts, RICs, dealers in securities, traders in securities that elect to use a mark-to-market
method of accounting for securities holdings, pension plans and trusts, US Shareholders (as defined below) whose functional currency is not the US dollar, individuals who have ceased to be US citizens or to be taxed as residents of the United States, controlled foreign corporations (“CFCs”), passive foreign investment companies (“PFICs”), Shareholders that hold Shares in the Fund in connection with the conduct of a trade or business in the United States, individual
Non-US
Shareholders (as defined below) present in the United States for 183 days or more within a taxable year and Shareholders that hold Shares in the Fund as part of a straddle, hedging or conversion transaction. This discussion does not discuss any aspects of the US federal estate or gift tax, the US federal alternative minimum tax or any aspects of state, local or non-US
tax, nor does it discuss any tax consequences to persons required to accelerate the recognition of any item of gross income with respect to Shares in the Fund as a result of such income being recognized on an applicable financial statement. This discussion is limited to Shareholders that hold Shares in the Fund as capital assets (within the meaning of the Code) and does not address owners of a Shareholder. This discussion is based upon the present provisions of the Code, US Treasury regulations promulgated thereunder, published rulings and court decisions, all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought, and will not seek, any ruling from the IRS regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein.
For purposes of this discussion, a “US Shareholder” is a beneficial owner of Shares in the Fund that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for US federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust, if (i) it is subject to the primary supervision of a court in the United States and one or more US persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) it has made a valid election under applicable US Treasury regulations to be treated as a domestic trust for US federal income tax purposes; or

•	an estate, the income of which is subject to US federal income taxation regardless of its source.
For the purposes of this discussion, a
“Non-US
Shareholder” is a beneficial owner of Shares in the Fund, not classified as a partnership for US federal income tax purposes, that is not a US Shareholder and does not hold the Shares in connection with the conduct of a trade or business in the United States.
If a partnership (including an entity treated as a partnership for US federal income tax purposes) holds Shares in the Fund, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective investors that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the purchase, ownership and disposition of Shares in the Fund.
Tax matters are complicated, and the tax consequences to a Shareholder of an investment in Shares in the Fund will depend on the facts of such Shareholder’s particular situation. Shareholders are strongly encouraged to consult their own tax advisers regarding the US federal income tax consequences of the acquisition, ownership and disposition (including by reason of a repurchase) of Shares in the Fund, as well as the effect of state, local and non-US
tax laws, and the effect of any possible changes in tax laws.

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Qualification as a Regulated Investment Company
The Fund has elected to be treated, and intends to operate in a manner so as to qualify each taxable year thereafter, as a RIC under the Code. The Fund has made an election to be treated as a corporation for US federal income tax purposes in order to make a valid RIC election. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income
and asset diversification requirements (as described below). In addition, the Fund must distribute to Shareholders, for each taxable year, at least 90% of its “investment company taxable income” (as such term is defined in the Code, which generally is the Fund’s net ordinary taxable income and realized net short-term capital gain in excess of realized net long-term capital loss, determined without regard to the dividends paid deduction) (the “Annual Distribution Requirement”) for any taxable year.
To qualify as a RIC for US federal income tax purposes, the Fund generally must, among other things:

•	Elect to be treated and qualify as a registered management company under the 1940 Act at all times during each taxable year;

•
derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock, securities, or foreign currencies (including certain deemed inclusions) derived with respect to the Fund’s business of investing in such stock, securities, foreign currencies or other income, or (b) net income derived from an interest in a qualified publicly traded partnership (“QPTP”) (collectively, the “90% Gross Income Test”); and

•	diversify its holdings so that at the end of each quarter of the taxable year:

○
at least 50% of the value of its assets consists of cash, cash equivalents, US government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of that issuer; and

○
no more than 25% of the value of its assets is invested in the securities, other than US government securities or securities of other RICs, of (i) one issuer, (ii) or of two or more issuers that are controlled, as determined under the Code, by the Fund and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more QPTPs (collectively, the “Diversification Tests”).

An entity that is properly classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to US federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in entities that are treated as partnerships for US federal income tax purposes (other than certain publicly traded partnerships), or are otherwise disregarded as entities separate from the Fund for US federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. If the Fund does not receive sufficient information from such entities regarding their underlying investments and income realizations, the Fund risks failing to satisfy the 90% Gross Income Test and the Diversification Tests.
In order to meet the 90% Gross Income Test, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may be required to hold such investments through a subsidiary US or non-US
corporation (or other entity treated as such for US federal income tax purposes). In such a case, any income from such investments should not adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income may be subject to US or non-US
tax depending on the circumstances, which the Fund would indirectly bear through its ownership of such subsidiary corporation.
Further, for purposes of calculating the value of the Fund’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that

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are held by a member of the Fund’s “controlled group” must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.
Taxation as a Regulated Investment Company
If the Fund (i) qualifies as a RIC and (ii) satisfies the Annual Distribution Requirement, then the Fund will not be subject to US federal income tax on the portion of its investment company taxable income and net capital gain (realized net long-term capital gain in excess of realized net short-term capital loss) that the Fund timely distributes (or is deemed to timely distribute) to Shareholders. The Fund will be subject to US federal income tax at the regular corporate rate on any of its income or capital gains not distributed (or deemed distributed) to Shareholders. Notwithstanding this general treatment, the Fund generally would be subject to corporate-level US federal income tax on any amounts of
“built-in
gain” with respect to all or a portion of the Seed Assets to the extent acquired from a taxable corporation pursuant to the Reorganization and recognized during the five-year period beginning on the date of the Reorganization. None of the Seed Assets are expected to be treated as assets contributed with “built-in gain” from a taxable corporation, and consequently, the Fund is not expected to be subject to corporate-level tax on assets acquired in connection with the Reorganization.
If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (i) 98% of its “ordinary income” (as such term is defined in the Code) for the calendar year, (ii) 98.2% of its capital gain net income (i.e., the excess, if any, of the Fund’s capital gains over its capital losses) for the one-year
period ending on October 31 in that calendar year and (iii) any income realized, but not distributed, in the preceding years (to the extent that income tax was not imposed on such amounts) less certain excess distributions in prior years (together, the “Excise Tax Distribution Requirements”), the Fund will be subject to a nondeductible 4% US federal excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate-level US federal income tax for any taxable year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information from the Portfolio Funds, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it may owe the excise tax. In addition, the Fund may choose to retain its net capital gain or any investment company taxable income and pay the associated corporate-level US federal income tax and/or any applicable US federal excise tax thereon. In either event described in the preceding two sentences, the Fund will owe the excise tax only on the amount by which the Fund does not meet the Excise Tax Distribution Requirements.
The Fund may hold investments, either directly or indirectly, that require income to be included in investment company taxable income in a year prior to the year in which the Fund (or an underlying entity) actually receives a corresponding amount of cash in respect of such income. For example, if the Fund holds, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly, debt obligations that are treated under applicable US federal income tax rules as having original issue discount (“OID”) (such as debt instruments with “payment in kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated by an underlying entity, including as described below under “—Nature of the Fund’s
Investments—Non-US
investments, including PFICs and CFCs” and in certain situations where the Fund owns, directly or indirectly, an interest in a partnership that does not have a Section 754 election in effect.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s deductible expenses in a given year exceed its investment company taxable income, the Fund will have a net operating loss for that year. A RIC is not able to offset its investment company taxable income with net operating losses on either a carryforward or carryback basis, and net operating losses generally will not pass through to Shareholders. In addition, expenses may be used only to offset

10
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investment company taxable income and may not be used to offset net capital gain. A RIC may not use any net capital loss (i.e., realized capital losses in excess of realized capital gains) to offset its investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, a RIC’s deduction of net business interest expense generally is limited to 30% of its “adjusted taxable income” (as defined in the Code). It is not expected that any portion of any underwriting or similar fee will be deductible for US federal income tax purposes to the Fund or the Shareholders. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund may, for US federal income tax purposes, have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to Shareholders even if this income is greater than the aggregate net income the Fund actually earned during those years.
In order to enable the Fund to make distributions to Shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements in the event that the circumstances described in the preceding two paragraphs apply, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund may need to take out loans, or the Fund may need to forgo new investment opportunities or otherwise take actions that are disadvantageous to the Fund’s business (or be unable to take actions that are advantageous to its business). Even if the Fund is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the 1940 Act, the Fund generally is not permitted to make distributions to Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met.
If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the US federal income tax benefits applicable to RICs and, thus, become subject to a corporate-level US federal income tax on all of its net income (and any applicable state and local taxes). Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a C corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that such treatment as a C corporation for a particular year would be in the Fund’s best interest.
Failure to Qualify as a Regulated Investment Company
If the Fund, otherwise qualifying as a RIC, fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level US federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify
as a RIC, the Fund would generally be required to recognize gain to the extent of any unrealized appreciation in its assets unless the Fund elects to pay US corporate income tax on any such unrealized appreciation during the succeeding five-year period.
If the Fund fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to US federal income tax on all of its taxable income at the regular corporate US federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to Shareholders. Additionally, the Fund would not be able to deduct distributions to Shareholders, nor would distributions to Shareholders be required to be made for US federal income tax purposes. Any distributions the Fund makes generally would be taxable to Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the preferential rates applicable to qualified dividend income of individuals and other non-corporate
US Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, US Shareholders that are corporations for US federal income tax purposes would be eligible for the dividends received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s adjusted tax basis in its Shares, and any remaining distributions would be treated as capital gain.
The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year.
Nature of the Fund’s Investments
Certain of the Fund’s investment practices may be subject to special and complex US federal income tax provisions that may, among other things, (i) treat dividends that would otherwise constitute qualified dividend income as non-qualified
dividend income, (ii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iv) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is subject to additional limitations), (v) cause the Fund to recognize income or gain without receipt of a corresponding cash payment, (vi) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vii) adversely alter the characterization of certain complex financial transactions and (viii) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. The Fund intends to monitor its transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that the Fund will be eligible for any such tax elections or that any elections it makes will fully mitigate the effects of these provisions.
Unless otherwise indicated, references in this discussion to the Fund’s investments, activities, income, gain and loss, include both the Direct Investments, activities, income, gain and loss of the Fund, as well as those indirectly attributable to the Fund as a result of the Fund’s investment in any Portfolio Fund (or other entity) that is properly classified as a partnership or disregarded entity for US federal income tax purposes (and not as an association or publicly traded partnership taxable as a corporation).
A Portfolio Fund in which the Fund invests may face financial difficulties that require the Fund to work-out,
modify or otherwise restructure its investment in Portfolio Fund. Any such transaction could, depending upon the specific terms of the transaction, cause the Fund to recognize taxable income without a corresponding receipt of cash, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements or result in unusable capital losses and future non-cash
income. Any such transaction could also result in the Fund receiving assets that give rise to non-qualifying
income for purposes of the 90% Gross Income Test.
Securities and other financial assets
Gain or loss recognized by the Fund from securities and other financial assets acquired by it, as well as any loss attributable to the lapse of options, warrants, or other financial assets taxed as options generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Fund held a particular security or other financial asset.
Non-US
investments, including PFICs and CFCs
The Fund’s investment in
non-US
securities may be subject to
non-US
income, withholding and other taxes. Shareholders generally will not be entitled to claim a US foreign tax credit or deduction with respect to non-US
taxes paid by the Fund.
If the Fund purchases shares in a PFIC, the Fund may be subject to US federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to Shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in gross income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Any inclusions in the Fund’s gross income resulting from the QEF election will be considered qualifying income for the purposes of the 90% Gross Income Test. Alternatively, the Fund may elect to mark-to-market
at the end of each taxable year its shares in such PFIC, in which case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in its income. The Fund’s ability to make either election will depend on factors beyond the Fund’s control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Distribution Requirements. See “—Qualification as a Regulated Investment Company” above.
To the extent that the Fund holds more than 10% of the shares in a foreign corporation that is treated as a CFC, including to the extent that it holds certain of its investments through a subsidiary non-US
corporation, as discussed above, the Fund may be treated as receiving a deemed distribution of ordinary income each year from such foreign corporation in an amount equal to its pro rata share of the CFC’s income for the taxable year (including both ordinary income and capital gains), whether or not the CFC makes an actual distribution during such year. This deemed distribution is required to be included in the income of a United States shareholder of a CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or constructively) by United

States shareholders. A “United States shareholder,” for this purpose, is any US person that owns (directly, indirectly or constructively) 10% or more of the combined value or voting power of all classes of shares of a foreign corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC are “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.
Non-US
currency
The Fund’s functional currency for US federal income tax purposes is the US dollar. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the US dollar and the time it actually collects such income or pay such expenses or liabilities may be treated as ordinary income or loss by the Fund. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.
Taxation of US Shareholders
The following discussion generally describes certain material US federal income tax consequences of an investment in the Fund’s Shares beneficially owned by US Shareholders (as defined above).
Non-US
Shareholders should refer to “—Taxation of
Non-US
Shareholders” below. Whether an investment in the Fund is appropriate for a US Shareholder will depend upon that person’s particular circumstances. An investment in the Fund by a US Shareholder may have adverse tax consequences. US Shareholders should consult their own tax advisers about the US tax consequences of investing in the Fund.
The Fund ordinarily declares and pays dividends from its net investment income and distribute net realized capital gains, if any, once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of 1940 Act.
Distributions
A US Shareholder that receives a distribution from the Fund may be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the US Shareholder’s tax basis in the relevant Shares. A distribution paid out of the Fund’s current or accumulated earnings and profits (as determined for US federal income tax purposes), if any, generally will be treated as a dividend for US federal income tax purposes. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, would be treated as a non-taxable
return of capital to the extent, generally, of the US Shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the US Shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares and subject to tax in the manner described in “—Sales and other dispositions of Shares” below. If the tendering US Shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such US Shareholder’s remaining Shares.
Distributions by the Fund that are treated as dividends for US federal income tax purposes generally are taxable to US Shareholders as ordinary income or capital gains. Dividends paid in respect of the Fund’s “investment company taxable income” (as such term is defined in the Code) generally will be taxable as ordinary income to US Shareholders, whether paid in cash or reinvested in additional Shares. However, to the extent that a portion of the Fund’s investment company taxable income is attributable to dividends paid by US domestic corporations or certain qualified foreign corporations, US Shareholders that satisfy certain holding period requirements of the Code generally may treat a ratable portion of dividends from the Fund as qualifying for, in the case of a corporate US Shareholder, a 20% dividends received deduction or in the case of a non-corporate
US Shareholder, the preferential rates applicable to qualified dividend income. Dividends paid in respect of the Fund’s net capital gain (which generally is the Fund’s realized net long-term capital gain in excess of realized net short-term capital loss) that are properly reported by the Fund as “capital gain dividends” will be taxable to a US Shareholder as long-term capital gains that are currently taxable at reduced rates in the case of
non-corporate
taxpayers, regardless of the US Shareholder’s holding period in its Shares and regardless of whether paid in cash or reinvested in additional Shares.
The Fund generally expects to make distributions in cash but retains the discretionary ability to make distributions of securities in kind. Shareholders should consult their own tax advisers as to the possibility of the Fund distributing securities in kind, as well as the specific tax consequences of owning and disposing any securities actually distributed in kind by the Fund.
The Fund may retain some or all of its realized net long-term capital gain in excess of realized net short-term capital loss and designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, the Fund will pay tax on the retained amount and each Shareholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the Shareholder, and such Shareholder will be entitled to claim a credit equal to its allocable share of the tax paid thereon by the Fund for US federal income tax purposes. The amount of the deemed distribution net of such tax will be added to the Shareholder’s adjusted basis in its Shares. The amount of tax that individual Shareholders will be treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the US Shareholder’s other US federal income tax obligations or may be refunded to the extent it exceeds a US Shareholder’s liability for US federal income tax. A US Shareholder that is not subject to US federal income tax or otherwise required to file a US federal income tax return would be required to file a US federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that the Fund has paid. For US federal income tax purposes, the tax basis of Shares owned by a Shareholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Shareholder’s gross income over the tax deemed paid by the Shareholder as described in this paragraph. To utilize the deemed distribution approach, the Fund must provide written notice to Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.” The Fund may also make actual distributions to Shareholders of some or all of its net capital gain.
US Shareholders who have not
“opted-out”
of the Fund’s DRIP will have their cash dividends and distributions net of any applicable US federal withholding tax (including any amounts withheld for which a refund is available by filing a US federal income tax return) automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to US Shareholders. A US Shareholder will have an initial cost basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the US Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above NAV, in which case, the US Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the US Shareholder’s account.
In certain circumstances, the Fund may choose to pay a portion of a required dividend in Shares, rather than in cash, even to Shareholders that have
“opted-out”
of the Fund’s DRIP. If Shareholders in the aggregate have elected to receive an amount of cash greater than the amount of cash available for distribution to Shareholders in respect of a dividend, then each Shareholder who has elected to receive cash will receive a pro rata share of the cash and the rest of its distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares are substituted, and the Fund’s US Shareholders will be subject to US federal income tax on such amount as though they had received cash.
For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gains dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, a US Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Fund’s Shareholders on December 31 of the year in which the dividend was declared.
If a US Shareholder receives Shares in the Fund shortly before the record date of a distribution, the value of the Shares will include the value of the distribution and such US Shareholder will be subject to tax on the distribution even though it economically represents a return of its investment.
As soon as practicable after the end of each calendar year, the Fund will provide a statement on IRS Form
1099-DIV
(or successor form), identifying the amount and character (e.g., as ordinary dividend income, qualified dividend income or long-term capital gain) of the distributions includable in US Shareholders’ taxable income for such year. Distributions by the Fund out of current or accumulated earnings and profits also generally will not be eligible for the 20% pass through deduction under Section 199A of the Code. Distributions may also be subject to additional state, local and non-US
taxes depending on a US Shareholder’s particular situation.
Sales and other dispositions of Shares
A US Shareholder generally will recognize taxable gain or loss if the US Shareholder sells or otherwise disposes of its Shares in the Fund. The amount of gain or loss will be measured by the difference between a US Shareholder’s adjusted tax basis in the Shares sold, redeemed or otherwise disposed of and the amount realized. Any gain or loss arising from such sale or other disposition generally will be treated as long-term capital gain or loss if the US Shareholder held the Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or other disposition of the Fund’s Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares.
In general, US Shareholders that are individuals, trusts or estates are taxed at preferential rates on their net capital gain (which generally is realized net long-term capital gain in excess of realized net short-term capital loss). Such rates are lower than the maximum rate on ordinary income currently payable by individuals. Corporate US Shareholders currently are subject to US federal income tax on net capital gain and ordinary income at the same maximum rate. A non-corporate
US Shareholders with a net capital loss for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against its ordinary income each year; any net capital loss of a non-corporate
US Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate US Shareholders generally may not deduct any net capital loss for a year, but may carry back such losses for three years or carry forward such losses for five years.
Net investment income tax
Non-corporate
US Shareholders (other than certain trusts) are subject to an additional 3.8% surtax on the lesser of (i) the US Shareholder’s “net investment income” for a taxable year and (ii) the excess of the US Shareholder’s modified adjusted gross income for the taxable year over an applicable dollar threshold. In the case of an individual, this threshold is $200,000 (or $250,000 in the case of married individuals filing a joint US federal income tax return). In the case of a trust or estate, this threshold is the dollar amount at which the highest US federal income tax bracket applicable to trusts and estates begins for such taxable year. For these purposes, “net investment income” generally includes taxable distributions and deemed distributions paid with respect to Shares, and net gain attributable to the disposition of Shares (in each case, unless the Shares are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.
Backup withholding
The Fund may be required to withhold from all distributions and redemption proceeds payable to US Shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain US Shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s US federal income tax liability, provided the required information is timely furnished to the IRS.
Income from Repurchases of Shares
In General.
A US Shareholder that participates in a repurchase of Shares will, depending on such US Shareholder’s particular circumstances, and as set forth further under “Sale or Exchange Treatment” and “Distribution Treatment,” be treated either as realizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Under each of these approaches, a US Shareholder’s realized gain or income (if any) is calculated differently. Under the “sale or exchange” approach, a US Shareholder generally is allowed to recognize a taxable loss to the extent that the repurchase proceeds are less than the US Shareholder’s adjusted tax basis in the Shares tendered and repurchased.

Sale or Exchange Treatment.
In general, the tender and repurchase of Shares in the Fund should be treated as a sale or exchange of the Shares by a US Shareholder if the receipt of cash:

•	results in a “complete termination” of such US Shareholder’s ownership of Shares in the Fund;

•	results in a “substantially disproportionate” redemption with respect to such US Shareholder; or

•	is “not essentially equivalent to a dividend” with respect to the US Shareholder.
In applying each of the tests described above, a US Shareholder must take account of Shares that such US Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the US Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the US Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. US Shareholders should consult their tax advisers regarding the application of the constructive ownership rules to their particular circumstances.
A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the US Shareholder owns no Shares in the Fund, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the US Shareholder does not actually own any Shares in the Fund immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. US Shareholders wishing to satisfy the “complete termination” test through waiver of attribution should consult their tax advisers.
A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a US Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such US Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such US Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the US Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.
A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the US Shareholder’s proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund’s outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the US Shareholder’s relative interest in Shares of the Fund is minimal (e.g., less than 1%) and the US Shareholder does not exercise any control over or participate in the management of the Fund’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.
Substantially contemporaneous dispositions or acquisitions of Shares by a US Shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.
If a US Shareholder satisfies any of the tests described above, the US Shareholder will be treated as having engaged in a sale or exchange of the Shares and will be subject to US federal income tax in the manner described in “—Taxation of US Shareholders—Sales and other dispositions of Shares” above.
Distribution Treatment.
If a US Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the US Shareholder will be treated as having received a distribution from the Fund in an amount equal to the proceeds of the sale, which deemed distribution will be subject to US federal income tax in the manner described in “—Taxation of US Shareholders—Distributions” above.
If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a US Shareholder rather than as an exchange, the other Shareholders, including any non-tendering
Shareholders, could be deemed to have received a taxable stock distribution if such Shareholder’s interest in the Fund increases as a result of the repurchase. This deemed distribution would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a US Shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury regulations. All Shareholders are urged to consult their tax advisers about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.
Taxation of
Tax-Exempt
Investors
As a RIC, the Fund will be classified as a corporation for US federal income tax purposes. Under current law, amounts of income realized by the Fund that would be treated as unrelated business taxable income (“UBTI”) if realized by a tax-exempt
Shareholder directly generally will not be attributed to the Fund’s tax-exempt
Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt
Shareholder could realize UBTI by virtue of its investment in Shares if such tax-exempt
Shareholder borrows to acquire its Shares.
Taxation of
Non-US
Shareholders
The following discussion generally describes certain material US federal income tax consequences of an investment in the Fund’s Shares beneficially owned by
Non-US
Shareholders (as defined above). US Shareholders should refer to “—Taxation of US Shareholders” above. Whether an investment in the Fund is appropriate for a
Non-US
Shareholder will depend upon that person’s particular circumstances and an investment in the Fund may have adverse tax consequences for a
Non-US
Shareholder as compared to a direct investment in the assets in which the Fund will invest. Additionally, the tax consequences to a
Non-US
Shareholder entitled to claim the benefits of an applicable income tax treaty may differ from those described herein.
Non-US
Shareholders should consult their own tax advisers about the US federal income and withholding tax, and state, local and non-US
tax consequences of an investment in the Fund, including applicable tax reporting requirements.
Distributions from the Fund to a
Non-US
Shareholder (other than distributions of net capital gain, as discussed below) generally will be subject to US federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent they are treated as dividends paid from the Fund’s current or accumulated earnings and profits. However, properly-designated dividends received by a
Non-US
Shareholder generally are exempt from US federal withholding tax when they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s
US-source
interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income), or (ii) are paid in respect of the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year). In order to qualify for these exemptions from withholding, a
Non-US
Shareholder must comply with applicable certification requirements relating to its
Non-US
status (including, in general, furnishing an applicable IRS Form
W-8
or an acceptable substitute or successor form). In certain circumstances, it may not be possible to determine whether withholding is required on a particular distribution at the time the distribution is made, in which case the Fund may withhold from the distribution, and the
Non-US
Shareholder may be required to file a US federal income tax return in order to obtain a refund of any excess withholding, and the amount of any withholding will not be treated as reinvested. Also, in the case of Shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain.
Non-US
Shareholders should contact their tax advisers and intermediaries with respect to the application of these rules to their accounts.
Actual or deemed distributions of the Fund’s net capital gain to a
Non-US
Shareholder, and gains realized by a
Non-US
Shareholder upon the sale or other disposition of Shares, generally will not be subject to US federal income tax. If the Fund distributes its net capital gain in the form of deemed rather than actual distributions, a
Non-US
Shareholder will be entitled to a US federal income tax credit or tax refund equal to the
Non-US
Shareholder’s allocable share of the corporate-level tax the Fund pays on the amount of net capital gain deemed to have been distributed; however, in order to obtain the refund, the
Non-US
Shareholder must obtain a US taxpayer identification number and file a US federal income tax return even if the
Non-US
Shareholder would not otherwise be required to obtain a US taxpayer identification number or file a US federal income tax return.
A
Non-US
Shareholder that participates in a repurchase of Shares by the Fund will be subject to sale or exchange treatment or distribution treatment as determined under the rules described in “—Income from Repurchases of Shares” above. If sale or exchange treatment applies, a
Non-US
Shareholder generally will not be subject to US federal income tax on the repurchase of Shares by the Fund, as discussed above. If distribution treatment applies, proceeds from the repurchase of Shares by the Fund may be subject to US federal withholding tax under the rules described above.

A
Non-US
Shareholder may be subject to information reporting and backup withholding of US federal income tax on dividends unless the
Non-US
Shareholder provides the Fund or the Administrator with an applicable IRS Form
W-8
(or an acceptable substitute or successor form) or otherwise meets documentary evidence requirements for establishing that it is a
Non-US
Shareholder or otherwise establishes an exemption from backup withholding.
Additional Withholding Requirements
Under provisions added to the Code by the Foreign Account Tax Compliance Act (“FATCA”), a 30% US federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its US “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial
foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial US owners or provides the name, address and taxpayer identification number of each such substantial US owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial
foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their own tax advisers regarding FATCA and whether it may be relevant to an investment in the Fund.
Tax Shelter Reporting Regulations
Under US Treasury regulations, if a US Shareholder recognizes a loss with respect to Shares of the Fund in excess of $2 million or more for a non-corporate
US Shareholder or $10 million or more for a corporate US Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of “portfolio securities” in many cases are excepted from this reporting requirement, but, under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. US Shareholders should consult their tax adviser to determine the applicability of these regulations in light of their individual circumstances.
ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE US FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES, AND STATE, LOCAL AND
NON-US
TAX CONSEQUENCES, OF AN INVESTMENT IN SHARES IN THE FUND.

CUSTODIAN
State Street Bank and Trust Company serves as the custodian of the assets of the Fund (the “Custodian”) and may maintain custody of such assets with US and non-US
sub-custodians
(which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or US or non-US
sub-custodians
in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is One Congress Street, Boston, MA 02114.

ADMINISTRATION AND ACCOUNTING SERVICES
The Fund has entered into an Administration Agreement with State Street Bank and Trust Company under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s NAVs and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. In consideration for these services, the Fund pays the Administrator tiered fees based on the average monthly NAV of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account
or transactional fees. The administration fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund.
The Administrator’s principal business address is One Congress Street, Boston, MA 02114.

TRANSFER AGENT AND DIVIDEND PAYING AGENT
State Street Bank and Trust Company, whose principal business address is One Congress Street, Boston, MA 02114, serves as the Fund’s transfer agent with respect to the Shares.
State Street Bank and Trust Company serves as the Fund’s dividend paying agent.

FISCAL YEAR; REPORTS TO SHAREHOLDERS
The Fund’s fiscal year is the
12-month
period ending on March 31. The Fund’s taxable year is the
12-month
period ending on September 30.
The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by 1940 Act. Shareholders will also receive quarterly commentary regarding the Fund’s operations and investments.
The Fund will furnish to Shareholders as soon as practicable after the end of each taxable year information on Form
1099-DIV
to assist Shareholders in preparing their tax returns.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is 101 Seaport Boulevard, Boston, Massachusetts 02210.

LEGAL COUNSEL
Simpson Thacher & Bartlett LLP, 900 G Street, N.W., Washington, DC 20001, serves as legal counsel to the Fund. Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, DE 19801, serves as special Delaware counsel to the Fund. No attorney-client relationship exists, however, between Simpson Thacher & Bartlett LLP, or Richards, Layton & Finger, P.A., and any other person solely by reason of such other person investing in the Fund.

APPENDIX A—LIST OF PRIVATE INVESTMENTS
The following table sets forth certain unaudited information as of April 30, 2025 for each private investment of the Fund.
Fair Values as of April 30, 2025 represent fair value as determined in good faith using a valuation process consistent with the Fund’s valuation policy that has been reviewed and approved by the Board. For more information relating to the Fund’s investments, see the Fund’s financial statements included in the SAI.

Name	Strategy	Acquisition Date	Fair Value as of 4/30/2025
Berkshire Spectre Co-Investor, L.P.	Direct Investment	4/1/2025	10,728,701
Blackstone Aurelia Co-Invest (CYM) L.P.	Direct Investment	4/1/2025	7,164,410
Carlyle Excelsior Coinvestment, L.P.	Direct Investment	4/1/2025	7,237,984
CIMI Holdings L.P.	Direct Investment	4/1/2025	23,708,134
CIPS Holdings II L.P.	Direct Investment	4/1/2025	11,967,176
Compass Syndication L.P.	Direct Investment	4/1/2025	3,107,592
Cuppa Co-Investment L.P.	Direct Investment	4/1/2025	6,638,374
FH Sunrise Co-Investment I, LP	Direct Investment	4/1/2025	6,652,631
GC X Alpha Co-Invest, L.P.	Direct Investment	4/1/2025	3,424,230
GC XI Alpha Co-Invest, L.P.	Direct Investment	4/1/2025	3,288,700
Gloves Holdings, LP	Direct Investment	4/1/2025	10,931,023
Hg Vibranium Co-Invest LP	Direct Investment	4/1/2025	13,234,639
Home Service Holdings, LP	Direct Investment	4/1/2025	5,526,880
Jupiter Coinvestor L.P.	Direct Investment	4/1/2025	13,313,838
Jupiter Coinvestor II L.P.	Direct Investment	4/1/2025	1,598,552
Kelso X PIE Co-Investment, L.P.	Direct Investment	4/1/2025	8,378,786
Kelso X RSC Co-Investment, L.P.	Direct Investment	4/1/2025	25,249,352
KKR Azur Co-Invest L.P.	Direct Investment	4/1/2025	10,157,613
KKR Horizon Co-Invest L.P.	Direct Investment	4/1/2025	10,434,307
KKR Sansibar Co-Invest L.P.	Direct Investment	4/1/2025	17,468,804
KKR Tigereye Co-Invest L.P.	Direct Investment	4/1/2025	7,689,060
Knockout Co-Invest, L.P.	Direct Investment	4/1/2025	17,362,877
Magnesium Co-Invest SCSp	Direct Investment	4/1/2025	17,569,096
Minerva Partners, L.P.	Direct Investment	4/1/2025	15,760,420
Omnia Coinvest LP	Direct Investment	4/1/2025	7,540,814
Planet Co-Investor Holdings L.P.	Direct Investment	4/1/2025	9,820,959
Pyke Co-Investment Partners, L.P.	Direct Investment	4/1/2025	13,668,153
Silver Lake Strategic Investors VI, L.P.	Direct Investment	4/1/2025	9,028,434
SKCP V Sirona Co-Invest, L.P.	Direct Investment	4/1/2025	6,670,799
Dodge Construction Network Holdings, L.P.	Direct Investment	4/1/2025	2,499,121
STG AV, L.P.	Direct Investment	4/1/2025	5,050,890
Sunshine Co-Investment Partners, L.P.	Direct Investment	4/1/2025	14,531,422
TA NIPA Parent, LP	Direct Investment	4/1/2025	5,504,556
Titan Coinvestor L.P.	Direct Investment	4/1/2025	4,042,059
TPG IX Newark CI, L.P.	Direct Investment	4/1/2025	5,547,920
VCF Compass Co-Investor Holdings L.P.	Direct Investment	4/1/2025	6,995,066
VCF Compass Co-Investor Holdings II L.P.	Direct Investment	4/1/2025	921,460
Veritas Star Co-Investor Holdings L.P.	Direct Investment	4/1/2025	4,243,681
Well Coinvest LP	Direct Investment	4/1/2025	7,685,376
WP Digital Co-Invest, L.P.	Direct Investment	4/1/2025	10,656,336
WP Intrepid Co-Invest Holdings I, L.P.	Direct Investment	4/1/2025	21,867,840
Zephyr Partners I, L.P.	Direct Investment	4/1/2025	7,124,673

HARBOURVEST PRIVATE INVESTMENTS FUND
Class A Shares
Class D Shares
Class I Shares
PROSPECTUS
March 7, 2025, as revised June 9, 2025
All dealers that effect transactions in these Shares, whether or not participating in this offering, may be required to deliver a Prospectus.

HarbourVest Private Investments Fund
Class A Shares
Class D Shares
Class I Shares
March 7, 2025, as revised June 9, 2025
HarbourVest Private Investments Fund (the “Fund”) is a
non-diversified,
closed-end
management investment company with limited operating
history
. This Statement of Additional Information (“SAI”) relating to the Shares does not constitute a prospectus, but should be read in conjunction with the Prospectus relating thereto dated March 7, 2025. This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing Shares, and investors should obtain and read the Prospectus prior to purchasing such Shares. A copy of the Prospectus may be obtained without charge by calling 617-662-7100, by writing to the Fund at One Congress Street, Boston, MA 02114 or by visiting www.harbourvest.com. You may also obtain a copy of the Prospectus on the SEC’s website at http://www.sec.gov. Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.
References to the Investment Company Act of 1940, as amended (the “1940 Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the U.S. Securities and Exchange Commission (the “SEC”), SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action
or other relief or permission from the SEC, SEC staff or other authority.

i

ADDITIONAL INVESTMENT POLICIES
The investment objective and the principal investment strategies of the Fund, as well as the principal risks associated with such investment strategies, are set forth in the Prospectus. The following disclosure supplements the disclosure set forth under the captions “Investment Objective and Strategy” and “Risks” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters discussed. Prospective investors also should refer to “Investment Objective and Strategy” and “Risks” in the Prospectus for a complete presentation of the matters disclosed below.
Fundamental Policies
The following restrictions are the Fund’s only fundamental policies—that is, policies that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (a “1940 Act Vote”). For the purposes of the foregoing, a “majority of the Fund’s outstanding voting securities” means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions are not fundamental polices of the Fund and may be changed by the Fund’s Board without shareholder approval and on prior notice to Shareholders. If a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation. Under its fundamental restrictions:

1.
Underwriting
: The Fund may engage in the business of underwriting the securities of other issuers to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

2.
Lending
: The Fund may lend money or other assets to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

3.
Senior Securities
: The Fund may issue senior securities or borrow money to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

4.
Real Estate
: The Fund may purchase or sell real estate to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

5.
Commodities
: The Fund may purchase or sell commodities or contracts related to commodities to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

6.
Concentration
: Except as permitted by exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction, the Fund may not make any investment if, as a result, the Fund’s investments will be concentrated in any one industry or group of industries.

The following notations are not considered to be part of the Fund’s fundamental restrictions and are subject to change without shareholder approval.
With respect to the fundamental policy relating to underwriting set forth above, the 1940 Act does not prohibit a fund from engaging in the underwriting business or from underwriting the securities of other issuers. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the Securities Act. Under the Securities Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement

1

or prospectus. Securities purchased from an issuer and not registered for sale under the Securities Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the Securities Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. Although it is not believed that the application of the Securities Act provisions described above would cause the Fund to be engaged in the business of underwriting, the policy above will be interpreted not to prevent the Fund from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act.
With respect to the fundamental policy relating to lending set forth above, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of
their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) The Fund also will be permitted by this policy to make loans of money, including to other funds. The policy above will be interpreted not to prevent the Fund from purchasing or investing in debt obligations and loans. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans.
With respect to the fundamental policy relating to issuing senior securities set forth above, “senior securities” are defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.
With respect to the fundamental policy relating to borrowing money set forth above, the 1940 Act requires the Fund to maintain at all times an asset coverage of at least 300% of the amount of its borrowings. For the purpose of borrowing money, “asset coverage” means the ratio that the value of the Fund’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments may be considered to be borrowings and thus subject to the 1940 Act restrictions. On the other hand, certain practices and investments may involve leverage but are not considered to be borrowings under the 1940 Act, such as the purchasing of securities on a when-issued or delayed delivery basis, entering into reverse repurchase agreements, credit default swaps or futures contracts, engaging in short sales and writing options on portfolio securities, so long as the Fund complies with an applicable exemption in
Rule 18f-4.
Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of the Fund’s Shares to be more volatile than if the Fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the Fund may have to sell securities at a time and at a price that is unfavorable to the Fund. There also are costs associated with borrowing money, and these costs would offset and could eliminate the Fund’s net investment income in any given period. The policy above will be interpreted to permit the Fund to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.
With respect to the fundamental policy relating to real estate set forth above, the 1940 Act does not prohibit a fund from owning real estate. Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. The policy above will be interpreted not to prevent the Fund from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities.
With respect to the fundamental policy relating to commodities set forth above, the 1940 Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). If the Fund were to invest in a physical commodity or a physical commodity-related instrument, the Fund would

2

be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy above will be interpreted to permit investments in exchange traded funds that invest in physical and/or financial commodities.
With respect to the fundamental policy relating to concentration set forth above, the 1940 Act does not define what constitutes “concentration” in an industry or groups of industries. The SEC staff has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. A fund that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a fund that does not concentrate in an industry. The policy above will be interpreted to refer to concentration as that term may be interpreted from time to time. The policy also will be interpreted to permit investment without limit in the following: securities of the US government and its agencies or instrumentalities (including, for the avoidance of doubt, US agency mortgage-backed securities); securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; securities of foreign governments; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. There also will be no limit on investment in issuers domiciled in a single jurisdiction or country. Finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents. Each foreign government will be considered to be a member of a separate industry.
With respect to the Fund’s industry classifications, the Fund currently utilizes any one or more of the industry sub-classifications
used by one or more widely recognized market indexes or rating group indexes, and/or as defined by the Adviser. As of the date of this SAI, industry or group of industries is defined to mean those companies that are assigned the same sub-industry
classification under the Global Industry Classification Standard (GICS). Accordingly, the composition of an industry or group of industries may change from time to time. The policy also will be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries. The investment restrictions and other policies described herein do not apply to Portfolio Funds. The Fund will, however, consider the investments held by Portfolio Funds, to the extent known, in determining whether its investments are concentrated in any particular industry or groups of industries.
The Fund’s fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.
Non-Fundamental
Policies
The Fund’s investment objective is
non-fundamental
and may be changed with the approval of the Fund’s Board upon 60 days’ prior notice to Shareholders.
The Fund’s policy to invest, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in private investments (as defined in the Prospectus) is non-fundamental
and may be changed by the Fund’s Board, upon 60 days’ prior written notice to Shareholders. The Fund’s 80% policy is applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result in the change in the value of the Fund’s investments or due to the issuance or repurchase of Shares, will not require the Fund to dispose of an investment.

3

INVESTMENT PRACTICES, TECHNIQUES AND RISKS
The following information supplements the discussion of the Fund’s investment objective, policies, techniques and risks that are described in the Prospectus. The Fund may invest in the following instruments and use the following investment techniques, subject to any limitations set forth in the Prospectus. There is no guarantee the Fund will buy all of the types of securities or use any or all of the investment techniques described herein.
Cash Equivalents and Short-Term Debt Securities
. For temporary defensive purposes, the Fund may invest up to 100% of its assets in Liquid Assets, including cash equivalents and short-term debt securities. Short-term debt securities are defined to include, without limitation, the following:

•
US government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the US Treasury or by US government agencies or instrumentalities. US government securities include securities issued by: (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association, the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the US Treasury; (c) the Federal National Mortgage Association, the securities of which are supported by the discretionary authority of the US government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the US government provides financial support to such US government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The US government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

•
Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the Federal Deposit Insurance Corporation.

•	Repurchase agreements, which involve purchases of debt securities.

•
Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Adviser will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Yield and Ratings Risk.
The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody’s, S&P and Fitch represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, a rated security may cease to be rated. The Adviser will consider such an event in determining whether the Fund should continue to hold the security.
US Debt Securities Risk.
The Fund may have exposure to debt securities indirectly through investment vehicles. US debt securities generally involve lower levels of credit risk than other types of fixed income securities of similar maturities, although, as a result, the yields available from US debt securities are generally lower than the yields available from such other securities. Like other

4

fixed income securities, the values of US debt securities change as interest rates fluctuate. Any downgrades by rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs generally. These events could have significant adverse effects on the economy generally and could result in significant adverse impacts on securities issuers and the Fund. The Adviser cannot predict the effects of these or similar events in the future on the US economy and securities markets or on the Fund’s portfolio.
Corporate Bonds Risk.
The Fund may have exposure to corporate bonds indirectly through investment vehicles. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in the Prospectus in further detail, including under “—Fixed-Income Securities Risks—Credit Risk,” “—Fixed-Income Securities Risks—Interest Rate Risk,” and “—Fixed-Income Securities Risks—Prepayment Risk.” There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under “—
Below Investment Grade Securities Risk
.”
Below Investment Grade Securities Risk.
The Fund may have exposure to below investment grade securities indirectly through investment vehicles. The Fund may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.
Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in the Fund, both in the short-term and the long-term.
The prices of fixed-income securities generally are inversely related to interest rate changes; however, below investment grade securities historically have been somewhat less sensitive to interest rate changes than higher quality securities of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade
issuers and thus have a more significant effect on the value of some lower grade securities. In addition, the current low rate environment has expanded the historic universe of buyers of lower grade securities as traditional investment grade oriented investors have been forced to accept more risk in order to maintain income. As rates rise, these recent entrants to the low-grade
securities market may exit the market and reduce demand for lower grade securities, potentially resulting in greater price volatility.
The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Adviser also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not

5

been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities.
The Fund may invest in securities rated in the lower rating categories (rated as low as D, or unrated but judged to be of comparable quality by the Adviser). For these securities, the risks associated with below investment grade instruments are more pronounced.
Bank Loans Risk.
The Fund may have exposure to bank loans indirectly through investment vehicles. The market for bank loans may not be highly liquid and the Fund may have difficulty selling them. These investments are subject to both interest rate risk and credit risk, and the risk of non-payment
of scheduled interest or principal. These investments expose the Fund to the credit risk of both the financial institution and the underlying borrower.
Derivatives
. A derivative is generally a financial contract the value of which depends on, or is derived from, changes in the value of one or more “reference instruments,” such as underlying assets (including securities), reference rates, indices or events. Derivatives may relate to stocks, bonds, credit, interest rates, commodities, currencies or currency exchange rates, or related indices. A derivative may also contain leverage to magnify the exposure to the reference instrument. Derivatives may be traded on organized exchanges and/or through clearing organizations, or in private transactions with other parties in the over-the-counter
(“OTC”) market with a single dealer or a prime broker acting as an intermediary with respect to an executing dealer. Derivatives may be used for hedging purposes and non-hedging
(or speculative) purposes. Some derivatives require one or more parties to post “margin,” which means that a party must deposit assets with, or for the benefit of, a third party, such as a futures commission merchant, in order to initiate and maintain the derivatives position.
Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives may involve fees, commissions, or other costs that may reduce the Fund’s gains or exacerbate losses from the derivatives. Certain aspects of the regulatory treatment of derivative instruments, including federal income tax, are currently unclear and may be affected by changes in legislation, regulations, or other legally binding authority.
Derivatives involve risks different from the risks associated with investing directly in securities and other traditional investments. There are risks that apply generally to derivatives transactions, including:

•
Correlation risk, which is the risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. There are a number of factors which may prevent a derivative instrument from achieving the desired correlation (or inverse correlation) with an underlying asset, rate or index, such as the impact of fees, expenses and transaction costs, the timing of pricing, and disruptions or illiquidity in the markets for such derivative instrument.

•
Counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. Counterparty risk may arise because of market activities and developments, the counterparty’s financial condition (including financial difficulties, bankruptcy, or insolvency), or other reasons. Not all derivative transactions require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty. Counterparty risk is generally thought to be greater with OTC derivatives than with derivatives that are exchange traded or centrally cleared. However, derivatives that are traded on organized exchanges and/or through clearing organizations involve the possibility that the futures commission merchant or clearing organization will default in the performance of its obligations.

6

•	Credit risk, which is the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

•	Currency risk, which is the risk that changes in the exchange rate between two currencies will adversely affect the value (in US dollar terms) of an investment.

•
Illiquidity risk, which is the risk that certain securities or instruments may be difficult or impossible to sell at the time or at the price desired by the counterparty in connection with payments of margin, collateral, or settlement payments. There can be no assurance that the Fund will be able to unwind or offset a derivative at its desired price, in a secondary market or otherwise. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make daily cash payments of variation margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so.

•
Index risk, which is if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below the price that the Fund paid for such derivative.

•	Legal risk, which is the risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

•
Leverage risk, which is the risk that the Fund’s derivatives transactions can magnify the Fund’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

•
Market risk, which is the risk that changes in the value of one or more markets or changes with respect to the value of the underlying asset will adversely affect the value of a derivative. In the event of an adverse movement, the Fund may be required to pay substantial additional margin to maintain its position or the Fund’s returns may be adversely affected.

•	Operational risk, which is the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

•
Valuation risk, which is the risk that valuation sources for a derivative will not be readily available in the market. This is possible especially in times of market distress, since many market participants may be reluctant to purchase complex instruments or quote prices for them.

•	Volatility risk, which is the risk that the value of derivatives will fluctuate significantly within a short time period.
Ongoing changes to regulation of the derivatives markets and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.
The Fund relies on certain exemptions in Rule
18f-4
to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Under Rule
18f-4,

7

“derivatives transactions” include the following: (1) any swap, security-based swap, futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; and (3) if the Fund relies on the exemption in Rule
18f-4(d)(1)(ii),
reverse repurchase agreements and similar financing transactions. The Fund will rely on a separate exemption in Rule
18f-4(e)
when entering into unfunded commitment agreements (e.g., capital commitments to invest equity in Portfolio Funds that can be drawn at the discretion of the Portfolio Fund’s general partner). To rely on the unfunded commitment agreements exemption, the Fund must reasonably believe, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due. The Fund will rely on another exemption in Rule
18f-4(f)
when purchasing when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced
(“TBA”) commitments, and dollar rolls) and
non-standard
settlement cycle securities, if certain conditions are met. When the Fund enters into a secondary transaction to purchase interests in underlying Portfolio Funds, the Fund will treat the date of the transfer agreement to purchase the interest in a specific Portfolio Fund as the trade date for determining whether the purchase of the Portfolio Fund qualifies for the exemption for non-standard
settlement cycle securities transactions.
The Fund operates as a “limited derivatives user” for purposes of the derivatives transactions exemption in Rule
18f-4.
To qualify as a limited derivatives user, the Fund’s “derivatives exposure” is limited to 10% of its net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule
18f-4).
If the Fund fails to qualify as a “limited derivatives user” as defined in
Rule 18f-4
and seeks to enter into derivatives transactions, the Fund will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk
based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions.
Options
. The Fund may purchase put and call options on currencies or securities. A put option gives the purchaser the right to compel the writer of the option to purchase from the option holder an underlying currency or security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying currency or security covered by the option or its equivalent from the writer of the option at the stated exercise price. As a holder of a put option, the Fund will have the right to sell the currencies or securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the currencies or securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may seek to terminate its option positions prior to their expiration by entering into closing transactions. The ability of the Fund to enter into a closing sale transaction depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected when the Fund so desires.
The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.
Some, but not all, of the Fund’s options may be traded and listed on an exchange. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option at any particular time, and for some options no secondary market on an exchange or elsewhere may exist. If the Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.
Futures Contracts
. The Fund may enter into securities-related futures contracts, including security futures contracts. The Fund will not enter into futures contracts that are prohibited under the Commodity Exchange Act, as amended (the “CEA”), and will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date and underlying financial instrument. A security futures contract is a legally binding agreement between two parties to purchase or sell in the future a specific quantity of a security or of the component securities of a narrow-based security index, at a

8

certain price. A person who buys a security futures contract enters into a contract to purchase an underlying security and is said to be “long” the contract. A person who sells a security futures contract enters into a contract to sell the underlying security and is said to be “short” the contract. The price at which the contract trades (the “contract price”) is determined by relative buying and selling interest on a regulated exchange.
An open position, either a long or short position, is typically closed or liquidated by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. However, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the security futures contract or the underlying security; if trading is halted due to recent news events involving the issuer of the underlying security; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss. Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss or gain to the investor.
There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract position. The Fund would continue to be required to meet margin requirements until the position is closed, possibly resulting in a decline in the Fund’s NAV. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Security futures contracts that are not liquidated prior to expiration must be settled in accordance with the terms of the contract. Depending on the terms of the contract, some security futures contracts are settled by physical delivery of the underlying security. Settlement with physical delivery may involve additional costs. Depending on the terms of the contract, other security futures contracts are settled through cash settlement. In this case, the underlying security is not delivered. Instead, any positions in such security futures contracts that are open at the end of the last trading day are settled through a final cash payment based on a final settlement price determined by the exchange or clearing organization. Once this payment is made, neither party has any further obligations on the contract.
In addition, the value of a position in security futures contracts could be affected if trading is halted in either the security futures contract or the underlying security. In certain circumstances, regulated exchanges are required by law to halt trading in security futures contracts. The regulated exchanges may also have discretion under their rules to halt trading in other circumstances, such as when the exchange determines that the halt would be advisable in maintaining a fair and orderly market. A trading halt, either by a regulated exchange that trades security futures or an exchange trading the underlying security or instrument, could prevent the Fund from liquidating a position in security futures contracts in a timely manner, which could expose the Fund to a loss.
Each regulated exchange trading a security futures contract may also open and close for trading at different times than other regulated exchanges trading security futures contracts or markets trading the underlying security or securities. Trading in security futures contracts prior to the opening or after the close of the primary market for the underlying security may be less liquid than trading during regular market hours.
Swap Agreements
. The Fund may enter into swap agreements. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-US
currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and

9

more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.
Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of its Shares. The performance of swap agreements may be affected by a change in the specific interest rate, currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses.
Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, it is possible that the Fund may not be able to recover the money it expected to receive under the contract.
A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses. The use of swaps can cause the Fund to be subject to additional regulatory requirements, which may generate additional Fund expenses. The Fund monitors any swaps with a view towards ensuring that the Fund remains in compliance with all applicable regulatory, investment and tax requirements.
General Limitations on Certain Futures, Options and Swap Transactions
. The Adviser, with respect to the Fund, has filed a notice of eligibility for an exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”), which regulate trading in the futures markets. Pursuant to CFTC Regulation 4.5, the Adviser and the Fund expect not to be subject to regulation as a commodity pool or commodity pool operator under the CEA. If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.
Equity Securities
. Equity securities in which the Fund may invest include common stocks, preferred stocks, convertible securities and warrants. This may include the equity securities of private equity sponsors. Common stocks and preferred stocks represent shares of ownership in a corporation. Preferred stocks usually have specific dividends and rank after bonds and before common stock in claims on assets of the corporation should it be dissolved. Increases and decreases in earnings are usually reflected in a corporation’s stock price. Convertible securities are debt or preferred equity securities convertible into common stock. Usually, convertible securities pay dividends or interest at rates higher than common stock, but lower than other securities. Convertible securities usually participate to some extent in the appreciation or depreciation of the underlying stock into which they are convertible.
Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity characteristics), may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board and after the company makes required payments to holders of its bonds and other debt securities. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. Preferred shareholders may have certain rights if distributions are not paid but generally have no legal recourse against the issuer and may suffer a loss of value if distributions are not paid. Generally, preferred shareholders have no voting rights with respect to the issuer unless distributions to preferred shareholders have not been paid for a stated period, at which time the preferred shareholders may elect a number of Trustees to the issuer’s board. Generally, once all the distributions have been paid to preferred shareholders, the preferred shareholders no longer have voting rights.
Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their

10

holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. The Fund could lose the value of a warrant or right if the right to subscribe to additional shares is not exercised prior to the warrant’s or right’s expiration date. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.
Securities of other Investment Companies.
The Fund may invest, subject to applicable regulatory limits, in the securities of other investment companies, including open-end
management companies,
closed-end
management companies (including business development companies (“BDCs”)) and unit investment trusts. The Fund also may invest in ETFs, as described in additional detail under “ETFs and Other Exchange-Traded Investment Vehicles” below. Under the 1940 Act, subject to the Fund’s own more restrictive limitations, if any, the Fund’s investment in securities issued by other investment companies, subject to certain exceptions, currently is limited to: (1) 3% of the total voting stock of any one investment company; (2) 5% of the Fund’s total assets with respect to any one investment company; and (3) 10% of the Fund’s total assets in the aggregate (such limits do not apply to investments in money market funds). Exemptions in the 1940 Act or the rules thereunder may allow the Fund to invest in another investment company in excess of these limits. In particular,
Rule 12d1-4
under the 1940 Act allows the Fund to acquire the securities of another investment company, including ETFs, in excess of the limitations imposed by Section 12 of the 1940 Act, subject to certain limitations and conditions on the Fund and the Adviser, including limits on control and voting of acquired funds’ shares, evaluations and findings by the Adviser and limits on most three-tier fund structures.
When investing in the securities of other investment companies, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities. In addition, as a shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees and other operating expenses. Fees and expenses incurred indirectly by the Fund as a result of its investment in shares of one or more other investment companies generally are referred to as “acquired fund fees and expenses” and may appear as a separate line item in the Fund’s Prospectus fee table. For certain investment companies, such as BDCs, these expenses may be significant. In addition, the shares of closed-end
management companies may involve the payment of substantial premiums above, while the sale of such securities may be made at substantial discounts from, the value of such issuer’s portfolio securities. Historically, shares of closed-end
funds, including BDCs, have frequently traded at a discount to their NAV, which discounts have, on occasion, been substantial and lasted for sustained periods of time.
Certain money market funds that operate in accordance with
Rule 2a-7
under the 1940 Act float their NAV while others seek to reserve the value of investments at a stable NAV (typically $1.00 per share). An investment in a money market fund, even an investment in a fund seeking to maintain a stable NAV per share, is not guaranteed, and it is possible for the Fund to lose money by investing in these and other types of money market funds. If the liquidity of a money market fund’s portfolio deteriorates below certain levels, the money market fund may suspend redemptions (i.e., impose a redemption gate) and thereby prevent the Fund from selling its investment in the money market fund or impose a fee of up to 2% on amounts the Fund redeems from the money market fund (i.e., impose a liquidity fee).
ETFs and Other Exchange-Traded Investment Vehicles.
The Fund may invest, subject to applicable regulatory limits, in the securities of ETFs and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (collectively, “exchange-traded investment vehicles”). When investing in the securities of exchange-traded investment vehicles, the Fund will be indirectly exposed to all the risks of the portfolio securities or other financial instruments they hold. The performance of an exchange-traded investment vehicle will be reduced by transaction and other expenses, including fees paid by the exchange-traded investment vehicle to service providers. ETFs are investment companies that are registered as open-end
management companies or unit investment trusts. The limits that apply to the Fund’s investment in securities of other investment companies generally apply also to the Fund’s investment in securities of ETFs.
Shares of exchange-traded investment vehicles are listed and traded in the secondary market. Many exchange-traded investment vehicles are passively managed and seek to provide returns that track the price and yield performance of a particular index or otherwise provide exposure to an asset class (e.g., currencies or commodities). Although such exchange-traded investment vehicles may invest in other instruments, they largely hold the securities (e.g., common stocks) of the relevant index or financial instruments that provide exposure to the relevant asset class. The share price of an exchange-traded investment vehicle may not track its specified market index, if any, and may trade below its NAV. An active secondary market in the shares of an exchange-traded investment vehicle may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions, or other reasons. There can be no assurance that the shares of an exchange-traded investment vehicle will continue to be listed on an active exchange.

11

Publicly Traded Equity Securities Risk
Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. Common stocks of companies that operate in certain sectors or industries tend to experience greater volatility than companies that operate in other sectors or industries or the broader equity markets. For example, publicly traded equity securities of private equity funds and private equity firms tend to experience greater volatility than other companies in the financial services industry and the broader equity markets. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.
Private Investments in Public Equity.
The Fund may invest in securities issued in private investments in public equity transactions, commonly referred to as “PIPEs.” A PIPE investment involves the sale of equity securities, or securities convertible into equity securities, in a private placement transaction by an issuer that already has outstanding, publicly traded equity securities of the same class.
Shares acquired in PIPEs are commonly sold at a discount to the current market value per share of the issuer’s publicly traded securities. Securities acquired in PIPEs generally are not registered with the SEC until after a certain period of time from the date the private sale is completed, which may be months and perhaps longer. PIPEs may contain provisions that require the issuer to pay penalties to the holder if the securities are not registered within a specified period. Until the public registration process is completed, securities acquired in PIPEs are restricted and, like investments in other types of restricted securities, may be illiquid. Any number of factors may prevent or delay a proposed registration. Prior to or in the absence of registration, it may be possible for securities acquired in PIPEs to be resold in transactions exempt from registration under the Securities Act. There is no guarantee, however, that an active trading market for such securities will exist at the time of disposition, and the lack of such a market could hurt the market value of the Fund’s investments. Even if the securities acquired in PIPEs become registered, or the Fund is able to sell the securities through an exempt transaction, the Fund may not be able to sell all the securities it holds on short notice and the sale could impact the market price of the securities.
Other Publicly Listed Securities
. The Fund may make investments in publicly listed companies whose primary business is managing private investments and in publicly traded vehicles whose primary purpose is to invest in or lend capital to private investments.
Publicly traded private investments generally involve publicly listed companies that pursue the business of private equity investing, including listed private equity companies, listed funds of funds, BDCs, special purpose acquisition companies, alternative asset managers, holding companies, investment trusts, closed-end
funds, financial institutions and other vehicles whose primary purpose is to invest in, lend capital to or provide services to privately held companies.
Publicly traded private investment funds are typically regulated vehicles listed on a public stock exchange that invest in private markets transactions or funds. Such vehicles may take the form of corporations, BDCs, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, infrastructure, buyout or venture capital investments.
Publicly traded private investments may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Publicly traded private equity investments usually have an indefinite duration.

12

Publicly traded private investments occupies a small portion of the private investments universe, including only a few professional investors who focus on and actively trade such investments. As a result, relatively little market research is performed on publicly traded private markets companies, only limited public data may be available regarding these companies and their underlying investments, and market pricing may significantly deviate from published NAV. This can result in market inefficiencies and may offer opportunities to specialists that can value the underlying private investments.
Publicly traded private investments are typically liquid and capable of being traded daily, in contrast to direct investments and private equity funds, in which capital is subject to lengthy holding periods. Accordingly, publicly traded private investment transactions are significantly easier to execute than other types of private investments, giving investors an opportunity to adjust the investment level of their portfolios more efficiently.
Repurchase Agreements
. The Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. The Fund will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Adviser, present minimal credit risk. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited. The Adviser will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Adviser will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.
Reverse Repurchase Agreements
. The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to its investment restrictions. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. If the Fund enters in reverse repurchase agreements and similar financing transactions in reliance on the exemption in Rule
18f-4(d),
the Fund may either (i) maintain asset coverage of at least 300% with respect to such transactions and any other borrowings in the aggregate, or (ii) treat such transactions as “derivatives transactions” and comply with Rule
18f-4
with respect to such transactions. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.
If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.
Restricted Securities and Rule
 144A Securities
. The Fund may have exposure to “restricted securities,” which generally are securities that may be resold to the public only pursuant to an effective registration statement under the Securities Act or an exemption from registration. Regulation S under the Securities Act is an exemption from registration that permits, under certain circumstances, the resale of restricted securities in offshore transactions, subject to certain conditions, and Rule 144A under the Securities Act is an exemption that permits the resale of certain restricted securities to qualified institutional buyers. Since its adoption by the SEC in 1990, Rule 144A has facilitated trading of restricted securities among qualified institutional investors. To the extent restricted securities held by the Fund qualify under Rule 144A and an institutional market develops for those securities, the Fund expects that it will be able to dispose of the securities without registering the resale of such securities under the Securities Act. However, to the extent that a robust market for such 144A securities does not develop, or a market develops but experiences periods of illiquidity, investments in Rule 144A securities could increase the level of the Fund’s illiquidity.

13

Where an exemption from registration under the Securities Act is unavailable, or where an institutional market is limited, the Fund may, in certain circumstances, be permitted to require the issuer of restricted securities held by the Fund to file a registration statement to register the resale of such securities under the Securities Act. In such case, the Fund will typically be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Fund may be permitted to resell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, or the value of the security were to decline, the Fund might obtain a less favorable price than prevailed when it decided to sell. Restricted securities for which no market exists are priced by a method that the Portfolio Fund Managers believe accurately reflects fair value.
Emerging Markets Investments Risk.
The Fund may invest in
non-US
securities of issuers in
so-called
“emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets). Such investments are particularly speculative and entail all of the risks of investing in
Non-US
securities but to a heightened degree. “Emerging market” countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent
trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or US Governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property.
Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.
Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to US investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which US companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.
Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these capital markets will continue to present viable investment opportunities for the Fund.

14

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or US Governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost.
The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
PIK Instruments Risks.
The Fund’s investments may include original issue discount and payment-in-kind instruments.
To the extent that the Fund invests in original issue discount or payment-in-kind (“PIK”) instruments and the accretion of original issue discount or PIK interest income constitutes a portion of the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

•
the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

•
original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

•
an election to defer PIK interest payments by adding them to the principal on such instruments increases the Fund’s future investment income which increases the Fund’s net assets and, as such, increases the Adviser’s future management fees which, thus, increases the Adviser’s future incentive fees at a compounding rate;

•
market prices of PIK instruments and other zero coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•	even if the conditions for income accrual under US GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•
the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of the Fund’s investment company taxable income that may require cash distributions to Shareholders in order to maintain the Fund’s ability to be subject to tax as a RIC; and

•	original issue discount may create a risk of non-refundable cash payments to the Fund based on non-cash accruals that may never be realized.

15

MANAGEMENT OF THE FUND
Further Information Regarding Management of the Fund
Information regarding the Trustees and Officers of the Fund, including brief biographical information, is set forth below.
Board of Trustees
The Trustees of the Fund, their ages, addresses, positions held, lengths of time served, their principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by each Trustee and other Trusteeships, if any, held by the Trustees, are shown below. The Trustees have been divided into two groups—Interested Trustees and Independent Trustees. As set forth in the Fund’s Declaration of Trust, each Trustee’s term of office shall continue until his or her death, resignation or removal. The address of each Trustee is care of the Secretary of the Fund at One Lincoln Street, Suite 1700, Boston, MA 02111.

Name, Position(s) Held with Registrant and Year of Birth*	Length of Time Served	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee**	Other Directorships Held by Trustee During Past 5 Years
Independent Trustees
Jeffrey Christian 1961	Since inception	Partner, Barrington Partners (2019-Present)	1	None

Ruth Goodstein 1960	Since inception	Founding Partner, Lower Loop Partners, LLC (2025-Present); Chief Operating Officer, Macquarie Asset Management, Wealth Solutions (2022-2025); Chief Operating Officer, Central Park Group, LLC (2006-2022)	1	Director of 10 Central Park Group Funds (2006-2025); Independent Director, VistaOne, L.P (2025-Present)

Thomas Higgins 1957	Since inception	Principal & Fund Chief Financial Officer, The Vanguard Group, Inc. (1989-2020)	1	None

Interested Trustee***

Monique Austin 1978	Since inception	Managing Director, Head of Evergreen Solutions, HarbourVest Partners (January 2025-Present); Managing Director, Counsel, Harbourvest Partners (2020-2025)	1	None

*	Each of the Independent Trustees serves on the Board’s Audit and Nominating and Governance Committees.
**	“Fund Complex” comprises registered investment companies for which the Adviser or an affiliate of the Adviser serves as investment adviser.
***	“Interested person,” as defined in the 1940 Act, of the Fund.

16

Officers
Certain biographical and other information relating to the officers of the Fund who are not Trustees, is set forth below, including their ages, addresses, positions held, lengths of time served and their principal business occupations during the past five years.

Name, Position(s) held with Registrant, Year of Birth and Address*	Length of Time Served	Principal Occupation During Past 5 Years
Monique Austin Chief Executive Officer, Principal Executive Officer and President 1978	Since inception	Managing Director, Head of Evergreen Solutions, HarbourVest Partners (January 2025-Present); Managing Director, Counsel, Harbourvest Partners (2020-2025).

Peter Mahoney Chief Financial Officer and Principal Financial Officer 1974	Since inception	Managing Director, HarbourVest (2023-Present); Principal, Fund Officer, Vanguard (1997-2023).

Daniel Chisholm Chief Legal Officer and Secretary 1975	Since inception	Senior Vice President, Registered Funds Counsel, HarbourVest (2024-Present); Vice President, Associate General Counsel, Fidelity Investments (2006-2024).

Adam Freedman Chief Compliance Officer 1965	Since inception	Chief Compliance Officer, HarbourVest Partners (2022-Present); Chief Compliance Officer, Angelo Gordon & Co. L.P. (2012-2022).

Cyndi Strzyz Treasurer 1977	Since inception	Senior Vice President, Head of Client Operations New Business Implementation, HarbourVest (January 2025-Present); Senior Vice President, Senior Fund Controller, HarbourVest (2022-2024); Executive Director, JPMorgan Asset Management (2004-2022).

Eric Hutson Assistant Treasurer 1989	Since inception	Assistant Controller, HarbourVest (2024-Present); Audit Senior Manager/Manager, PricewaterhouseCoopers LLP (2020-2024).

*	The address of each officer is care of the Secretary of the Fund at One Lincoln Street, Suite 1700, Boston, MA 02111.
Biographical Information and Discussion of Experience and Qualifications of Trustees
The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this SAI, that each Trustee should serve as a Trustee of the Fund.
Independent Trustees
Jeffrey Christian
. Mr. Christian has been a Partner at Barrington Partners since 2019. Prior to joining Barrington Partners, from 2003 to 2017, Mr. Christian held several positions at Fidelity Investments, including as Senior Vice President & Deputy Treasurer and Senior Vice President, Accounting & Pricing. Prior to his time at Fidelity, Mr. Christian held various positions Scudder Investments, First National Bank of Boston and State Street Bank and Trust Company.
Ruth Goodstein
. Ms. Goodstein is the founding partner of Lower Loop Partners, LLC. Previously, Ms. Goodstein served as Chief Operating Officer of Macquarie Asset Management Wealth Solutions between 2022 and 2025. Ms. Goodstein joined Macquarie Asset Management as part of Macquarie’s 2022 acquisition of Central Park Group, where she was Chief Operating Officer. Ms. Goodstein has more than 25 years of experience in the financial services industry. Prior to joining Central Park Group in 2006, Ms. Goodstein served as chief operating officer of Robeco-Sage Capital, an institutional hedge fund-of-funds firm. Before that, she was a senior vice president in the UBS Financial Services Alternative Investment Group, where she was responsible for overseeing product development, product management, and marketing. Prior to UBS, Ms. Goodstein was associate general counsel at J.P. Morgan Investment Management. Previously, she worked in global compliance at Bankers Trust Company and as an attorney at Oppenheimer & Co. Ms. Goodstein began her career at the law firm of Goodkind, Wechsler, Labaton & Rudoff. Ms. Goodstein graduated from Cornell University and earned her juris doctor degree from Brooklyn Law School. Ms. Goodstein has served on several NASO District 10 Committees and has been a regular speaker at industry conferences.

17

Thomas Higgins
. Mr. Higgins brings extensive experience in audit, risk and control, fund accounting, financial reporting, fund tax, global investment operations, and fund compliance to the Fund. Mr. Higgins has over 30 years of experience in the financial services industry. Most recently, Mr. Higgins was the Principal and Fund Chief Financial Officer of The Vanguard Funds, responsible for the middle and back-office investment process for all of Vanguard’s mutual funds globally. In that role, Mr. Higgins certified the financial statements and, for U.S. domiciled funds, ensured compliance with the requirements under Sarbanes-Oxley. In addition, Mr. Higgins served as leader of fund accounting, fund administration, fund treasury, investment operations and investment data globally, including financial reporting, post-trade fund compliance, fund taxation, securities lending, bank relations and proxy voting. Prior to that, Mr. Higgins served as Vanguard’s internal audit director from 1993 to 1998, reporting directly to Vanguard’s Board of Directors. In that role, Mr. Higgins was responsible for financial, technical, and operational audits of all Vanguard departments and managed a risk-based approach to establishing Vanguard’s annual audit plan. Mr. Higgins also served on the Board and as CFO of Vanguard Investments Canada from 1998 to 2020. Mr. Higgins began his career at PricewaterhouseCoopers from 1979 to 1989 where he focused on investment management clients.
Interested Trustee
Monique Austin
. Ms. Austin leads HarbourVest’s Evergreen Solutions Team, which is focused on the growth, investment performance, and operations of HarbourVest’s evergreen products globally. Ms. Austin’s current role builds on the far-reaching breadth and depth of her expertise across HarbourVest’s business, from the investment solutions HarbourVest manages to the investment opportunities that fuel them and the operations that underpin them. Ms. Austin joined HarbourVest in 2012 as a lawyer, before quickly expanding upon this foundational discipline to support HarbourVest’s evolving business needs. She has played a transformative role in the growth and maturity of the firm’s custom solutions business. She has also had long-serving roles as advisor to HarbourVest’s Direct Investment Committee and Portfolio Construction Committee.
Trustee Share Ownership
For each Trustee, the dollar range of equity securities beneficially owned by the Trustee in the Fund and in the Family of Investment Companies Overseen by the Trustee as of December 31, 2024, is set forth in the table below.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees:
Jeffrey Christian	None	None
Ruth Goodstein	None	None
Thomas Higgins	None	None

Interested Trustee:
Monique Austin	None	None
As the Fund is newly-offered, as of February 28, 2025, none of the Trustees or officers of the Fund, as a group, owned any Shares of the Fund.
As to each Independent Trustee and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.

18

Trustee Compensation
Our Trustees who do not also serve in an executive officer capacity for us or the Adviser are entitled to receive annual cash retainer fees and annual fees for serving as a committee chairperson, each paid quarterly, and may be reimbursed for expenses incurred in connection with service as a Trustee. The following table sets forth the compensation to be paid to the Fund’s Independent Trustees for the Fund’s initial fiscal year. We will not pay compensation to our Trustees who also serve in an executive officer capacity for the Fund or the Adviser.

Name of Person, Position	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex
Independent Trustees
Jeffrey Christian	$65,000	$—	$—	$65,000
Ruth Goodstein	$65,000	$—	$—	$65,000
Thomas Higgins	$65,000	$—	$—	$65,000
Compensation of the Portfolio Managers
Compensation packages at HarbourVest are structured such that HarbourVest employees have a vested interest in the growth and continued success of the firm. A Portfolio Manager’s compensation is comprised of a competitive base salary, and a discretionary performance driven bonus based on firm, team and individual performance, paid annually. In addition, some employees may be eligible for other long-term reward programs. As part of HarbourVest’s efforts to attract and retain top tier talent in the market, HarbourVest participates in annual compensation surveys with other alternative asset management firms to ensure HarbourVest’s compensation remains competitive within the industry.
Other Accounts Managed by the Portfolio Managers
The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s primary portfolio managers and assets under
management in those accounts, as of December 31, 2024.

Type of Account	Number of Accounts Managed	Total Assets Managed ($mm)	Number of Accounts Managed for which Management Fee is Performance- Based	Assets Managed for which Management Fee is Performance- Based ($mm)
Drew Snow, CFA
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	1	$1,332	1	$1,332
Other Accounts	0	$0	0	$0

Gregory Stento
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	65	$78,094	62	$77,428
Other Accounts	173	$42,855	138	$36,069

John M. Toomey, Jr.
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	65	$78,094	62	$77,428
Other Accounts	173	$42,855	138	$36,069

Todd DeAngelo, CFA
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	1	$1,332	1	$1,332
Other Accounts	0	$0	0	$0
The table above reflects committed capital from limited partners or net subscriptions from investors and includes any general partner commitment, for all active funds / accounts managed by the Fund’s primary portfolio managers. Number of Accounts and Assets Managed exclude leverage, any funds / accounts that are in extension, liquidation, or fully liquidated.

19

As of March 31, 2025, none of the Fund’s primary portfolio managers owned Shares.
Codes of Ethics
The Fund, the Adviser and the Distributor, have each adopted a code of ethics pursuant to
Rule 17j-1
under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this Statement of Additional Information forms a part. In addition, the codes of ethics are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following
e-mail
address: publicinfo@sec.gov.
Proxy Voting Policies and Procedures
The Fund’s investments in Portfolio Funds do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals from the Portfolio Funds seeking the consent of or voting by holders, and may also vote on matters relating to the other investments held by the Fund, including registered equity securities that have been distributed in kind to the Fund by a Portfolio Fund. The Board has delegated to the Adviser proxy voting authority with respect to the Fund’s portfolio securities. The proxy voting policies and procedures of the Adviser are described below.
The Adviser’s policies and procedures are reasonably designed to ensure that the Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies. The Adviser will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.
Decisions on how to vote a proxy generally are made by the Adviser. The Adviser seeks to vote in a prudent and timely fashion and only after careful evaluation of any proposal presented on a proxy ballot. The Adviser intends to consider all factors it considers relevant, including, but not limited to, the implications of changes in corporate governance structures, adoption of, or amendments to, compensation plans and matters involving social issues or corporate responsibility. The Adviser seeks to avoid direct or indirect conflicts of interest raised by exercising its voting discretion and considers only those factors that relate to its client’s investment and its investment objectives, and may determine that abstaining on a proposal may be in the best interests of the Adviser’s client.
Information regarding how the Adviser voted proxies related to the Fund’s portfolio holdings during the
12-month
period ending June 30 will be available, without charge, upon request by calling 617-662-7100,
e-mailing complianceprogramgovernance@harbourvest.com,
and on the SEC’s website at www.sec.gov.

20

PORTFOLIO TRANSACTIONS
Investments that the Fund makes are generally investments in private companies or purchases in private placements and generally do not involve brokers. The Fund uses brokers to sell public stock received in the form of stock distributions from underlying partnerships, or received when a private company completes an initial public offering. In addition, the Fund uses brokers to sell interests in private funds.
Subject to policies established by the Fund’s Board, the Adviser is primarily responsible for the execution of any traded securities in the Fund’s portfolio and the Fund’s allocation of brokerage commissions. When selling securities, the Fund generally sells through a diversified group of brokers. Brokers are selected on the basis of best price and execution. Soft dollar arrangements are not utilized for this purpose.

21

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Shares by (i) “employee benefit plans” that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-US
or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code to which the provisions of Section 4975 of the Code are applicable (including, without limitation, “Keogh” plans and IRAs) and (c) entities whose underlying assets include the assets of any such employee benefit plan or plan described in clauses (a) and (b) above by reason of such an employee benefit plan’s or plan’s investment in the entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In considering an investment in the Shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt
prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt
prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Whether or not the underlying assets of the Fund were deemed to include “plan assets,” as described below, the acquisition and/or holding of the Shares by a Benefit Plan Investor with respect to which the Fund or the Adviser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Shares. These class exemptions include, without limitation, PTCE
84-14
respecting transactions determined by independent qualified professional asset managers, PTCE
90-1
respecting insurance company pooled separate accounts, PTCE
91-38
respecting bank collective investment funds, PTCE
95-60
respecting life insurance company general accounts and PTCE
96-23
respecting transactions determined by
in-house
asset managers. In addition, Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan Investor involved in the transaction and provided further that the Benefit Plan Investor pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Shares in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

22

Plan Assets
Under ERISA and the regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Assets Regulation) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors or that the entity is an “operating company,” each as defined in the Plan Assets Regulation.
Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Benefit Plan Investor investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any Benefit Plan Investor that becomes a Shareholder, solely as a result of the Benefit Plan Investor’s investment in the Fund.
Other Plans
Certain Plans, such as governmental plans and
non-US
plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the Shares should consult with their legal advisors regarding their proposed investment in the Shares.
Representation
By acceptance of the Shares, each purchaser and subsequent transferee of the Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Shares constitutes assets of any Plan or (ii) the purchase and holding of the Shares by such purchaser or transferee will not constitute a non-exempt
prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Other Plan Laws.
Reporting of Indirect Compensation
Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in the Prospectus of fees and compensation, including the Management Fee payable to the Adviser are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
The foregoing discussion of ERISA, the Code and Other Plan Law issues should not be construed as legal advice. Fiduciaries of Plans should consult their own legal advisors with respect to issues arising under ERISA, the Code and applicable Other Plan Laws make their own independent decision regarding an investment in the Fund. The foregoing discussion is general in nature and is not intended to be all-inclusive.
Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans that are not subject to Title I of ERISA or Section 4975 of the Code, such as governmental plans and non-US
plans, may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly such Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.

23

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
Shareholders who beneficially own more than 25% of the outstanding voting securities of the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act. As of February 28, 2025 the Fund had not commenced investment operations and the only Shares of the Fund were owned by an affiliate of the Adviser.

24

FINANCIAL STATEMENTS
Appendix A to this SAI provides financial information regarding the Fund. The Fund’s financial statements have been audited by PricewaterhouseCoopers LLP.

25

APPENDIX A – FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholder of HarbourVest Private Investments Fund
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of HarbourVest Private Investments Fund (the “Fund”) as of January 15, 2025, and the related statement of operations for the one day ended January 15, 2025, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of January 15, 2025, and the results of its operations for the one day ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Boston, Massachusetts
February 12, 2025
We have served as the auditor of the Fund since 2025.
PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210
T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us

A-1

HarbourVest Private Investments Fund
Statement of Assets and Liabilities
January 15, 2025

Assets:
Cash	$ 100,000
Deferred offering costs	398,192
Due from Adviser	2,905,793

Total Assets	3,403,985

Liabilities:
Due to Adviser	2,984,140
Accrued organizational costs	319,845

Total Liabilities	3,303,985

Net Assets	$ 100,000

Commitments and Contingencies (Note 3)

Components of net assets
Paid-in capital	100,000

Net Assets	$ 100,000

Net Asset Value Per Share
Class I:
Net assets applicable to 8,000 shares outstanding	$ 80,000
Net asset value per share	$ 10.00

Class A:
Net assets applicable to 1,000 shares outstanding	$10,000
Net asset value per share	$10.00

Class D:
Net assets applicable to 1,000 shares outstanding	$10,000
Net asset value per share	$10.00

The accompanying notes form an integral part of the financial statements.

HarbourVest Private Investments Fund
Statement of Operations
One Day Ended January 15, 2025

Expenses:
Organizational costs	$ 2,905,793

Less: Reimbursement by Adviser	(2,905,793)

Net Expenses	-

Net Increase (Decrease) in Net Assets from Operations	-

The accompanying notes form an integral part of the financial statements.

HarbourVest Private Investments Fund
Notes to the Financial Statements

1.	Organization
HarbourVest Private Investments Fund (the “Fund”) was organized as a Delaware statutory trust on April 5, 2024, registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified,
closed-end
management investment company. HarbourVest Registered Advisers L.P. (the “Adviser”), a subsidiary of HarbourVest Partners L.P. (“HarbourVest”), serves as the Fund’s investment adviser and is responsible for making investment decisions for the Fund’s portfolio. The Fund’s investment objective is to seek to generate long-term capital growth.
The Fund offers three separate classes of Shares designated as Class A, Class D and Class I Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.
The Fund will sell its Shares of beneficial interest (“Shares”) only to eligible investors that are both “accredited investors,” as defined in Section 501(a) of Regulation D under the Securities Act of 1933, as amended, and “qualified clients” as defined in
Rule 205-3 under
the Investment Advisers Act of 1940, as amended.
On January 6, 2025, the Fund was granted an exemptive order to permit the Fund to offer multiple classes of Shares. On January 15, 2025, the Fund issued 8,000 Class I Shares, 1,000 Class A Shares and 1,000 Class D Shares to HarbourVest, who is a related party of the fund.
The Fund has had no operations to date other than matters relating to its organization and to the initial issuance of Shares.

2.	Significant Accounting Policies
The financial statements are prepared in conformity with U.S. generally accepted accounting principles (“US GAAP”). The Fund is an investment company following the accounting and reporting guidance of the Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services – Investment Companies.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Cash
As of January 15, 2025, the Fund held deposits of $100,000 with State Street Bank and Trust Company (“State Street Bank”) the Fund’s custodian. At times, cash may exceed the insurance limit guaranteed by the Federal Deposit Insurance Corporation and could expose the Fund to credit risk.
Federal Income Taxes
The Fund intends to elect to be treated, and expects each year to qualify, as a regulated investment company (“RIC”) under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended. As such, the Fund generally will not be subject to U.S. federal corporate income tax, provided that it distributes substantially all of its net taxable income and gains each year.

If the Fund fails to qualify for or maintain RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions and adversely impact the Fund’s total return.
Expenses
Expenses are recognized on an accrual basis.
Organizational and Offering Costs
The Fund has incurred certain organizational and initial offering costs of $2,905,793 and $398,192 through January 15, 2025. Any organizational costs or offering costs incurred prior to the commencement of operations, have been and will continue to be paid by the Adviser. These costs will be reimbursed to the Adviser by the Fund, subject to recoupment in accordance with the Fund’s expense limitation agreement (the “Expense Limitation and Reimbursement Agreement”, as further discussed in Note 3) after the Fund commences operations. Organizational costs consist primarily of costs to establish the Fund and enable it to legally conduct business. The Fund expenses organizational costs as incurred. Offering costs consist primarily of legal fees in connection with the preparation of the initial registration statement and related filings. The Fund treats offering costs as deferred charges until the Fund commences operations and thereafter will amortize such costs into expense over a
12-month
period using the straight-line method.

3.	Investment Advisory and Other Expenses
Investment Management Fee
The Fund will pay the Adviser an investment management fee (the “Management Fee”) in consideration of the investment advisory and other services provided by the Adviser to the Fund. The Fund will pay the Adviser a quarterly Management Fee at an annual rate of 1.25% based on the Fund’s NAV calculated and accrued monthly as of the last day of each month. For purposes of determining the Management Fee payable to the Adviser, the Fund’s NAV will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Management Fee and Incentive Fee, and/or any distributions by the Fund. The Management Fee will be payable in arrears within 5 business days after the completion of the NAV computation for the quarter. On February 4, 2025, the Board of Trustees (the “Board”) of the Fund approved a form of management fee waiver in which the Adviser will contractually agree to waive its Management Fee through March 31, 2026.
Incentive Fee
At the end of each calendar quarter of the Fund, the Adviser will be entitled to receive an Incentive Fee equal to 12.5% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For the purposes of the Incentive Fee and Loss Recovery Account, the term “net profits” shall mean the amount by which (i) the sum of (A) the NAV of the Fund as of the end of such quarter, (B) the aggregate NAV of all Shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions accrued and/or paid in respect of the Fund during such quarter exceeds (ii) the sum of (X) the NAV of the Fund as of the beginning of such quarter and (Y) the aggregate NAV of Shares issued by the Fund during such quarter.
The Fund will maintain a Loss Recovery Account, which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. For purposes of the Loss Recovery Account, the term “net losses” shall mean the amount by which (i) the sum of (X) the NAV of the Fund as of the beginning of such quarter and (Y) the aggregate NAV of Shares issued by the Fund during such quarter exceeds (ii) the sum of (A) the NAV of the Fund as of the end of such quarter, (B) the aggregate NAV of all Shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions accrued and/or paid in respect of the Fund during such quarter.

Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares.
Expense Limitation Agreement
The Adviser is expected to enter into an Expense Limitation Agreement (“ELA”) with the Fund, wherein the Adviser has agreed to waive fees that it would otherwise be paid, and/or to reimburse expenses of the Fund ( a “Waiver”), if required to ensure certain annual operating expenses (excluding the Management Fee, Incentive Fee, any Distribution and Servicing Fee, interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, Shareholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including interest and structuring costs for borrowings and line(s) of credit) and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.75% per annum (the “Expense Cap”) of the Fund’s monthly net assets of each class of Shares.
For a period not to exceed three years from the date on which a Waiver is made or reimbursed, the Adviser may recoup amounts waived provided the repayments do not cause the Fund’s annual operating expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower.
The ELA will have a term ending one year from the date the Fund commences operations, with commencement anticipated to be April 1, 2025, and the Adviser may extend the term for a period of one year on an annual basis. The Adviser may not terminate the ELA during its initial one-year
term.
As of the date of these financials, the Adviser has waived organizational costs of $2,905,793 pursuant to the Expense Limitation Agreement.
Administration and Accounting Fees
The Fund expects to retain State Street Bank (the “Administrator”) to provide administrative and accounting services. In consideration for these services, the Fund will pay the Administrator tiered fees based on the net assets of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account or
transactional fees.
Transfer Agency Fees
State Street Bank (the “Transfer Agent”) serves as the Fund’s transfer agent with respect to Shares.
Distribution and Servicing Fees
The Fund has adopted a Distribution and Service Plan with respect to Class A and Class D Shares in compliance with Rule
12b-1
under the Investment Company Act. Under the Distribution and Service Plan, the Fund will be permitted to pay as compensation up to 0.75% and 0.25% on an annualized basis of the aggregate net assets of the Fund attributable to Class A and Class D Shares, respectively. Class I Shares are not subject to the Distribution and Servicing Plan.
Paralel Distributors LLC (the “Distributor”) acts as principal underwriter for the Fund’s Shares and acts as the agent of the Fund in connection with the continuous offering of shares of the Fund.
Custodian Fees
State Street Bank serves as the custodian for the Fund’s assets and is responsible for maintaining custody of the Fund’s assets.

4.	Capital Shares
Three separate classes of shares designated as Class A, Class D and Class I will be offered with an initial price of $10.00 per share. Shares will generally be offered for purchase as of the first business day of each calendar month at the NAV per share on that day. Fractions of Shares will be issued up to one one-thousandth
of a share.
Investors in Class A Shares may be charged a sales charge of up to 3.50% of the subscription amount. The sales load for Class A Shares will be deducted out of the Shareholder’s subscription amount and will not constitute part of such Shareholder’s capital contribution to the Fund or part of the assets of the Fund. No sales load may be charged without the consent of the Distributor.
Class A and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of .75% and .25%, respectively, based on the aggregate net assets of the Fund attributable to such class. Refer to footnote 3 for further detail.
Shares are being offered to investors that are U.S. persons for U.S. federal income tax purposes. In addition, the Fund may offer Shares to
non-U.S.
persons subject to the appropriate diligence by the Adviser and in compliance with applicable law. The qualifications required to invest in the Fund will appear in the subscription documents that must be completed by each prospective investor.
The minimum initial investment in the Fund by any investor is $50,000 with respect to Class A Shares and Class D Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the DRIP. Investors subscribing through a broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments are not less than $50,000 and incremental contributions are not less than $10,000.
No shareholder will have the right to require the Fund to redeem Shares. With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic offers from the Fund to repurchase Shares from shareholders.
To provide a limited degree of liquidity to shareholders, at the sole discretion of the Board, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by shareholders.
The Adviser anticipates recommending to the Board that, under normal market circumstances, the Fund conducts repurchase offers of no more than 5% of the Fund’s net assets on a quarterly basis. The Adviser currently expects to recommend to the Board that the Fund conducts its first repurchase offer following the second full quarter of Fund operations (or such earlier or later date as the Board may determine).

5.	Subsequent Events
In preparing these financial statements, management has evaluated subsequent events through the date of issuance. There have been no material events that would require disclosure in the Fund’s financial statements.